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                                                                    EXHIBIT 4(g)

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                                  CUMMINS INC.,
                                   as Issuer,

                                       and

                           BNY MIDWEST TRUST COMPANY,
                     as Trustee, Registrar and Paying Agent

                                   ----------

                                    INDENTURE

                          Dated as of November 20, 2002

                                   ----------

                          9 1/2% Senior Notes due 2010

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                                TABLE OF CONTENTS

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                                                                                                            PAGE
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................1
      SECTION 1.1.   Definitions...............................................................................1
      SECTION 1.2.   Other Definitions........................................................................34
      SECTION 1.3.   Incorporation by Reference of Trust Indenture Act........................................35
      SECTION 1.4.   Rules of Construction....................................................................35

ARTICLE II THE SECURITIES.....................................................................................36
      SECTION 2.1.   Form, Dating and Terms...................................................................36
      SECTION 2.2.   Execution and Authentication.............................................................41
      SECTION 2.3.   Registrar and Paying Agent...............................................................42
      SECTION 2.4.   Paying Agent To Hold Money in Trust......................................................43
      SECTION 2.5.   Securityholder Lists.....................................................................43
      SECTION 2.6.   Transfer and Exchange....................................................................43
      SECTION 2.7.   Form of Certificate to be Delivered in Connection with Transfers to Institutional
                       Accredited Investors...................................................................46
      SECTION 2.8.   Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                       Regulation S...........................................................................48
      SECTION 2.9.   Mutilated, Destroyed, Lost or Stolen Securities..........................................49
      SECTION 2.10.  Temporary Securities.....................................................................50
      SECTION 2.11.  Cancellation.............................................................................50
      SECTION 2.12.  Payment of Interest; Defaulted Interest..................................................51
      SECTION 2.13.  Computation of Interest..................................................................52
      SECTION 2.14.  CUSIP and ISIN Numbers...................................................................52

ARTICLE III COVENANTS.........................................................................................52
      SECTION 3.1.   Application of Certain Covenants.........................................................52
      SECTION 3.2.   Payment of Principal, Premium, if any, and Interest......................................53
      SECTION 3.3.   Maintenance of Office or Agency..........................................................53
      SECTION 3.4.   Money for Securities Payments to be Held in Trust;
                       Unclaimed Money........................................................................54
      SECTION 3.5.   Corporate Existence......................................................................55
      SECTION 3.6.   Reports by the Company...................................................................55
      SECTION 3.7.   Annual Certificate.......................................................................55
      SECTION 3.8.   Books of Record and Account..............................................................55
      SECTION 3.9.   Limitation on Liens......................................................................56
      SECTION 3.10.  Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.................57
      SECTION 3.11.  Limitation on Restricted Payments........................................................61
      SECTION 3.12.  Limitation on Certain Asset Dispositions.................................................65
      SECTION 3.13.  Limitation on Sale and Leaseback Transactions............................................67
      SECTION 3.14.  Limitation on Payment Restrictions Affecting Restricted Subsidiaries.....................68
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
      SECTION 3.15.  Limitation on Transactions with Affiliates...............................................69
      SECTION 3.16.  Future Guarantors........................................................................71
      SECTION 3.17.  Offer to Repurchase Upon a Change of Control.............................................71
      SECTION 3.18.  Payments for Consents....................................................................73
      SECTION 3.19.  Further Instruments and Acts.............................................................73

ARTICLE IV MERGER, CONSOLIDATION OR SALE BY THE COMPANY.......................................................73
      SECTION 4.1.   Merger, Consolidation, Etc...............................................................73

ARTICLE V REDEMPTION OF SECURITIES............................................................................75
      SECTION 5.1.   Applicability of Article.................................................................75
      SECTION 5.2.   Election to Redeem; Notice to Trustee....................................................75
      SECTION 5.3.   Selection of Securities to be Redeemed...................................................75
      SECTION 5.4.   Notice of Redemption.....................................................................75
      SECTION 5.5.   Deposit of Redemption Price..............................................................76
      SECTION 5.6.   Securities Payable on Redemption Date....................................................76
      SECTION 5.7.   Securities Redeemed in Part..............................................................77
      SECTION 5.8.   Optional Redemption......................................................................77

ARTICLE VI DEFAULTS AND REMEDIES..............................................................................77
      SECTION 6.1.   Events of Default........................................................................77
      SECTION 6.2.   Acceleration; Rescission and Annulment...................................................79
      SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by Trustee..........................79
      SECTION 6.4.   Trustee May File Proofs of Claim.........................................................80
      SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities..............................80
      SECTION 6.6.   Delay or Omission Not Waiver.............................................................80
      SECTION 6.7.   Waiver of Past Defaults..................................................................81
      SECTION 6.8.   Control by Majority......................................................................81
      SECTION 6.9.   Limitation on Suits by Holders...........................................................81
      SECTION 6.10.  Rights of Holders to Receive Payment.....................................................82
      SECTION 6.11.  Application of Money Collected...........................................................82
      SECTION 6.12.  Restoration of Rights and Remedies.......................................................82
      SECTION 6.13.  Rights and Remedies Cumulative...........................................................82
      SECTION 6.14.  Waiver of Usury, Stay or Extension Laws..................................................83
      SECTION 6.15.  Undertaking for Costs....................................................................83

ARTICLE VII TRUSTEE...........................................................................................83
      SECTION 7.1.   Certain Duties and Responsibilities of the Trustee.......................................83
      SECTION 7.2.   Rights of Trustee........................................................................84
      SECTION 7.3.   Trustee May Hold Securities..............................................................85
      SECTION 7.4.   Money Held in Trust......................................................................85
      SECTION 7.5.   Trustee's Disclaimer.....................................................................85
      SECTION 7.6.   Notice of Defaults.......................................................................85
      SECTION 7.7.   Reports by Trustee to Holders............................................................86
      SECTION 7.8.   Securityholder Lists.....................................................................86
      SECTION 7.9.   Compensation and Indemnity...............................................................86
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
      SECTION 7.10.  Replacement of Trustee...................................................................87
      SECTION 7.11.  Acceptance of Appointment by Successor...................................................88
      SECTION 7.12.  Eligibility; Disqualification............................................................89
      SECTION 7.13.  Merger, Conversion, Consolidation or Succession to Business..............................89
      SECTION 7.14.  Appointment of Authenticating Agent......................................................89

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE...............................................................91
      SECTION 8.1.   Termination of Company's Obligations Under this Indenture................................91
      SECTION 8.2.   Application of Trust Funds...............................................................92
      SECTION 8.3.   Company's Option to Effect Defeasance or Covenant Defeasance.............................92
      SECTION 8.4.   Defeasance and Discharge.................................................................92
      SECTION 8.5.   Covenant Defeasance......................................................................92
      SECTION 8.6.   Conditions to Defeasance or Covenant Defeasance..........................................93
      SECTION 8.7.   Deposited Money and U.S. Government Obligations to Be Held in Trust......................94
      SECTION 8.8.   Repayment to Company.....................................................................94
      SECTION 8.9.   Indemnity for U.S. Government Obligations................................................95
      SECTION 8.10.  Reinstatement............................................................................95

ARTICLE IX SUPPLEMENTAL INDENTURES............................................................................95
      SECTION 9.1.   Supplemental Indentures Without Consent of Holders.......................................95
      SECTION 9.2.   Supplemental Indentures with Consent of Holders..........................................96
      SECTION 9.3.   Compliance with Trust Indenture Act......................................................97
      SECTION 9.4.   Execution of Supplemental Indentures.....................................................97
      SECTION 9.5.   Effect of Supplemental Indentures........................................................97

ARTICLE X SUBSIDIARY GUARANTEES...............................................................................98
      SECTION 10.1.  Guarantees...............................................................................98
      SECTION 10.2.  Limitation on Liability..................................................................99
      SECTION 10.3.  Successors and Assigns...................................................................99
      SECTION 10.4.  No Waiver...............................................................................100
      SECTION 10.5.  Modification............................................................................100
      SECTION 10.6.  Release of Subsidiary Guarantor.........................................................100
      SECTION 10.7.  Contribution from Other Subsidiary Guarantors...........................................100

ARTICLE XI MISCELLANEOUS.....................................................................................101
      SECTION 11.1.  Trust Indenture Act Controls............................................................101
      SECTION 11.2.  Notices.................................................................................101
      SECTION 11.3.  Communication by Holders with other Holders.............................................102
      SECTION 11.4.  Certificate and Opinion as to Conditions Precedent......................................102
      SECTION 11.5.  Statements Required in Certificate or Opinion...........................................102
      SECTION 11.6.  When Securities Disregarded.............................................................102
      SECTION 11.7.  Rules by Trustee, Registrar and Paying Agents...........................................103
      SECTION 11.8.  Legal Holidays..........................................................................103
      SECTION 11.9.  GOVERNING LAW...........................................................................103
      SECTION 11.10. No Recourse Against Others..............................................................103
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
      SECTION 11.11. Successors..............................................................................103
      SECTION 11.12. Multiple Originals......................................................................103
      SECTION 11.13. Qualification of Indenture..............................................................103
      SECTION 11.14. Table of Contents; Headings.............................................................104
      SECTION 11.15. Separability............................................................................104
      SECTION 11.16. Benefits of Indenture...................................................................104
      Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited
                     Investors Pursuant to Section 2.7 of the Indenture.......................................13

EXHIBIT A  Form of the Initial Securities
EXHIBIT B  Form of the Exchange Securities

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          INDENTURE, dated as of November 20, 2002, between Cummins Inc., an
Indiana corporation (the "COMPANY"), and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "TRUSTEE"), registrar and paying agent.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Company's $250,000,000 9 1/2% Senior Notes due 2010 issued on the Issue Date (the "INITIAL SECURITIES"), (ii) if and when issued, additional 9 1/2% Notes due 2010 that may be offered from time to tiME subsequent to the Issue Date (the "ADDITIONAL SECURITIES"), (iii) if and when issued in exchange for, or upon registered resale of, Initial Securities or Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company's 9 1/2% Notes due 2010 (the "EXCHANGE SECURITIES"). The Initial SecuritieS, the Additional Securities and the Exchange Securities are collectively referred to herein as the "SECURITIES".

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.   DEFINITIONS.

     "1986 INDENTURE" means the indenture, dated as of March 1, 1986, between Cummins Engine Company, Inc. and The Chase Manhattan Bank (National Association), as trustee, as amended and supplemented from time to time.

     "ACQUIRED INDEBTEDNESS" of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

     "ADDITIONAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "AFFILIATE" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "AGENT" means any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

     "APPLICABLE PROCEDURES" means the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

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     "ASSET DISPOSITION" means any sale, transfer or other disposition
(including, without limitation, by merger, consolidation or Sale and Leaseback Transaction) of:

          (1) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares); or

          (2) property or assets of the Company or any of its Restricted Subsidiaries.

     Notwithstanding the foregoing, an Asset Disposition shall not include:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (2)  the sale of Cash Equivalents in the ordinary course of business;

          (3)  a disposition of inventory in the ordinary course of business;

          (4) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5)  transactions permitted under Section 4.1 hereof;

          (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary;

          (7) for purposes of Section 3.12 hereof only, the making of a Permitted Investment or a disposition subject to Section 3.11 hereof;

          (8) any sale, transfer or other disposition of defaulted receivables for collection;

          (9) sales or grants of licenses to use patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent such sale or grant does not prohibit the Company or any Restricted Subsidiary from using the intellectual property licensed, or require the Company or any Restricted Subsidiary to pay any fees for any such use;

          (10) the granting of any Lien in compliance with the terms of this Indenture (or foreclosure thereon);

          (11) sales of Receivables, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 90% of the fair market value thereof as determined in accordance with GAAP;

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          (12) transfers of Receivables, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction; and

          (13) any isolated sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve consideration in excess of $5.0 million.

     An "ASSOCIATE" of, or a Person "ASSOCIATED" with, any Person, means:

          (1) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

          (2) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "AUTHENTICATING AGENT" means any authenticating agent appointed by the Trustee pursuant to Section 7.14 hereof.

     "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

          (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

          (2)  the sum of all such payments.

     "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means a copy of a resolution of the Board of Directors of the Company or the equivalent body of any Restricted Subsidiary, as applicable, certified by the Secretary or an Assistant Secretary of the Company, or the equivalent officer of any Restricted Subsidiary, as applicable, to have been duly adopted by the Board of Directors of the Company or the Restricted Subsidiary, as applicable, and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

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     "BOOK-ENTRY INTEREST" means a depositary interest representing 100%
beneficial interest in a Global Security.

     "BUSINESS DAY," means a day (other than Saturday or Sunday) on which banks are not permitted or required to be closed in New York City.

     "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

     "CASH EQUIVALENTS" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (PROVIDED that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P or Moody's, and having combined capital and surplus in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
     (3) entered into with any bank meeting the qualifications specified in clause (3) above;

          (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

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          (6)  interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through
     (5) above.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

          (1) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding Voting Stock;

          (2) the following individuals cease for any reason to constitute more than two-thirds of the number of directors then serving on the Board of Directors of the Company: individuals who, on the Issue Date, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended;

          (3) the shareholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture);

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of all or substantially all of the assets of the Company, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the Company.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, and any successor thereto.

     "CODE" means the Internal Revenue Code of 1986, as amended.

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     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COMMON STOCK" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "COMPANY" means Cummins Inc., an Indiana corporation, or a successor corporation.

     "COMPANY ORDER" and "COMPANY REQUEST" mean, respectively, a written order or request signed in the name of the Company by an Officer, who must be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

     "CONSOLIDATED COVERAGE RATIO" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, PROVIDED, HOWEVER, that:

          (1)  if the Company or any Restricted Subsidiary:

               (a) has incurred any Indebtedness since the beginning of such four fiscal quarters that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); or

               (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such

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          period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

               (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

               (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of The Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

     "CONSOLIDATED EBITDA" for any period means, without duplication,

     (a) the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1)  Consolidated Interest Expense;

          (2)  Consolidated Income Taxes;

          (3)  consolidated depreciation expense;

          (4)  consolidated amortization of intangibles; and

          (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); minus

     (b)  all non-cash items increasing Consolidated Net Income for such period.

     "CONSOLIDATED INCOME TAXES" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, determined in accordance with GAAP, plus, to the extent not included in such interest expense:

          (1)  interest expense attributable to Capitalized Lease Obligations;

          (2)  amortization of debt discount;

          (3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (4)  the interest expense on Indebtedness of another Person that is
     (a) Guaranteed by such Person or one of its Restricted Subsidiaries or (b) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, in each case excluding interest expense on Indebtedness related to any Qualified Distributor Guarantee (other than to the extent that the interest expense with respect to any such Indebtedness relating to a Qualified Distributor Guarantee is reflected as interest expense on the consolidated financial statements of the Company in accordance with GAAP);

          (5) net costs associated with Hedging Obligations (including amortization of fees);

          (6) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

          (7) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis;

     PROVIDED, HOWEVER, that "Consolidated Interest Expense" shall not include interest expense attributable to the 6.25% notes due 2003 of the Company that will be repaid with a portion of the net proceeds from the offering of the Initial Securities.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Protection Agreements.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there will not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

               (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such

          Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

               (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business (PROVIDED that sales of equipment and related assets (including contract rights) or Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4)  any extraordinary gain or loss; and

          (5)  the cumulative effect of a change in accounting principles.

     "CONSOLIDATED NET TANGIBLE ASSETS" at any date means the total amount of assets which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, less the sum of the following items which would then also be so included in accordance with generally accepted accounting principles: (a) related depreciation, amortization and other valuation reserves, (b) Investments (less applicable reserves) in Subsidiaries that are not Restricted Subsidiaries,
(c) all treasury stock, goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (d) all liabilities and liability items of the Company and its Restricted Subsidiaries (including minority interests in Restricted Subsidiaries held by Persons other than the Company or Wholly Owned Subsidiaries) except (1) the reserves deducted as contemplated by clauses (a) and (b), (2) Funded Debt, (3) provisions for deferred income taxes and (4) capital stock, surplus and surplus reserves. For purposes of this definition only, "Restricted Subsidiaries" shall mean the Restricted Subsidiaries under clause (b) of the definition of "Restricted Subsidiaries," as of the Issue Date.

     "CORPORATE TRUST OFFICE" means the office of the Trustee in which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

     "CREDIT FACILITY" means the $385,000,000 Three Year Credit Agreement, dated as of November 5, 2002, among the Company, Cummins Engine Co. Ltd., Cummins Power Generation Ltd., New Age International Limited, the eligible subsidiaries referred to therein, the lenders party thereto, JPMorgan Chase Bank, as administrative agent and collateral agent, Citicorp USA, Inc., as syndication agent, Bank of America, N.A. and The Bank of Nova Scotia, as co-documentation agents, and J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as joint bookrunners and co-lead arrangers, as such Three Year Credit Agreement may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or indenture (and related document or instrument) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility; PROVIDED, that no amendment, restatement, supplement or other modification to such facility, or any refinancing of any borrowings or commitments under such facility, shall provide for the granting of a Lien other than as permitted by Section 3.9 hereof.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in currency values to or under which such Person is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means DTC, and its successors and assigns.

     "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Qualified Capital Stock of such Person) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

          (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature, or (b) on which there are no Securities outstanding, PROVIDED, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Stock; PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if (i) the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.12 and Section 3.17 hereof or
(ii) such repurchase complies with Section 3.11 hereof.

     "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.1 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

     "EXCHANGE SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "FUNDED DEBT" means, with respect to any Person (a) every obligation of such Person for money borrowed and every obligation of such Person secured by any Lien, mortgage, pledge or other security interest upon any property or asset of such Person (whether or not assumed by such Person), which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the time of the computation of the amount thereof, and which would appear as a liability (other than a current liability or a deferred item) on a statement of financial position of such Person in accordance with GAAP, (b) all obligations in respect of lease rentals which, under accounting principles generally accepted at the date of the 1986 Indenture, would be shown on a balance sheet of the obligor as a liability (other than a current liability or a deferred item) in accordance with GAAP, (c) all guarantees, direct or indirect, of any such Indebtedness or of any such obligations of others or of dividends, other than any guarantee in connection with the sale or discount by the Company or any Restricted Subsidiary of accounts receivable, trade acceptances and other paper arising in the ordinary course of business and (d) all outstanding Preferred Stock of any Restricted Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any; PROVIDED, HOWEVER, that the term "Funded Debt" shall not include (i) the guarantee by the Company of any Indebtedness of any Restricted Subsidiary permitted by this Indenture, (ii) the guarantee of bonds or Indebtedness of an industrial development or similar authority, if the Company or a Restricted Subsidiary is obligated, as part of the same series of transactions, to such authority with respect to a Capital Lease Obligation or installment purchase obligation which is Funded Debt, in the same principal amount, and with substantially the same payment terms, as such bonds or Indebtedness, (iii) the guarantee by the Company of Indebtedness of Persons other than Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of 5% of Consolidated Net Tangible Assets, (iv) Indebtedness of the Company to any Unrestricted Subsidiary to the extent an equal amount of Indebtedness of such Unrestricted Subsidiary is guaranteed by the Company and such guarantee is included as Funded Debt or (v) obligations and Indebtedness incurred and assumed by the Company in connection with the purchase or other acquisition of assets of independent distributors of products of the Company. The Company or any Restricted Subsidiary shall be deemed to have assumed Funded Debt (whether or not it has actually done so) secured by any mortgage, pledge, Lien, security interest or other encumbrance upon any of its property or assets. For purposes of this definition only, "Restricted Subsidiaries" and "Unrestricted Subsidiaries" shall have the meanings ascribed thereto in clause (b) of each of the respective definitions thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

     "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Agreement.

     "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered in a Security Register.

     "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), PROVIDED, that (1) the accrual or payment of interest or dividends (whether such interest or dividends are payable in cash or in kind), (2) the amortization of debt discount or the accretion of original issue discount and (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, in each case shall not be deemed an incurrence of Indebtedness, and PROVIDED, FURTHER, that:

          (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and

          (2) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

     "INDEBTEDNESS" means, with respect to any Person, at any date, any of the following, without duplication:

          (1) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, bond, debenture or similar instrument (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property, but excluding, in each case, trade accounts payable of such Person arising in the ordinary course of business;

          (2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable of such Person arising in the ordinary course of business;

          (3) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (4) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; PROVIDED, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;

          (5) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds;

          (6) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

          (7) all obligations under Currency Agreements and Interest Rate Protection Agreements; and

          (8) all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by such person.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall he determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

     "INDENTURE" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of the Securities established as contemplated hereunder.

     "INDIRECT PARTICIPANT" means a person who holds an interest through a Participant.

     "INITIAL GLOBAL SECURITIES" means the Regulation S Global Securities and the Rule 144A Global Securities, each of which contains a Restricted Securities Legend.

     "INITIAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "INTEREST", when used in this Indenture, includes additional interest which may be payable pursuant to a Registration Rights Agreement.

     "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

     "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in interest rates to or under which such Person is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

     "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that none of the following will be deemed to be an Investment:

          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

          (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Qualified Capital Stock of the Company.

     For purposes of Section 3.11 hereof,

          (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

     "INVESTMENT GRADE" means:

          (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB-; and

          (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

     "ISSUE DATE" means the date of this Indenture.

     "LIEN" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of

          (1) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or

          (2) accounts, general intangibles or chattel paper sold to the referent Person.

     "MATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries,

          (1) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or

          (2) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

     "MATURITY DATE" means December 1, 2010.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities and underwriters' discounts) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

          (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

          (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of Section 3.12 hereof; and

          (5) all distributions and other payments, made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S under the Securities Act.

     "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the Securities Register on the date of the Offer, offering to purchase up to the principal amount of the Securities in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "PURCHASE DATE") for purchase of such Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of this Indenture requiring the Offer to Purchase) (the "PURCHASE AMOUNT");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "PURCHASE PRICE");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (I) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (II) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security or Securities so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary.

     "OFFICER'S CERTIFICATE," when used with respect to the Company, means a certificate signed by an Officer who must be the Chairman of the Board, the Chief Executive Officer, the

President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company.

     "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Securities, or portions thereof, for whose payment or redemption money or U.S. Government Obligations, in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;

          (3) Securities, except to the extent provided in Sections 8.4 and 8.5 hereof, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article VIII hereof; and

          (4) Securities which have been paid pursuant to Section 2.12 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "PARTICIPANT" means, with respect to DTC, a Person who has an account with DTC.

     "PAYING AGENT" has the meaning provided in Section 2.3 hereof, except that, for the purposes of Article VIII, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

     "PERMITTED INVESTMENTS" means:

          (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (PROVIDED, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

          (2) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;

          (3) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million, maturing within one year of the date of purchase;

          (4) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

          (5)  an Investment in (a) the Company, (b) a Restricted Subsidiary or
     (c) a Person that will, upon the making of such Investment, either become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (6) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; PROVIDED, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

          (7) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

          (8) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture (including, without limitation, any Currency Agreement and any Interest Rate Protection Agreement otherwise permitted by this Indenture);

          (9) Investments received as consideration for an Asset Disposition in compliance with Section 3.12 hereof;

          (10) Investments for which the sole consideration provided is Qualified Capital Stock of the Company; PROVIDED, that the issuance of such Qualified Capital Stock is not included in the calculation set forth in clause (3) of the first paragraph of Section 3.11 hereof;

          (11) loans and advances to employees made (a) in the ordinary course of business or (b) pursuant to the Company's Key Employee Stock Investment Program (or any similar program or arrangement duly adopted by the Company to supplement or replace the Key Employee Stock Investment Program), in a manner consistent with past practice to the extent that the proceeds of such loan or advance under this clause (b) are used to purchase Qualified Capital Stock from the Company;

          (12) Investments outstanding on the Issue Date;

          (13) Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of such trade creditor, supplier or customer;

          (14) Investments in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (15) Investments in any Person to the extent that such Investments consist of lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

          (16) Investments to fund the working capital requirements of Permitted Joint Ventures and the Permitted Unrestricted Subsidiary in an aggregate amount not in excess of $100.0 million at any one time outstanding; and

          (17) Investments in any Person after the Issue Date in an aggregate amount not in excess of $20.0 million at any one time outstanding.

     "PERMITTED JOINT VENTURE" means any Person which is not a Restricted Subsidiary and which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

     "PERMITTED LIENS" mean:

          (1) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

          (2) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

          (3) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

          (4) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;

          (7) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date; PROVIDED, that

               (a) such Lien is created solely for the purpose of securing Indebtedness that is incurred in accordance with this Indenture to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

               (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost,

               (c) any such Lien shall not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than such item of property or assets and any improvements on such item and

               (d) the aggregate amount of Liens created pursuant to clause (7) of this definition and outstanding at any one time does not exceed 5% of Tangible Assets;

          (8) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary of the Company;

          (9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (10) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

          (11) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (12) Liens in favor of the Trustee arising under this Indenture;

          (13) Liens on property of any Subsidiary of the Company to secure Indebtedness for borrowed money owed to the Company;

          (14) Liens in favor of the Company or a Subsidiary Guarantor;

          (15) Liens existing on the Issue Date;

          (16) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

          (17) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under an Interest Rate Protection Agreement;

          (18) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

          (19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

          (20) Liens securing Indebtedness which is incurred to refinance Indebtedness which had been secured by a Lien or Liens permitted under
     Section 3.9 hereof and which is incurred in accordance with the provisions of Section 3.10 hereof; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

          (21) Liens granted in connection with any Qualified Securitization Transaction;

          (22) Liens to secure obligations arising under the Credit Facility; PROVIDED, that the aggregate amount of Indebtedness so secured pursuant to this clause (22) (including any guarantee with respect thereto) does not exceed $435.0 million at any one time outstanding;

          (23) Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent permitted by the Credit Facility;

          (24) Liens on current assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries incurred in the ordinary course of business for the purpose of financing working capital of Foreign Subsidiaries in an aggregate amount not to exceed $100.0 million at any one time outstanding;

          (25) Liens secured by property, plant and equipment granted in connection with any Qualified Distributor Guarantee in an aggregate amount not to exceed $90.0 million at any one time outstanding; and

          (26) other Liens on assets of the Company or any Restricted Subsidiary of the Company securing Indebtedness or other obligations to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $15.0 million.

     "PERMITTED SECURED DEBT" means Secured Debt secured by

          (1) mortgages on property, Capital Stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

          (2) mortgages on property existing at the time of acquisition thereof to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

          (3) mortgages on particular property, which is, in the opinion of the Board of Directors, substantially unimproved, to secure all or any part of the cost of improvements to such property or to secure any Indebtedness incurred to provide funds for such purpose;

          (4) mortgages which secure Indebtedness owing to the Company or to a Wholly Owned Subsidiary by a Subsidiary;

          (5) mortgages in favor of the United States of America or any State thereof, or any department, agency, or instrumentality or political subdivision thereof, partial, progress, advance or other payments pursuant to any contract or statute or to secure an Indebtedness or obligation incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such mortgages (including mortgages incurred in connection with pollution control, industrial revenue or similar financings); and

          (6) any extension, renewal or replacement (or successive extensions, renewal or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (5), inclusive, or of any Indebtedness secured thereby; PROVIDED, that such extension, renewal or replacement mortgage shall be limited to all or any part of the same property that secured the mortgage extended, renewed or replaced (plus improvements on such property).

          The terms "mortgage" or "mortgages" as used herein shall include pledges, Liens, encumbrances and security interests.

     "PERMITTED UNRESTRICTED SUBSIDIARY" means Universal Silencer, Inc., a Delaware corporation, and its successors.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or government or any agency or political subdivision thereof.

     "PLACE OF PAYMENT," when used with respect to the Securities, means the place or places where the principal of, premium, if any, and interest, if any, and any other payments on such Securities are payable as specified as contemplated by Section 2.3 hereof.

     "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

          (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

          (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

     "PREFERRED STOCK" means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "PRINCIPAL PROPERTY" means any manufacturing or research property, plant or facility of the Company or any Restricted Subsidiary except any property that the Board of Directors by resolutions declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

     "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock or convertible into or exchangeable or exercisable for Disqualified Stock.

     "QUALIFIED DISTRIBUTOR GUARANTEE" means any guarantee by the Company or any of its Subsidiaries with respect to, or the grant of any security interest in any asset or property of the

Company or any of its Subsidiaries in order to secure, any Indebtedness of a distributor of products of the Company or any of its Subsidiaries (other than distributors that are Affiliates of the Company), in each case to the extent the grant of any such guarantee or security interest is in the ordinary course of business of the Company or the applicable Subsidiary.

     "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

     "QIB" means any "qualified institutional buyer", as defined in Rule 144A under the Securities Act.

     "RATING AGENCY" means each of (1) S&P and (2) Moody's.

     "RECEIVABLES" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

     "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE," when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated November 20, 2002, as amended from time to time, between Salomon Smith Barney Inc. and the several other parties named therein as initial purchasers, as initial purchasers, and the Company, and with respect to any Additional Securities, one or more substantially similar registration rights agreements as may be entered into between the Company and the other parties thereto, as such agreement(s) may be amended from time to time.

     "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the date of this Indenture.

     "RELATED BUSINESS ASSETS" means assets used or useful in a Related
Business.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date if such Security were not redeemed. However, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

     "RESTRICTED SECURITIES LEGEND" means the legend set forth in clause (A) of
Section 2.1(c) hereof.

     "RESTRICTED SUBSIDIARY" means

          (a) any Subsidiary of the Company that is not an Unrestricted Subsidiary or

          (b) during such time as the Securities are rated Investment Grade by S&P and Moody's,

               (1)    any Subsidiary other than

                      (A) a Subsidiary substantially all the physical properties of which are located, or substantially all the business of which is carried on, outside the United States of America, its territories and possessions, or

                      (B) a Subsidiary the primary business of which consists of one or more of the following:

                      (i)     purchasing accounts receivable,

                      (ii) making loans secured by accounts receivable or inventories or otherwise providing credit,

                      (iii) making investments in real estate or providing services directly related thereto or otherwise engaging in the business of a finance or real estate investment company, or

                      (iv) leasing equipment, machinery, vehicles, rolling stock and other articles for use in the business of the Company, or

                      (C) the following Subsidiaries: Cal Disposition, Inc.; Cummins Americas, Inc.; Cummins Capital Trust I; Cummins Corporation; Cummins Engine Holding Co., Inc.; Cummins Engine Venture Corporation; Cummins Military Systems Company; Cummins Receivables Corp. Ltd.; Cummins Venture Corporation; Universal Silencer, Inc.; CBM Technologies Pty. Ltd.; CECO Diesel; Cummins Auto Services Ltd.; Cummins de Centro America Ltda.; Cummins Diesel Botswana Ltd.; Cummins Diesel Deutschland GmbH; Cummins Diesel FZE; Cummins Diesel Italia S.P.A.; Cummins Diesel Japan Ltd.; Cummins Diesel Limited; Cummins Diesel N.V.; Cummins Diesel Sales and Service (Korea) Ltd.; Cummins Diesel of South Africa (Pty.) Ltd.; Cummins Distributor Belgium S.A. N.V.; Cummins Engine (Beijing) Co., Ltd.; Cummins Engine (China) Investment Co. Ltd.; Cummins Engine Company Limited (NZ); Cummins Engine Company Pty. Limited; Cummins Engine Shanghai Services and Trading Co. Ltd.; Cummins Engine (Singapore) Pte. Ltd.; Cummins Hong Kong Ltd.; Cummins India Holdings Ltd.; Cummins Infotech Ltd.; Cummins Korea Ltd.; Cummins Power Generation Mali S.A.; Cummins Power Rent Comercio, Locacao, Ltd.; Cummins Power Rent (SEA) Pte. Ltd.; Cummins Power Service and Parts Corporation; Cummins Power Solutions Ltd.; Cummins Sales & Service Philippines, Inc.; Cummins Ten Holdings Ltd.; Cummins Xiangfan Machining Co. Ltd.; Cummins Zimbabwe Pvt. Ltd.; Diesel Recon de Mexico, S.A. de C.V.; Distribuidora Cummins Ltda. (Argentina); Distribuidora Cummins Sao Paulo Ltda.; Fleetguard Korea Ltd.; Fleetguard Nelson Brasil Comercial Ltda.; Fleetguard Nelson Mexico S. de R.L. de C.V.; FLNL Servicios S. de R.L. de C.V.; Nelson Burgess Ltd.; Nelson Engine Systems India Private Ltd.; Nelson Export Sales Corp.; Nelson Industries Europe GmbH; Nelson Muffler Canada, Inc.; No. 379 Taurus Ventures Ltd.; Northwest Dieselguard, Ltd.; Petbow Asia Pacific Pty. Ltd.; Shanghai Fleetguard International Trading Co.; Shenzhen Chongfa Cummins Co. Ltd.; Stamford Mexico, S. de R.L. de C.V.; Swagman Australia Pty. Ltd.; and Turbo Europa BV;

     and

               (2) any Subsidiary described in clauses (A), (B) and (C) of paragraph (b)(1) above which at the time of determination shall be a Restricted Subsidiary pursuant to designation by the board of Directors hereinafter provided for.

               For purposes of clause (b) hereof, the Company may by resolution of its Board of Directors designate any Restricted Subsidiary to be an Unrestricted Subsidiary, PROVIDED, that such Restricted Subsidiary does not own a Principal Property and, after giving effect thereto, such Restricted Subsidiary would be permitted to incur additional Funded Debt under paragraph (b) of Section 3.10 hereof, and may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. For purposes of clause (b) hereof, the Company may by resolution of its Board of Directors designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, PROVIDED, that such designation takes place not later than 90 days after such acquisition or formation.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "SECURED DEBT" means Indebtedness for money borrowed if such Indebtedness is secured by a mortgage, pledge, Lien, security interest or encumbrance on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary.

     "SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization
Subsidiary:

          (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

               (a) is guaranteed by the Company or any Restricted Subsidiary of the Company,

               (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

               (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than those of a Securitization Subsidiary), directly or indirectly, continently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

          (2) with which neither the Company nor any Restricted Subsidiary of the Company

               (a)    provides any credit support or

               (b) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated

          Person (other than, in the case of subclauses (a) and (b) of this clause (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

          (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

     "SECURITY REGISTER" means the register of Securities maintained by the Registrar pursuant to Section 2.3 hereof.

     "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

     "STATED MATURITY" means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

     "SUBSIDIARY" of any Person means

          (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or

          (2) any other Person in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

     "SUBSIDIARY GUARANTOR" means each Restricted Subsidiary of the Company that guarantees the Securities pursuant to Section 3.16 hereof.

     "TANGIBLE ASSETS" means total assets of the Company and its Restricted Subsidiaries, as reflected in accordance with GAAP on the face of the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recent fiscal quarter prior to such date for which financial statements are in existence, less goodwill, trade names, patents, organizational expenses and other like intangibles of the Company and its Restricted Subsidiaries.

     "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.3 hereof.

     "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

     "U.S. GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

     "UNITED STATES" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "UNRESTRICTED GLOBAL SECURITIES" means one or more Global Securities that do not and are not required to be bear the Restricted Securities Legend.

     "UNRESTRICTED SECURITIES" means the Securities that do not and are not required to bear the Restricted Securities Legend.

     "UNRESTRICTED SUBSIDIARY" means:

     (a)  (1)  Universal Silencer, Inc.;

          (2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (3)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; PROVIDED, that either

          (1) the Subsidiary to be so designated has total assets of $1,000 or less or

          (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 3.11 hereof to the extent then applicable.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under clause (a)(1) of Section 3.10 hereof and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions; or

     (b) during such time as the Securities are rated Investment Grade by S&P and Moody's, any Subsidiary which is not a Restricted Subsidiary.

     "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

     "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

     SECTION 1.2.   OTHER DEFINITIONS.

Term                                                          Defined in Section
----                                                          ------------------
"AFFILIATE TRANSACTION"...................................    3.15
"ASSET SALE OFFER TRIGGER DATE"...........................    3.12
"CHANGE OF CONTROL OFFER".................................    3.17
"CHANGE OF CONTROL PAYMENT"...............................    3.17
"CHANGE OF CONTROL PAYMENT DATE"..........................    3.17
"COVENANT DEFEASANCE".....................................    8.5
"DEFAULTED INTEREST"......................................    2.12
"DEFEASANCE"..............................................    8.4
"DEFINITIVE SECURITIES"...................................    2.1(a)
"EXCHANGE GLOBAL SECURITY"................................    2.1(a)
"GUARANTEED OBLIGATIONS"..................................    10.1
"GLOBAL SECURITIES".......................................    2.1(a)
"IAI CERTIFICATE".........................................    2.7
"IAI DEFINITIVE SECURITIES"...............................    2.1(a)
"IAIs"....................................................    2.1(a)
"IAI SECURITY"............................................    2.1(a)
"INITIAL PURCHASERS"......................................    2.1(a)
"INVESTMENT GRADE RATING EVENT"...........................    3.1
"LEGAL HOLIDAY"...........................................    11.8
"REGISTRAR"...............................................    2.3
"REGULATION S"............................................    2.1(a)

"REGULATION S CERTIFICATE"................................    2.8
"REGULATION S DEFINITIVE SECURITIES"......................    2.1(a)
"REGULATION S GLOBAL SECURITY"............................    2.1(a)
"REGULATION S SECURITY"...................................    2.1(a)
"RESALE RESTRICTION TERMINATION DATE".....................    2.6(a)
"RESTRICTED PAYMENT"......................................    3.11(a)
"RULE 144A"...............................................    2.1(a)
"RULE 144A DEFINITIVE SECURITIES".........................    2.1(a)
"RULE 144A GLOBAL SECURITY"...............................    2.1(a)
"RULE 144A SECURITY"......................................    2.1(a)
"SALE AND LEASEBACK TRANSACTION"..........................    3.13
"SEC".....................................................    3.6
"SPECIAL RECORD DATE".....................................    2.12(a)
"STANDARD NO. 76".........................................    8.8
"SUBSIDIARY GUARANTEE"....................................    3.16
"UNUTILIZED NET AVAILABLE PROCEEDS".......................    3.12

     SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by the Commission rules have the meanings assigned to them by such definitions.

     SECTION 1.4. RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d)  "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular; and

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

     SECTION 2.1.   FORM, DATING AND TERMS.

          (a) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated November 15, 2002, between Salomon Smith Barney Inc. and the several other initial purchasers named therein, as initial purchasers (collectively, the "INITIAL PURCHASERS") and the Company. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $250,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities. The Initial Securities and Additional Securities will be resold initially only to
(A) QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") and (B) Non-U.S. Persons in reliance on Regulation S under the Securities Act ("REGULATION S"). Such Initial Securities and Additional Securities may thereafter be transferred to, among others, QIBs, Non-U.S. Persons and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with the procedures set forth herein.

     Initial Securities and Additional Securities offered and sold to QIBs in the United States in reliance on Rule 144A (each, a "RULE 144A SECURITY") will be issued in the form of a global Security, without interest coupons, substantially in the form of EXHIBIT A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) hereof (a "RULE 144A GLOBAL SECURITY"), deposited with DTC (for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Securities representing the Initial Securities or Additional Securities may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

     Initial Securities and Additional Securities offered and sold outside the United States in reliance on Regulation S (each, a "REGULATION S SECURITY") will be issued in the form of a global Security, without interest coupons, substantially in the form set forth in EXHIBIT A hereto, including appropriate legends as set forth in Section 2.1(c) hereof (a "REGULATION S GLOBAL SECURITY"), deposited with DTC (for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Securities representing the Initial Securities or Additional Securities may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

     Securities that may be resold to IAIs in the United States (each, an "IAI SECURITY"), will be issued in the form of definitive fully registered Securities, without interest coupons, substantially in the form set forth in EXHIBIT A hereto, including appropriate legends as set forth in Section 2.1(c) hereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and delivered to the respective IAIs.

     Exchange Securities exchanged for interests in the Rule 144A Security, the Regulation S Security and the IAI Security, if any, will be issued in the form of a permanent global Security substantially in the form of EXHIBIT B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with DTC (for the benefit of its nominee), as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) hereof each, an "EXCHANGE GLOBAL SECURITY"). The Exchange Global Securities may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate amount of the Exchange Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary as hereinafter provided.

     Each Rule 144A Global Security, each Regulation S Global Security and each Exchange Global Security are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

     Securities issued pursuant to Section 2.1(d)(vii) hereof in exchange for or upon transfer of beneficial interests in a Global Security may be in the form of permanent certificated Securities, without interest coupons, in substantially the form set forth in EXHIBIT A or EXHIBIT B, as appropriate, including appropriate legends set forth in Section 2.1(c) hereof (the "DEFINITIVE SECURITIES"). Definitive Securities issued in exchange for beneficial interests in the Rule 144A Global Security are hereinafter referred to as "RULE 144A DEFINITIVE SECURITIES." Definitive Securities issued in exchange for beneficial interests in the Regulation S Global Security are hereinafter referred to as "REGULATION S DEFINITIVE SECURITIES." Definitive Securities issued to IAIs are hereinafter referred to as "IAI DEFINITIVE SECURITIES."

     The Securities may have notations, legends or endorsements required by law, stock ex-change rule or usage, in addition to those set forth on EXHIBITS A and B hereto and in Section 2.1(c) hereof. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in EXHIBITS A and B hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (b) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          (c) RESTRICTIVE LEGENDS. Unless and until (i) an Initial Security or an Additional Security is sold under an effective registration statement or (ii) an Initial Security or an Additional Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to a Registration Rights Agreement or a similar agreement,

          (A) each Rule 144A Global Security, each Regulation S Global Security and each IAI Security shall bear the following legend (the "RESTRICTED SECURITIES LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE

     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE", and

          (B) The Global Securities shall bear the following legend on the face thereof:

     "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d)  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

               (i) The Global Securities initially shall (A) be registered in the name of the Depositary or the nominee of such Depositary, (B) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, (C) bear the Global Security legends set forth in Section 2.1(c). The Depositary shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

               (ii) The Depositary or its nominee shall be the Holder of the Global Securities, and owners of beneficial interests in the Securities represented by the Global Securities shall hold such interest pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee.

               (iii) All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of such Global Security. The Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid.

               (iv) Unless and until it is exchanged in whole or in part for a Global Security in certificated form, a Global Security may not be transferred except as a whole by the Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

               (v) Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in Section 2.1(d)(vii), to receive physical delivery of physical Securities.

               (vi) Securities issued in exchange for a Global Security or any portion thereof pursuant to subsection (vii) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and delivery the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in Section 2.1(d)(vii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive form.

               (vii) Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, (A) if DTC notifies the Company that it is unwilling or unable to continue to act as a clearing agency for the Global Security or ceases to be a "Clearing Agency" registered under the Exchange Act or (B) if the Depositary or the owner of a Book-Entry Interest so requests such exchange in writing delivered through the applicable Depositary following an Event of Default. In connection with a transfer of an entire Global Security to beneficial owners pursuant to this subsection (vii), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the applicable Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount of Definitive Securities, as the case may be, of authorized denominations. Definitive Securities shall also be issued in exchange for interests in Global Securities in connection with resales of Initial Securities or Additional Securities to IAIs. Upon any issuance of Definitive Securities in respect of less than the entire principal amount of a Global Security, the Depositary shall decrease the aggregate principal amount of such Global Security by making appropriate notations in its records and on such Global Security so as to reflect a decrease equal to the principal amount of Definitive Securities issued in relation to the interests formerly represented by such Global Security.

               (viii) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

               (ix) Any Definitive Securities delivered in exchange for an interest in a Global Security pursuant to subsection (vii) above shall, except as otherwise provided in Section 2.6 hereof, bear the Restricted Securities Legend, unless such exchange is made on or after
          (A) an Initial Security or an Additional Security is sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement, (B) an Initial Security or an Additional Security is exchanged for an Exchange Security in the Exchange Offer under an effective registration statement, pursuant to the Registration Rights Agreement or (C) the Resale Restriction Termination Date.

          (e) DEFINITIVE SECURITIES. Except as provided in Section 2.1(d) hereof, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities.

     SECTION 2.2. EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

     A Security shall not be valid until an authorized signatory of the Trustee authenticates the Security manually or by facsimile. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. Securities shall be dated the date of their authentication.

     At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) the Initial Securities for issue on the Issue Date in an aggregate principal amount of $250,000,000, (2) the Additional Securities in an aggregate principal amount to be determined by the Company and (3) Exchange Securities for issue only in an Exchange Offer or registered resale, in each case pursuant to the Registration Rights Agreement, and only in exchange for the applicable Initial Securities or the Additional Securities, as the case may be, of the same series of an equal principal amount, in each case upon a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities are to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

     With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officer's Certificate, the following information:

          (i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

          (ii) the issue price and the issue date of the Additional Securities.

     All Securities issued under the Indenture (whether Initial Securities, Additional Securities or Exchange Securities) will be treated as a single series for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     In case the Company, pursuant to Article IV hereof, shall be consolidated or merged with or into any other Person or shall transfer or lease all or substantially all of its assets to any Person, and the successor Person formed by or surviving any such consolidation or any such merger, or to which such transfer or lease shall have been made, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV hereof, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 hereof in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

     SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and offices or agencies where Securities may be presented for payment (the "PAYING AGENTS"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars for the Securities. The Company shall cause the Registrar to maintain an office or agency in the Borough of Manhattan, the City of New York. The Company shall maintain a Paying Agent for the Securities in the Borough of Manhattan, the City of New York. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.9. The Company or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee in New York as the Paying Agent and Registrar for the Securities.

     SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest on any Security, the Company shall deposit with the Paying Agents a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

     SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6.   TRANSFER AND EXCHANGE.

          (a) The following provisions shall apply with respect to any proposed transfer of a Security (which is not an Exchange Security) or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

               (i) a transfer of a Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and

               (iii) a transfer of a Security or a beneficial interest therein to a Non-U.S. Person in reliance upon Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it.

          (b) ADJUSTMENTS TO PRINCIPAL AMOUNTS OF GLOBAL SECURITIES. Upon any transfer of an interest in a Regulation S Global Security for an interest in a Rule 144A Global Security, the aggregate principal amount of the Regulation S Global Security will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Rule 144A Global Security will be increased by a corresponding amount by adjustments made on the records maintained by the relevant Depositary. Upon any transfer of an interest in a Rule 144A Global Security for an interest in a Regulation S Global Security, the aggregate principal amount of the Rule 144A Global Security will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Regulation S Global Security will be increased by a corresponding amount by adjustments made on the records maintained by the relevant Depositary. Upon the transfer of Securities represented by a Global Security to an IAI, the aggregate principal amount of the relevant Global Security shall be decreased by an amount equal to the principal amount being transferred which shall be represented by newly issued Definitive Securities by adjustments made on the records maintained by the relevant Depositary. Upon the transfer of Definitive Securities by an IAI to a Person which is a QIB or Non-U.S. person wishing to have such Securities included in the relevant Global Security, such Definitive Securities shall be cancelled and the aggregate principal amount of the relevant Global Security shall be increased by an amount equal to the principal amount of the cancelled Definitive Securities by adjustments made on the records maintained by the relevant Depositary

          (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless such Securities are sold under an effective registration statement under the Securities Act or there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) REGISTRAR'S RECORDS. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
     Section 2.1 hereof or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

          (e)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
     SECURITIES.

               (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
          Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the request of the Registrar or any co-registrar.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer).

               (iii) A Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

               (iv) Prior to the due presentation for registration of transfer of any Security, the Company and the Trustee and each Paying Agent and Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agents, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (f) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, any Depositary or other Person with respect to the accuracy of the records of any Depositary or their nominees or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) or any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominees in the case of Global Securities). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among, participants, members or beneficial owners of the Depositary in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                 IAI CERTIFICATE

                                                                CUSIP __________
                                                                 ISIN __________

Cummins Inc.
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

               Re:    Cummins Inc.
                      9 1/2% SENIOR NOTES DUE 2010

Dear Sirs:

     This certificate is delivered to request a transfer of $___________ principal amount of the % Senior Notes due 2010 (the "notes") of Cummins Inc. (the "Company").

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     The undersigned Transferee represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of notes of $250,000 and we are acquiring the notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the notes and we invest in or purchase securities similar to the notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

     2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A ("QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such institutional "accredited investor," in each case in a minimum principal amount of notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the notes prior to the Resale Restriction Termination Date pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

     3. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Transferee:                                           Transferor:


By:                                                   By:
   -----------------------                               -----------------------


Date:                                                 Date:

     SECTION 2.8. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                            REGULATION S CERTIFICATE

                                                                 CUSIP _________
                                                                 ISIN __________

Cummins Inc.
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Administration

               Re:    Cummins Inc.
                      9 1/2% Senior Notes Due 2010

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $___________ principal amount of the % Senior Notes due 2010 (the "notes") of Cummins Inc. (the "Company").

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a) the offer of the Securities was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Transferor:


                                        By:
                                            ----------------------------


                                        Date:

     SECTION 2.9. MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Company or the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the

Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like class, tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.10. TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for such Definitive Securities of the same series upon surrender of such temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities of the same class. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

     SECTION 2.11. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration

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of transfer, exchange, payment or cancellation. The Company may not issue new
Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

     SECTION 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST. The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 hereof; PROVIDED, HOWEVER, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register and; PROVIDED, FURTHER, that all payments with respect to the Securities, the Holders of which have given wire transfer instructions to the Company and the Paying Agent prior to the applicable record date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 hereof.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for when the same becomes due and payable, shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such a Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) as to which the Defaulted Interest relates are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in

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Section 10.2 hereof, not less than 10 days prior to such Special Record Date.
Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of such Defaulted Interest to the Persons in whose names the Securities as to which the Defaulted Interest relates are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          (c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 2.13. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.14. CUSIP AND ISIN NUMBERS. The Company in issuing the Securities shall use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers for the Securities.

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.1.   APPLICATION OF CERTAIN COVENANTS. After such time as:

          (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies; and

          (2)  no Default under this Indenture has occurred and is continuing,

(all such events collectively constituting an "INVESTMENT GRADE RATING EVENT") the following agreements, covenants and definitions contained in this Indenture shall be suspended and shall not apply to the Company and its Restricted
Subsidiaries: Sections 3.11, 3.12, 3.14, 3.15, 3.16, 3.17, paragraph (a) of
Section 3.9, paragraph (a) of Section 3.10, paragraph (a) of Section 3.13,

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clause (3) of paragraph (a) of Section 4.1, paragraph (a) of the definition of
"Restricted Subsidiary" and paragraph (a) of the definition of "Unrestricted Subsidiary" (collectively, the "SUSPENDED PROVISIONS") and paragraph (b) of
Section 3.9, paragraph (b) of Section 3.10, paragraph (b) of Section 3.13, paragraph (b) of the definition of "Restricted Subsidiary" and paragraph (b) of the definition of "Unrestricted Subsidiary" shall become effective and apply to the Company and its Restricted Subsidiaries. Notwithstanding any of the foregoing, if the Securities later cease to have an Investment Grade rating by either or both Rating Agencies, all the Suspended Provisions shall again become effective and apply to the Company and its Restricted Subsidiaries and paragraph
(b) of Section 3.9, paragraph (b) of Section 3.10, paragraph (b) of Section 3.13, paragraph (b) of the definition of "Restricted Subsidiary" and paragraph
(b) of the definition of "Unrestricted Subsidiary" shall no longer be effective.

     A change in the rating on the Securities by either Rating Agency shall be deemed to have occurred on the date that such Rating Agency shall have publicly announced the change.

     SECTION 3.2. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Company will pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agents hold in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or such Paying Agents, as the case may be, are not prohibited from paying such money to the Securityholders on that date.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 3.3. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in each Place of Payment for the Securities an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such an office or agency of the Company as shall be the offices specified in Section 2.3 hereof. In addition, the Company may designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities for such purposes. The Company will give

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prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 3.4. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST; UNCLAIMED MONEY. If the Company should at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of, premium, if any, or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto sums sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company or any Subsidiary Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, unless otherwise required by certain provisions of applicable law; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agents with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agents, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, or cause to be mailed to such Holder,

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notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 3.5. CORPORATE EXISTENCE. Subject to Article IV hereof, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights; PROVIDED, HOWEVER, that the Company shall not be required to preserve any rights if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not materially disadvantageous to the Company and its Subsidiaries, taken as a whole.

     SECTION 3.6. REPORTS BY THE COMPANY. So long as any Security is outstanding, the Company will file with the Securities and Exchange Commission ("SEC") and, within 15 days after it files them with the SEC, file with the Trustee and mail or cause to be mailed to the Holders at their addresses as set forth in the Security Register, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a series of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Security Register.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder, PROVIDED that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder.

     SECTION 3.7. ANNUAL CERTIFICATE. The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture and stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

     SECTION 3.8. BOOKS OF RECORD AND ACCOUNT. The Company will keep proper books of record and account, either on a consolidated or individual basis. The Company shall cause its books of record and account to be examined either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company

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shall prepare its financial statements in accordance with generally accepted accounting principles as in effect from time to time.

     SECTION 3.9.   LIMITATION ON LIENS.

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Issue Date or acquired after the Issue Date, other than:

          (1) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is pari passu with the Securities; PROVIDED, that the Securities are secured on an equal and ratable basis with such Liens for so long as such Indebtedness shall be so secured;

          (2) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is subordinated to the Securities; PROVIDED, that the Securities are secured by Liens ranking prior to such Liens for so long as such Indebtedness shall be so secured;

          (3)  Permitted Liens; and

          (4) Liens in respect of Acquired Indebtedness permitted by this Indenture; PROVIDED, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness and such Liens and the Acquired Indebtedness were not incurred by the Company or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company, and PROVIDED, FURTHER, that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness.

     (b) In the event that paragraph (a) of this Section 3.9 no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances set forth in Section 3.1 hereof, except with respect to Indebtedness between the Company and any Restricted Subsidiaries, the Company will not, and will not permit Restricted Subsidiaries to, become liable for any Secured Debt other than Permitted Secured Debt without equally and ratably securing the Securities for so long as such Secured Debt shall be so secured. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without equally and ratably securing the Securities, become liable for Secured Debt, PROVIDED, that after giving effect thereto the aggregate amount of such Secured Debt then outstanding (not including Permitted Secured Debt) and the Attributable Indebtedness with respect to Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted under clauses (b)(1) through (4) and (6) of Section 3.13) at such time does not exceed 10% of Consolidated Net Tangible Assets.

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     SECTION 3.10.  LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
PREFERRED STOCK.

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, incur, directly or indirectly, any Indebtedness, and the Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock, except:

          (1) Indebtedness of the Company or a Subsidiary Guarantor, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Coverage Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.25 to 1.00;

          (2)  Indebtedness outstanding on the Issue Date;

          (3) Indebtedness under the Credit Facility of the Company, each Subsidiary Guarantor and the Restricted Subsidiaries of the Company that are parties thereto on the Issue Date in an amount not to exceed $385 million;

          (4) Indebtedness owed by the Company to any Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; PROVIDED, that if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, then such Indebtedness is expressly subordinated by its terms to the prior payment in full in cash of the Securities or the Subsidiary Guarantees, as the case may be; PROVIDED, FURTHER, that, upon either

               (a) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (4) to a Person other than the Company or another Restricted Subsidiary of the Company or

               (b) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of any Restricted Subsidiary that is the holder of any Indebtedness so permitted by this clause (4) to a Person other than the Company or another such Restricted Subsidiary of the Company as a result of which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, the provisions of this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (5) Indebtedness of the Company or its Restricted Subsidiaries under any Interest Rate Protection Agreement or Currency Agreement to the extent entered into in the ordinary course of business and not for the purpose of speculation;

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          (6)  Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with clause (1) above on the date such Indebtedness became Acquired Indebtedness;

          (7) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in response to worker's compensation claims, self-insurance or operating lease obligations;

          (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary of the Company;

          (9) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (10) Guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary could have incurred such Indebtedness pursuant to any other provision of this Section 3.10; PROVIDED, that Restricted Subsidiaries (as defined in paragraph (b) of the definition thereof) shall be permitted to guarantee Indebtedness under the Credit Facility;

          (11) Indebtedness of the Company and any Subsidiary Guarantor evidenced by the Initial Securities and the Exchange Securities and any Subsidiary Guarantee thereof;

          (12) Indebtedness incurred to renew, extend or refinance (collectively for purposes of this clause (12) to "refinance") any Indebtedness incurred pursuant to clauses (1), (2), (6) or (11) of paragraph (a) of this Section 3.10; PROVIDED, that:

               (a) such Indebtedness does not exceed the principal amount (or accreted amount, if less) of Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and

               (b) (I) in the case of any refinancing of Indebtedness that is pari passu with the Securities, such refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Securities, and, in the case of any refinancing of Indebtedness that is subordinate in right of payment to the Securities, such refinancing Indebtedness is subordinate in right of payment to the

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          Securities on terms no less favorable to the Holders than those contained in the Indebtedness being refinanced,

               (II) in either case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refinanced and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or any of its Restricted Subsidiaries) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 3.17 hereof or upon an asset sale pursuant to provisions substantially similar to those contained in Section 3.12 hereof and

               (III) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) may not be incurred to refinance any Indebtedness of the Company;

          (13) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

          (14) Preferred Stock of Restricted Subsidiaries issued to the Company or any of its Restricted Subsidiaries, PROVIDED, that, upon either

               (a) the transfer or other disposition by such Restricted Subsidiary or the Company of any Preferred Stock so permitted under this clause (14) to a Person other than the Company or another Restricted Subsidiary of the Company or

               (b) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of any Restricted Subsidiary that is the holder of any Preferred Stock so permitted under this clause (14) to a Person other than the Company or another Restricted Subsidiary of the Company as a result of which such Restricted Subsidiary ceases to be a Subsidiary of the Company, the provisions of this clause (14) shall no longer be applicable to such Preferred Stock and such Preferred Stock shall be deemed to have been issued at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (15) Indebtedness relating to any Qualified Securitization Transaction that is non recourse to the Company or any of its Restricted Subsidiaries in an amount which, together with any other Indebtedness incurred pursuant to this clause (15) (including any Indebtedness incurred to refinance any such Indebtedness) and outstanding on the date of such incurrence, has an aggregate principal amount not in excess of $200.0 million;

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          (16) Indebtedness incurred by Foreign Subsidiaries in the ordinary course of business for the purpose of financing working capital in an aggregate amount not to exceed $100.0 million at any one time outstanding;

          (17) Qualified Distributor Guarantees of the Company or a Subsidiary Guarantor in an aggregate principal amount not to exceed $110.0 million at any one time outstanding; and

          (18) Indebtedness of the Company or a Subsidiary Guarantor, not otherwise permitted to be incurred pursuant to clauses (1) through (17) of paragraph (a) of this Section 3.10, which, together with any other Indebtedness incurred pursuant to this clause (18), has an aggregate principal amount not in excess of $100.0 million at any time outstanding.

     Notwithstanding the foregoing, the Company will not permit any Restricted Subsidiary to become liable for any Funded Debt, unless after giving effect thereto the aggregate amount of Funded Debt of all Restricted Subsidiaries outstanding (not including Funded Debt owned by the Company or a Wholly Owned Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets. The provisions of the preceding sentence shall not prevent (1) any Restricted Subsidiary from becoming liable for any Funded Debt for the purpose of extending, renewing or refunding any Funded Debt of a Restricted Subsidiary then outstanding so long as the aggregate amount of the Funded Debt of all Restricted Subsidiaries then outstanding (other than Funded Debt owned by the Company or any Wholly Owned Subsidiary) is not thereby increased or (2) any Restricted Subsidiary from becoming liable for Funded Debt to the Company or a Wholly Owned Subsidiary. For purposes of the immediately two preceding sentences, Restricted Subsidiaries shall mean the Restricted Subsidiaries under clause (b) of the definition of "Restricted Subsidiaries".

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the

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maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     For purposes of determining compliance with paragraph (a) of this Section 3.10:

          (A) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of incurrence and will only be required to include the amount of type of such Indebtedness in one of the above clauses;

          (B) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

          (C) following the date of its incurrence, any Indebtedness originally classified as incurred under any of the clauses above (other than clauses
     (1), (2) and (3)) may later be classified by the Company such that it will be deemed as having been incurred pursuant to any other clauses, to the extent that such reclassified Indebtedness could be incurred under such new clause at the time of such reclassification.

     Notwithstanding the foregoing, (A) Indebtedness incurred under clause (3) of this paragraph (a) of this Section 3.10 shall always be deemed to be incurred under that clause and (B) Indebtedness of the nature described in clauses (16) and (17) outstanding on the Issue Date shall be deemed to be incurred immediately after the Issue Date under such clauses and not under clause (2) of paragraph (a) of this Section 3.10.

          (b) In the event that paragraph (a) of this Section 3.10 no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances set forth in Section 3.1 hereof, the Company will not permit any Restricted Subsidiary to become liable for any Funded Debt unless immediately thereafter the aggregate amount of the Funded Debt of all Restricted Subsidiaries (other than Funded Debt owned by the Company or a Wholly Owned Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets. The provisions of this paragraph (b) shall not prevent (1) any Restricted Subsidiary from becoming liable for any Funded Debt for the purpose of extending, renewing or refunding any Funded Debt of a Restricted Subsidiary then outstanding so long as the aggregate amount of the Funded Debt of all Restricted Subsidiaries then outstanding (other than Funded Debt owned by the Company or any Wholly Owned Subsidiary) is not thereby increased or (2) any Restricted Subsidiary from becoming liable for Funded Debt to the Company or a Wholly Owned Subsidiary.

     SECTION 3.11. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to directly or indirectly:

          (A) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital

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     Stock or to the holders thereof in their capacity as stockholders, excluding any (a) dividend or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire its Qualified Capital Stock, (b) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company and (c) pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of the Restricted Subsidiary that is an entity other than a corporation);

          (B) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock, or any securities convertible or exchangeable into shares of Capital Stock, of the Company that are held by any Person or of a Restricted Subsidiary that are held by an Affiliate of the Company, in each case other than shares of Capital Stock or securities that are owned by the Company or a Restricted Subsidiary of the Company;

          (C) make any Investment (other than a Permitted Investment) in any Person; or

          (D) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Securities (other than the redemption, defeasance, repurchase, retirement or acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such redemption, defeasance, repurchase, retirement or acquisition) (each of the transactions described in clauses
     (A) through (D) (other than any exception to any such clause) being a "RESTRICTED PAYMENT");

if at the time thereof:

          (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

          (2) upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to clause (1) of paragraph (a) of Section 3.10 hereof, or

          (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum (without duplication) of:

               (a) 50% of Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as an accounting period) from the Issue Date through the last day of the Company's most recently ended fiscal quarter for which financial statements are available; PLUS

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               (b)    100% of the aggregate net cash proceeds received after the
          Issue Date, including the fair market value of readily marketable securities from the issuance of Qualified Capital Stock of the Company and warrants, rights or options on Qualified Capital Stock of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or a Subsidiary of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company; PLUS

               (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; PLUS

               (d) an amount equal to the sum of (I) the net reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (II) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date.

          For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash shall be valued at its fair market value.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

          (1) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or any of its Restricted Subsidiaries, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture;

          (2) the renewal, extension or refinancing of any Indebtedness otherwise permitted pursuant to the terms of clause (12) of paragraph (a) of Section 3.10 hereof;

          (3) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company;

          (4) so long as no Event of Default has occurred and is continuing, payments of ordinary dividends on the Company's common stock in an aggregate amount per quarter not to exceed the product of (x) $0.30 per share and (y) the lesser of (a) the

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     number of shares of the Company's common stock outstanding on a fully diluted basis on the Issue Date and (b) the number of shares of the Company's common stock outstanding on a fully diluted basis on the date of payment of such dividend; PROVIDED, that after giving pro forma effect to such payment of dividends, the Company could incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (1) of paragraph (a) of Section 3.10; PROVIDED, FURTHER, that the number of shares and amount of dividend per share referred to above shall be adjusted pro rata to reflect any stock split (or reverse stock split) or stock dividend made after the Issue Date and before such shares were issued so as to ensure that the aggregate amount of dividends that may be paid by the Company pursuant to this clause (4) immediately following such stock split or dividend is equal to the aggregate amount of dividends that may be paid by the Company pursuant to this clause (4) immediately before such stock split or dividend;

          (5) any Restricted Payment out of the net cash proceeds of the substantially concurrent sale of, or made in exchange for, Qualified Capital Stock of the Company (other than a sale to a Restricted Subsidiary of the Company or an exchange for Qualified Capital Stock held by a Restricted Subsidiary of the Company); PROVIDED, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

          (6) the redemption, repurchase, retirement or other acquisition of any subordinated Indebtedness of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Indebtedness that is subordinated in right of payment to the Securities; PROVIDED, that the proceeds of such sale of such Indebtedness shall not be (and have not been) included in clause (3) of the preceding paragraph;

          (7) so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Qualified Capital Stock of the Company required pursuant to any employment, severance or compensation agreement, shareholders agreement, management agreement or employee stock option or restricted stock agreement in accordance with the provisions of any such agreement in an amount not to exceed $15.0 million in the aggregate; PROVIDED, that with respect to purchases and redemptions made by the Company to its employees pursuant to the Company's Key Employee Stock Investment Program only (or any similar program or arrangement duly adopted by the Company to supplement or replace the Key Employee Stock Investment Program), the amount of such purchase or redemption shall be equal to the amount of net cash paid by the Company in respect of such shares of Qualified Capital Stock (excluding any payment evidenced by the forgiveness or cancellation by the Company of any Indebtedness owned by the Company, the proceeds of which originally were used to purchase such shares of Qualified Capital Stock);

          (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

          (9) so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures and the Permitted Unrestricted Subsidiary; PROVIDED, that

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     after giving pro forma effect to such Investment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (1) of paragraph (a) of Section 3.10; PROVIDED, FURTHER, that the aggregate amount of such Investments made pursuant to this clause (9) shall not exceed $60.0 million in any one fiscal year;

          (10) Restricted Payments by the Company or any of its Restricted Subsidiaries not otherwise permitted to be made under clauses (1) through
     (9) above and (11) and (12) below in an aggregate amount not to exceed $15.0 million;

          (11) payments of dividends on Disqualified Stock issued in accordance with paragraph (a) of Section 3.10; and

          (12) payments of intercompany debt, the incurrence of which was permitted by paragraph (a) of Section 3.10; PROVIDED, that no Default or Event of Default has occurred and is continuing or would otherwise result therefrom.

     Each Restricted Payment described in clauses (1) and (7) of the previous sentence shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

     SECTION 3.12. LIMITATION ON CERTAIN ASSET DISPOSITIONS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

          (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Company);

          (2) not less than 75% of the consideration for the disposition consists of (i) cash or readily marketable Cash Equivalents, (ii) the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Securities) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed) or (iii) securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

          (3) all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in Related Business Assets (including capital expenditures or the Capital Stock of another Person (other than the Company); PROVIDED, that immediately after giving effect to any such investment such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that the Company shall determine to make an Offer to Purchase), either to

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               (a)    the permanent reduction and prepayment of any Indebtedness of the Company (other than Indebtedness which is expressly subordinate to the Securities) then outstanding (including a permanent reduction of commitments in respect thereof) or

               (b) the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of the Company then outstanding (including a permanent reduction of commitments in respect thereof).

     The 361st day after such Asset Disposition shall be deemed to be the "ASSET SALE OFFER TRIGGER DATE," and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the "UNUTILIZED NET AVAILABLE PROCEEDS." Within fifteen days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase the outstanding Securities in the aggregate amount of the Unutilized Net Available Proceeds at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the entire Unutilized Net Available Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in Permitted Investments of the types described in clauses (1), (2) and (3) of the definition of "Permitted Investments."

     If any Indebtedness of the Company or any of its Restricted Subsidiaries ranking pari passu with the Securities requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Securities in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of Section 4.1 hereof.

          In the event that the Company makes an Offer to Purchase the Securities pursuant to this Section 3.12, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

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     SECTION 3.13.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

          (2) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the fair market value (as determined by the Board of Directors of the Company if the fair market value exceeds $20.0 million) of the property subject to such transaction;

          (3) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to Section 3.10 hereof; and

          (4) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 3.12 hereof (including the provisions concerning the application of Net Available Proceeds after the Sale and Leaseback Transaction) are satisfied at the time required to be satisfied pursuant to that covenant with respect to such Sale and Leaseback Transaction, treating all of the cash consideration (with the items constituting cash consideration to be determined in accordance with Section
     3.12 hereof) received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

     For the purposes of this paragraph (a), the term "SALE AND LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such Person.

     (b) In the event that paragraph (a) of this covenant no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances set forth in Section 3.1 hereof, the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Sale and Leaseback Transaction involving any Principal Property, unless

          (1) the transaction is entered into to finance the cost of acquiring such property or within 180 days after such acquisition,

          (2) the transaction is entered into to finance the cost of improvements to such unimproved property,

          (3) the transaction is one of certain types in which the lessor is a governmental entity,

          (4) the transaction involves the extension, renewal or replacement of the transactions referred to in clauses (1) through (3) above,

          (5) the property involved is property that could be mortgaged without equally and ratably securing the Securities under the last sentence of paragraph (b) of Section 3.9 or

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          (6)  an amount equal to the proceeds of sale or the fair value of the property sold (whichever is higher) is applied to the retirement of funded debt of the Company.

     For the purposes of this paragraph (b), the term "SALE AND LEASEBACK TRANSACTION" means any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued or a lease under which the Company or a Wholly Owned Subsidiary is the lessor) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

     SECTION 3.14. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

          (1) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary of the Company, or make payments on any Indebtedness owed to the Company or to any Restricted Subsidiary of the Company;

          (2) make loans or advances to the Company or to any Subsidiary Guarantor; or

          (3) transfer any of their respective property or assets to the Company or to any Subsidiary Guarantor.

     (b) The restrictions in paragraph (a) above, however, will not apply to encumbrances or restrictions existing under or by reason of:

          (1)  applicable law or regulations;

          (2) any agreement in effect on the Issue Date as any such agreement is in effect on such date;

          (3) any agreement relating to any Restricted Subsidiary prior to the date on which such Restricted Subsidiary became a Subsidiary of the Company and in effect on such date and not relating to Indebtedness incurred in anticipation or contemplation of becoming a Restricted Subsidiary of the Company, PROVIDED, that such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary;

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          (4)  any agreement effecting an amendment, renewal, replacement or extension of an agreement referred to in clause (2) or (3) of this paragraph (b) or this clause (4); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such amendment, renewal, replacement or extension are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (2) and (3) of this paragraph (b);

          (5) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction, PROVIDED, that any such encumbrances and restrictions apply only to such Securitization Subsidiary;

          (6) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (7) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreement or mortgage;

          (8) any restrictions on cash or other deposits or net worth imposed by suppliers or landlords under agreements entered into in the ordinary course of business;

          (9) with respect to clause (3) of paragraph (a) above, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements; or

          (11) this Indenture.

     SECTION 3.15.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to:

          (1) sell, lease, transfer or otherwise dispose of any of its property or assets to any Affiliate of the Company or of any Subsidiary,

          (2) purchase any property or assets from any Affiliate of the Company or of any Subsidiary,

          (3) make any Investment in any Affiliate of the Company or of any Subsidiary, or

          (4) enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary (each of (1) through (4) being an "AFFILIATE TRANSACTION"), other than Affiliate Transactions that are on terms that are no less favorable to the Company or such Restricted Subsidiary of the Company than those that could be obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary of the Company from an unaffiliated party; PROVIDED, that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of (a) more than $5.0 million, a majority of the disinterested members of the Board of Directors of the Company or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard and (b) more than $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

     (b)  The restrictions in paragraph (a) above shall not apply to:

          (1) any transaction between Restricted Subsidiaries of the Company, or between the Company and any Restricted Subsidiary of the Company if such transaction is not otherwise prohibited by the terms of this Indenture;

          (2) reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

          (3)  any Qualified Securitization Transactions;

          (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (5)  Restricted Payments permitted by this Indenture;

          (6) joint venture partners, Permitted Joint Ventures or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

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          (7)  any employment or compensation arrangement entered into by the
     Company or any of its Restricted Subsidiaries in the ordinary course of business that is not otherwise prohibited by this Indenture;

          (8) loans or advances to employees or consultants in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding; and

          (9) the issuance and sale of any Qualified Capital Stock of the Company.

     SECTION 3.16. FUTURE GUARANTORS. The Company will cause each Domestic Restricted Subsidiary (other than the Restricted Subsidiaries as defined in paragraph (b) of the definition thereof) that guarantees any other Indebtedness of the Company or any Subsidiary Guarantor, to, at the same time, execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will fully and unconditionally guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture (the "SUBSIDIARY GUARANTEE").

     SECTION 3.17.  OFFER TO REPURCHASE UPON A CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, on the Securities repurchased to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

          (1) the transaction or transactions that constitute the Change of Control;

          (2)  that the Change of Control Offer is being made pursuant to this
     Section 3.17 and that all Securities tendered shall be accepted for payment;

          (3) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

          (4) that any Security not tendered or properly withdrawn shall continue to accrue interest;

          (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (6) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to a Paying Agent at the addresses specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (7) that Holders shall be entitled to withdraw their election if the applicable Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

          (8) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Securities or portions of Securities validly tendered and not properly withdrawn pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agents, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer's Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

     (c) The Paying Agents shall promptly mail to each Holder of Securities validly tendered and not properly withdrawn the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each new Security will be in a principal amount of $1,000 or an integral multiple thereof.

     (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not properly under such Change of Control Offer.

     (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.17 by virtue of such conflict.

     SECTION 3.18. PAYMENTS FOR CONSENTS. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

     SECTION 3.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                  MERGER, CONSOLIDATION OR SALE BY THE COMPANY

     SECTION 4.1.   MERGER, CONSOLIDATION, ETC.

          (a) The Company will not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale, or otherwise) all or substantially all of its properties and assets to another Person, unless:

               (1) either (x) the Company shall be the continuing or surviving Person in such a consolidation or merger or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the "SURVIVING PERSON") shall be a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Securities and this Indenture;

               (2) immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default will exist;

               (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Surviving Person could incur at least $1.00 of additional Indebtedness pursuant to clause (1) of paragraph (a) of
          Section 3.10 hereof; and

               (4) an Officer's Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses
          (1), (2) and, to the extent then applicable, (3) have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (1) and, to the extent then applicable, clause (3), have been satisfied.

     Notwithstanding the foregoing, the provisions of clause (3) of the preceding paragraph will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any of its Restricted Subsidiaries or (B) the Company merging with a Wholly Owned Subsidiary of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction; PROVIDED, that such entity will be organized under the laws of the United States, one of the States thereof or the District of Columbia.

     Upon any consolidation, merger or transfer in accordance with the foregoing, the Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the Securities and this Indenture.

          (b)  The Company will not permit any Subsidiary Guarantor to:

               (1)    consolidate with or merge with or into any Person; or

               (2) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

               (3) permit any Person to merge with or into the Subsidiary Guarantor unless:

                      (A) the other Person is the Company or any Restricted
               Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

                      (B) (1) either (x) the Subsidiary Guarantor is the
               continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and

                          (2) immediately after giving effect to the
                      transaction, no Event of Default will exist; or

                      (C) the transaction constitutes a sale or other
               disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

                                    ARTICLE V

                            REDEMPTION OF SECURITIES

     SECTION 5.1. APPLICABILITY OF ARTICLE. The Securities shall be redeemable in accordance with their terms and in accordance with this Article.

     SECTION 5.2. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities, the Company shall, not less than five days prior to giving the notice of redemption contemplated by Section 5.4 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, Redemption Price and the principal amount of Securities to be redeemed.

     SECTION 5.3. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee in compliance with any applicable rules of the securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a securities exchange or if there are no applicable rules, on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair; PROVIDED, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all of the Securities are to be redeemed, the Trustee shall make the selection from the Securities that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities, or any integral multiple of $1,000 in excess thereof) of the principal amount of the Securities of a denomination larger than the minimum authorized denomination for Securities.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate of the Company or any Subsidiary of the Company thereof shall not be included in the Securities selected for redemption.

     For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     SECTION 5.4. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least five days prior to day on which the Company wishes for the notice of redemption to be given, an Officer's Certificate requesting that the

Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

     All notices of redemption shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.5 hereof;

          (c) if less than all of the Outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Security or Securities to be redeemed;

          (d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

          (e) the Place of Payment where such Securities are to be surrendered for payment for the Redemption Price;

          (f) that Securities called for redemption must be surrendered to the applicable Paying Agent to collect the Redemption Price;

          (g) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

          (h) the CUSIP and ISIN numbers, if any, of the Securities being redeemed.

     Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 5.5. DEPOSIT OF REDEMPTION PRICE. On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with the applicable Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an interest payment date) interest accrued and unpaid to the Redemption Date on, all Securities or portions thereof which are to be redeemed on that date.

     SECTION 5.6. SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest thereon) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the

Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     SECTION 5.7. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge, a new Security or Securities, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Security surrendered.

     SECTION 5.8. OPTIONAL REDEMPTION. The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after December 1, 2006. Any redemption pursuant to this Section 5.8 shall be made pursuant to the provisions of Section 5.1 through 5.7 hereof. The Notes shall be redeemable at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the Redemption Date, if redeemed during the 12-month period commencing on or after December 1 of the years set forth below:

                                             REDEMPTION
          YEAR                                 PRICE
          ----                               ----------
          2006.............................   104.750%
          2007.............................   102.375%
          2008 and thereafter..............   100.000%

Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs with respect to the Securities if any of the following events occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of principal of, or premium, if any, on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control;

          (b) default in the payment of any installment of interest on any Security (including any additional interest to be paid as required by the Registration Rights Agreement), when due and continuance of such Default for 30 days or more;

          (c) failure to observe, perform or comply with any of the applicable provisions of Section 4.1;

          (d) default (other than a default set forth in paragraphs (a), (b) and (c) above) in the performance of, or breach of, any other applicable covenant or warranty of the Company or of any Restricted Subsidiary in this Indenture and failure to remedy such default or breach within a period of 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days;

          (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Restricted Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $10.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced;

          (g) the Company or a Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) makes an admission in writing of its inability to pay its debts generally as they become due or (vi) takes corporate action in furtherance of any such action;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or a Material Subsidiary, in an involuntary case, (ii) adjudges the Company or a Material Subsidiary as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, and adjustment or composition of or in respect of the Company or a Material Subsidiary, or appoints a Custodian of the Company or a Material Subsidiary, or for all or substantially all of its property, or (iii) orders the liquidation of the Company or a Material Subsidiary and, in any such case, the decree remains unstayed and in effect for 60 days; or

          (i) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee.

     The Company shall deliver to the Trustee, as soon as practicable (and in any event no later than the fifth Business Day after any Officer obtains knowledge of such Default), written notice, in the form of an Officer's Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.2. ACCELERATION; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 6.1(g) or (h) above involving the Company or a Subsidiary Guarantor) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities may, and the Trustee shall upon the request of Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities then Outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in
Section 6.1(g) or (h) above involving the Company or a Subsidiary Guarantor occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Securities then Outstanding will ipso facto become due and payable without any declaration or other act on the part of any Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if:

          (a) default is made in the payment of any interest on any Security, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Security, the whole amount then due and payable on such Security for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Security and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to secure any other proper remedy.

     SECTION 6.4. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents and take such actions authorized under the Trust Indenture Act as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), its creditors or its property. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.9 hereof.

     SECTION 6.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, in its own name as an express trust, without the possession of any of the Securities or the production thereof in any proceeding relating thereto and any recovery of judgment shall, after provision for the reasonable fees and expenses of the Trustee and its counsel, be for the ratable benefit of the Holders of the Securities in respect to which judgment was recovered.

     SECTION 6.6. DELAY OR OMISSION NOT WAIVER. No delay or omission by the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.

     SECTION 6.7.   WAIVER OF PAST DEFAULTS. In addition to the provisions of
Section 6.2 hereof, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default as it relates to the Securities and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to Section 9.2 hereof cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

     SECTION 6.8. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the then Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities; PROVIDED, HOWEVER, that (a) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (b) the Trustee may refuse to follow any direction that is prejudicial to the rights of the Holders of Securities not consenting or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to the taking of any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action. This paragraph shall be in lieu of
Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

     SECTION 6.9. LIMITATION ON SUITS BY HOLDERS. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

          (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

          (d) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

          (e) during such 60 day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities have not given to the Trustee a direction inconsistent with such written request.

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     No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     SECTION 6.10. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, but subject to Section 3.2 hereof, the right of any Holder of a Security to receive payment of principal of, premium, if any, and, subject to Sections 2.1, 2.3 and 2.13 hereof, interest, on the Security, on or after the respective due dates expressed in the Security (or, in case of redemption, on the Redemption Dates), or, subject to Section 6.9 hereof, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.11. APPLICATION OF MONEY COLLECTED. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: to the Trustee for amounts due under Section 7.9 hereof;

     Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

     Third: to the Company. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

     SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.10 hereof, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right

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and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any existing right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14. WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.15. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.1.   CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

          (a) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by Section 315(a) of the Trust Indenture Act.

          (b) In case an Event of Default has occurred and is continuing with respect to the Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to such Securities, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this subsection shall not be construed to limit the effect of subsection (a) of this Section; the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with Section 6.8 hereof relating to the time,

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     method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     SECTION 7.2. RIGHTS OF TRUSTEE. Subject to the provisions of the Trust Indenture Act:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of a Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

          (f) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

          (g) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (j) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.2;

          (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (l) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificates, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.3. TRUSTEE MAY HOLD SECURITIES. The Trustee, any Paying Agent, any Registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate of the Company or Subsidiary of the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     SECTION 7.4. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

     SECTION 7.5. TRUSTEE'S DISCLAIMER. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupon. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.

     SECTION 7.6. NOTICE OF DEFAULTS. If a Default occurs and is continuing with respect to the Securities and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after it occurs, transmit by mail to the relevant Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to it unless such Default shall have been cured or waived; provided, however, that except for a Default or Event of Default (i) in payment on the Securities or (ii) that resulted from the failure of the Company to comply with the provisions of Section 4.1 or Section 3.17 hereof , the Trustee may withhold the notice if and so long as its board of directors, its executive

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committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the relevant Holders of Securities.

     SECTION 7.7. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each November 15 of each year commencing with the first November 15 after the Issue Date, the Trustee shall transmit by mail to all Holders of Securities as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act, if applicable. A copy of each such report required pursuant to
Section 313(a) or 313(b) of the Trust Indenture Act shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on, or delisted from, any stock exchange.

     SECTION 7.8. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities. If the Trustee is not the Registrar for the Securities, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of the Securities.

     SECTION 7.9.   COMPENSATION AND INDEMNITY.

          (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          (b) The Company shall fully indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, damage, claim or expense including reasonable legal fees and expenses and taxes (other than taxes based upon or determined or measured by the income of the Trustee) incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense; PROVIDED that the Company shall pay the reasonable fees and expenses of separate counsel, if any, of the Trustee in connection with such defense only if the actual or potential defendants in such claim include both the Trustee and the Company, and the Trustee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to the defenses which may be available to the Company or there otherwise exists a conflict of interest. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The Company need not reimburse any expense or indemnify against any loss, liability, damage or claim incurred by the Trustee as determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith or willful misconduct.

          (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.1(g) or (h) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

     SECTION 7.10.  REPLACEMENT OF TRUSTEE.

          (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in Section 7.11 hereof.

          (b) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company.

          (c) The Holders of a majority in aggregate principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent.

          (d)  If at any time:

               (i) the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

               (ii) the Trustee shall cease to be eligible under Section 7.12 hereof or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

               (iii) the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
          (A) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the instrument of acceptance by a successor Trustee required by Section 7.11 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (f) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11 hereof. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11 hereof, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     SECTION 7.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 7.11.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

          (d) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided for notices to the Holders of Securities in Section 10.2 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 7.12. ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 7.12, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.12, it shall resign immediately in the manner and with the effect heretofore specified in this Article.

     SECTION 7.13. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 7.14. APPOINTMENT OF AUTHENTICATING AGENT. The Trustee may appoint an Authenticating Agent with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue, exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an

Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, PROVIDED such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve in the manner set forth in Section 10.2 hereof. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses (including legal fees) for its services under this Section 7.14.

     If an appointment is made pursuant to this Section 7.14, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

     This is one of the Securities described in the within-mentioned Indenture.

                                        [
                                        ------------------------------------
                                        as Trustee]


                                        [by
                                           ---------------------------------
                                           as Authenticating Agent]


                                        by
                                           ----------------------------------
                                           Name:
                                           Title:

                                        Dated:
                                              -----------------------------

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.1. TERMINATION OF COMPANY'S OBLIGATIONS UNDER THIS INDENTURE. This Indenture shall upon a Company Request cease to be of further effect with respect to the Securities (except as to any surviving rights of registration of transfer or exchange of such Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities when

          (a)  either

               (i) all such Securities previously authenticated and delivered (other than (A) such Securities which have been lost, stolen or destroyed and which have been replaced or paid, as provided in Section
          2.10 hereof, and (B) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 3.4 hereof) have been delivered to the Trustee for cancellation; or

               (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable, including pursuant to an irrevocable notice of redemption given in accordance with Section 5.4 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness of the Securities issued hereunder not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities issued hereunder to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or on such Redemption Date; or

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 7.9 hereof, the obligations of the Company to any Authenticating Agent under Section
7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of paragraph (a) of this Section, the

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obligations of the Trustee under Section 7.2 hereof and the last paragraph of
Section 3.4 hereof shall survive such satisfaction and discharge.

     SECTION 8.2. APPLICATION OF TRUST FUNDS. Subject to the provisions of the last paragraph of Section 3.4 hereof, all money deposited with the Trustee pursuant to Section 8.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.3. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may at its option by or pursuant to Board Resolution, at any time, elect to have Sections 8.4 or 8.5 hereof be applied to Outstanding Securities upon compliance with the conditions set forth below in this Article.

     SECTION 8.4. DEFEASANCE AND DISCHARGE. Upon the Company's exercise of the option specified in Section 8.3 above applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Securities on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter "DEFEASANCE"), subject to reinstatement pursuant to
Section 8.10. For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.7 hereof and the other Sections of this Indenture referred to in clause (b) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall on a Company Order execute proper instruments acknowledging the same), except the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust funds described in Section 8.6(a) hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due; (b) the Company's obligations with respect to such Securities under Sections 2.2, 2.3, 2.4, 2.6, 2.10, 2.12, 3.2, 3.3 and 6.10 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section with respect to the Securities notwithstanding the prior exercise of its option under Section 8.5 hereof with respect to such Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

     SECTION 8.5. COVENANT DEFEASANCE. Upon the Company's exercise of the option specified in Section 8.3 hereof applicable to this Section, the Company shall be released from its obligations under Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and Article IV hereof with respect to the Securities on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and Article IV hereof, but shall continue to be

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deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in under Article III (other than under Sections 3.2, 3.3, 3.5, 3.7 and 3.19) and
Article IV, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     SECTION 8.6. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to the application of Sections 8.4 or 8.5 hereof to any Securities:

          (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of Section 7.12 hereof who shall agree to comply with, and shall be entitled to the benefits of, the provisions of Sections 8.3 through 8.9 inclusive and the last paragraph of Section 8.3 hereof applicable to the Trustee, for purposes of such Sections also a "Trustee") as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, with instructions to the Trustee as to the application thereof, cash in United States dollars, U.S. Government Obligations which through the payment of interest, if any, and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this Section 8.6(a), money in an amount or a combination thereof in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of, premium, if any, and interest on such Securities on the maturity of such principal or installment of principal or interest. Before making such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Securities at a future date or dates in accordance with Article V which shall be given effect in applying the foregoing.

          (b) In the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

          (c) In the case of an election under Section 8.5 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (d) No Default or Event of Default under this Indenture shall have occurred and be continuing immediately after giving effect to the deposit pursuant to Section 8.6(a) above.

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          (e)  Such defeasance or covenant defeasance shall not cause the
     Trustee to have a conflicting interest with respect to any securities of the Company.

          (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound.

          (g) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (h) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

     SECTION 8.7. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST. Subject to the provisions of the last paragraph of Section 3.4 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.6 hereof in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.8. REPAYMENT TO COMPANY. To the extent permitted by the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 76, as amended or interpreted by the Financial Accounting Standards Board from time to time, or any successor thereto ("STANDARD NO. 76"), or to the extent permitted by the Commission, the Trustee shall, from time to time, take one or more of the following actions as specified in a Company Request: (a) retransfer, reassign and deliver to the Company any securities deposited with the Trustee pursuant to Section 8.6(a) hereof, PROVIDED, that the Company shall, in substitution therefor, simultaneously transfer, assign and deliver to the Trustee other U.S. Governmental Obligations appropriate to satisfy the Company's obligations in respect of the Securities; and (b) the Trustee and Paying Agent shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time, including, without limitation, any assets deposited with the Trustee pursuant to Section 8.6(a) exceeding those necessary for the purposes of Section 8.6(a) hereof. The Trustee shall not take the actions described in subsections (a) and (b) of this Section 8.8 hereof unless it shall have first received a written report of a nationally recognized firm of independent public accountants, (i) expressing their opinion that the contemplated action is permitted by Standard No. 76 or the Commission for transactions accounted for as extinguishment of debt under the circumstances described in paragraph 3.c of Standard No. 76 or any successor provision, and
(ii) verifying the accuracy, after giving effect to such action or actions, of the computations which demonstrate that the amounts remaining to be

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earned on the U.S. Government Obligations deposited with the Trustee pursuant to
Section 8.6(a) will be sufficient for purposes of Section 8.6(a) hereof.

     SECTION 8.9. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to this Article or the principal and interest, if any, and any other amount received on such U.S. Government Obligations.

     SECTION 8.10. REINSTATEMENT. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or any Paying Agent.

     The Trustee's rights under this Article VIII shall survive termination of this Indenture and the resignation or removal of the Trustee.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     SECTION 9.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company and any Subsidiary Guarantors, when authorized by or pursuant to a Board Resolution, and the Trustee at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; PROVIDED, HOWEVER, that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may limit the remedies available to the Trustee upon such Default; or

          (c) to add any additional Events of Default with respect to the Securities; or

          (d)  to secure the Securities; or

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          (e)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by the Trustee, pursuant to the requirements of Section 7.11 hereof; or

          (f) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED such action shall not adversely affect the interests of the Holders of Securities affected thereby; or

          (g) to cure an ambiguity or correct any mistake or inconsistency, PROVIDED such action shall not adversely affect the interests of the Holders of Securities; or

          (h)  to add a Subsidiary Guarantor pursuant to Section 3.16 and
     Article X herein or remove a Subsidiary Guarantor, which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Subsidiary Guarantee.

     SECTION 9.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may supplement and amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities affected thereby then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, a supplement or amendment may not:

          (a) change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of such Securities;

          (b) reduce the principal amount of (or the premium) of any such Security;

          (c) reduce the rate of or extend the time for payment of interest on any Security;

          (d) change the place or currency of payment of principal of (or premium) or interest on any such Security;

          (e) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections to this Indenture or the Securities which do not adversely affect the Holders of Securities) or the right of the Holders of Securities Outstanding thereunder to institute suit for the enforcement of any payment on or with respect to any Securities or the modification and amendment of this Indenture and any Securities (other than to add sections to this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

          (f) reduce the percentage of the principal amount of Outstanding Securities necessary for amendment to or waiver of compliance with any provision of the Indenture or the Securities, or for waiver of any Default in respect thereof;

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          (g)  waive a default in the payment of principal of, interest on, or redemption payment with respect to, such Security (except a rescission of acceleration of the relevant Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

          (h)  modify the ranking or priority of the Securities;

          (i) after the obligation has arisen to make an Offer to Purchase, modify the provisions relating to any Offer to Purchase required under the covenants set forth in Section 3.12 or Section 3.17 hereof in a manner materially adverse to the Holders of Securities affected thereby; or

          (j) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

     It is not necessary under this Section 9.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

     Upon the request of the Company, accompanied by an Officer's Certificate and a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

     SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

     SECTION 9.4. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and Officer's Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.5. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

     SECTION 10.1. GUARANTEES. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 10.6, any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Except as expressly set forth in Sections 8.4, 10.2 and 10.6, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Indebtedness is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

          Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

     SECTION 10.2. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 10.3. SUCCESSORS AND ASSIGNS. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.4. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

     SECTION 10.5. MODIFICATION. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 10.6.  RELEASE OF SUBSIDIARY GUARANTOR. Upon

          (i) the sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any person that is not an Affiliate of the Company; provided, that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 3.12 hereof;

          (ii) the release or discharge of the guarantee that resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Subsidiary Guarantee;

          (iii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture; and

          (iv) any sale or other disposition, by way of merger, consolidation or otherwise, of Capital Stock of any Subsidiary Guarantor to a Person in accordance with this Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary; PROVIDED, that after giving effect to such sale, such former Subsidiary Guarantor shall have no guarantees outstanding of any Indebtedness of the Company or any Restricted Subsidiary and, PROVIDED, FURTHER, that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 3.12 hereof;

such Subsidiary Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

     SECTION 10.7. CONTRIBUTION FROM OTHER SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 11.2. NOTICES. Any notice or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail or transmitted by facsimile (with written confirmation of receipt) addressed as follows:

          if to the Company:

          Cummins Inc.
          500 Jackson Street
          Columbus, Indiana 47202-3005
          Attention: Treasurer
          Facsimile: (812) 377-3334

          if to the Trustee:

          BNY Midwest Trust Company
          2 North LaSalle Street, Suite 1020
          Chicago, Illinois 60602
          Attention: Corporate Trust Administration
          Facsimile: (312) 827-8542

     A party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

     In any case where notice to Securityholders is given by mail, neither the failure to mail a notice or communication to a Securityholder nor any defect in any notice so mailed shall affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 11.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 3l2(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

     SECTION 11.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

     SECTION 11.7. RULES BY TRUSTEE, REGISTRAR AND PAYING AGENTS. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agents may make reasonable rules for their functions.

     SECTION 11.8. LEGAL HOLIDAYS. In any case where any interest payment date, Redemption Date, repurchase date or Stated Maturity of any Security shall not be a Business Day (each, a "LEGAL HOLIDAY"), then (notwithstanding any other provision of this Indenture or of any Security) payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such interest payment date, Redemption Date, repurchase date or Stated Maturity, as the case may be, if the payment is made on the next succeeding Business Day.

     SECTION 11.9. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND ANY SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES.

     SECTION 11.10. NO RECOURSE AGAINST OTHERS. An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 11.13. QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officer's Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     SECTION 11.14. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 11.15. SEPARABILITY. In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.16. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   CUMMINS INC., as issuer


                                   By:     /s/ Donald W. Trapp
                                      -------------------------------
                                      Name:  Donald W. Trapp
                                      Title: Vice President - Treasurer

                                   BNY Midwest Trust Company, as Trustee and as
                                   Registrar and Paying Agent for the Securities


                                   By:     /s/ D. G. Donovan
                                      -------------------------------
                                      Name:  D. G. Donovan
                                      Title: Assistant Vice President

                                                                       EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[in the case of Global Securities, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                                  CUMMINS INC.

                           9 1/2% Senior Note due 2010

No. __                                                             $______

ISIN: __________
CUSIP: ________

     CUMMINS INC., an Indiana corporation (the "COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ___________________, or its registered assigns, the principal sum of ___________________ [in the case of Global Securities insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Security attached hereto], on December 1, 2010.

     Interest Payment Dates: June 1 and December 1, commencing June 1, 2003.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officer.

                                   CUMMINS INC.


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                   BNY MIDWEST TRUST COMPANY, as Trustee


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                           [REVERSE SIDE OF SECURITY]

                                  CUMMINS INC.

                           9 1/2% Senior Note due 2010

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Cummins, Inc., an Indiana corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 1/2% per annum from the Issue Date (as defined in the Indenture referred to beloW) until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing June 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing June 1, 2003, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after December 1, 2010.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the

Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar for these Securities.

3.   Paying Agents and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent in New York City and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder. The Company may also appoint one or more additional Paying Agents without notice to any Holder. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.   Indenture.

     The Company issued the Initial Securities under an Indenture dated as of November 20, 2002 (the "INDENTURE"), between the Company and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), and registrar and a paying agent for the Securities. The terms of the Initial Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Exchange Offer.

     In accordance with the terms of the Registration Rights Agreement dated November 20, 2002, between Salomon Smith Barney Inc. and the several other initial purchasers named therein, as initial purchasers, and the Company (the "REGISTRATION RIGHTS AGREEMENT"), if the Exchange Offer contemplated thereby is not completed on or before the date that is 180 days after the Closing Date (such event, a "REGISTRATION DEFAULT"), the annual interest rate borne by this Security will be increased by 0.25% per annum during the 90-day period immediately following the occurrence of the Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (but in no event shall such rate exceed 1.00% per annum) until the exchange offer is completed. Whenever there is mentioned herein, in any context, the payment of interest on this Security, such mention shall be deemed to include mention of the payment of any additional interest to the extent that, in such context, any such additional interest is, was or would be payable in respect thereof pursuant to the provisions of this Security, the Indenture and the Registration Rights Agreement and express mention of the payment of additional interest (if applicable) in any provisions hereof shall not be construed as excluding additional interest in those provisions hereof where such express mention is not made.

     Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest on the Initial Securities at the time such Initial Securities are exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following completion of the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Initial Securities exchanged, and (ii) interest on the Exchange Securities issued in the Exchange Offer shall accrue from the most recent date to which interest has been paid on the Initial Securities or, if no interest has been paid, from the Issue Date.

6.   Optional Redemption.

          (a) The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after December 1, 2006 upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Notes shall be redeemed at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after December 1 of the years set forth below:

                                                   REDEMPTION
          YEAR                                       PRICE
          ----                                     ----------
          2006.................................     104.750%
          2007.................................     102.375%
          2008 and thereafter..................     100.000%

Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

          (b) In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) PROVIDED that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such date.

7.   Mandatory Redemption.

     Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

9.   Guarantee.

     The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors.

10.  Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under paragraph 6 hereof and ending at the close of business on the day of selection.

11.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

12.  Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, mistake or inconsistency PROVIDED, that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness and issue Preferred Stock, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     During such time as: (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies; and (2) no Default under the Indenture has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to certain covenants.

16.  Defaults and Remedies.

     The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to Bankruptcy Law, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

17.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or its Subsidiaries shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

22.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

23.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

               Cummins Inc.
               500 Jackson Street
               Columbus, Indiana 47202-3005
               Attention: Treasurer

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      -------------------

                            Your Name:
                                       -----------------------------------------
                                       Print your name exactly as it appears
                                       on the face of this Security)

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Security)

Signature Guarantee*:
                     -----------------------------

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, please check the appropriate box:

                     / / Section 3.12               / / Section 3.17

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, state the amount you elect to have purchased:

                                $________________

Date:
     --------------------


                      Your Signature:
                                     -------------------------------------------
                                     (Sign exactly as your name appears on the face of this Security)


                      Tax Identification No.:
                                             --------------


Signature Guarantee*:
                     -----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS PURSUANT TO SECTION 2.7 OF THE INDENTURE.

                                 IAI CERTIFICATE

                                                                CUSIP __________
                                                                 ISIN __________

Cummins Inc.
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

               Re:    Cummins Inc.
                      9 1/2% SENIOR NOTES DUE 2010

Dear Sirs:

     This certificate is delivered to request a transfer of $___________ principal amount of the 9 1/2% Senior Notes due 2010 (the "notes") of Cummins Inc. (the "Company").

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     The undersigned Transferee represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of notes of $250,000 and we are acquiring the notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the notes and we invest in or purchase securities similar to the notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

     2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A ("QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such institutional "accredited investor," in each case in a minimum principal amount of notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the notes prior to the Resale Restriction Termination Date pursuant to clauses
(d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

     3. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Transferee:                                 Transferor:


By:                                         By:
   -------------------------                   ---------------------------


Date:                                       Date:

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S PURSUANT TO SECTION 2.8 OF THE INDENTURE.

                            REGULATION S CERTIFICATE

                                                                 CUSIP _________
                                                                 ISIN __________

Cummins Inc.
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

               Re:    Cummins Inc.
                      9 1/2% SENIOR NOTES DUE 2010

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $___________ principal amount of the 9 1/2% Senior Notes due 2010 (the "notes") of Cummins Inc. (the "Company").

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a) the offer of the Securities was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Transferor:


                                            By:
                                               ---------------------------

                                            Date:

[in the case of Global Securities, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $________. The following increases or decreases in this Global Security have been made:

                                                                        Principal Amount of         Signature of
                   Amount of decrease in     Amount of increases in    this Global Security    authorized officer of
   Date of          Principal Amount of       Principal Amount of         following such             Trustee or
  Exchange         This Global Security       this Global Security    decrease (or increase)         Depositary
--------------  -------------------------  -------------------------  ----------------------  ----------------------


                                                                       EXHIBIT B

[in the case of Global Securities, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                                  CUMMINS INC.

                           9 1/2% Senior Note due 2010

No. __                                                          $______

ISIN: ___________
CUSIP: __________

     CUMMINS INC., an Indiana corporation (the "COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ___________________, or its registered assigns, the principal sum of ___________________ [in the case of Global Securities insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Security attached hereto], on December 1, 2010.

     Interest Payment Dates: June 1 and December 1, commencing June 1, 2003.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officer.

                                       CUMMINS INC.


                                       By:

                                            ------------------------------------
                                            Name:
                                            Title:

Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                       BNY MIDWEST TRUST COMPANY, as Trustee


                                       By:

                                            ------------------------------------
                                            Name:
                                            Title:

                           [REVERSE SIDE OF SECURITY]

                                  CUMMINS INC.

                           9 1/2% Senior Note due 2010

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Cummins Inc., an Indiana corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 1/2% per annum from the most recent date to which interest has been paid on the Initial Securities in respect of which this Security has been issued in exchange or, if no interest has been paid, from the Issue Date (as defined in the Indenture referred to below) until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing June 1, 2003, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after December 1, 2010.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar for these Securities.

3.   Paying Agents and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent in New York City and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder. The Company may also appoint one or more additional Paying Agents without notice to any Holder. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of November 20, 2002 (the "INDENTURE"), between the Company, BNY Midwest Trust Company, as trustee (the "TRUSTEE"), and registrar and a paying agent for the Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Optional Redemption.

          (a) The Company may, at its option, redeem the Securities in whole, or from time to time in part, at any time after December 1, 2006 upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Notes shall be redeemed at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after December 1 of the years set forth below:

                                                         REDEMPTION
          YEAR                                             PRICE
          ------------------------------------------- ----------------
          2006.......................................     104.750%
          2007.......................................     102.375%
          2008 and thereafter........................     100.000%

     Notwithstanding the foregoing, if a redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note being redeemed is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

          (b) In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) PROVIDED that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such date.

6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

8.   Guarantee.

     The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under paragraph 6 hereof and ending at the close of business on the day of selection.

10.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

13.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, mistake or inconsistency PROVIDED, that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

14.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness and issue Preferred Stock, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer's Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     During such time as: (1) the Securities have been assigned an Investment Grade rating by both Rating Agencies; and (2) no Default under the Indenture has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to certain covenants.

15.  Defaults and Remedies.

     The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to Bankruptcy Law, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

16.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or its Subsidiaries shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

21.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

22.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

              Cummins Inc.
              500 Jackson Street
              Columbus, Indiana 47202-3005
              Attention: Treasurer

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      -------------------

                            Your Name:
                                       -----------------------------------------
                                       Print your name exactly as it appears
                                       on the face of this Security)

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Security)

Signature Guarantee*:
                     -----------------------------

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, please check the appropriate box:

                     / / Section 3.12               / / Section 3.17

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, state the amount you elect to have purchased:

                                $________________

Date:
     --------------------


                      Your Signature:
                                     -------------------------------------------
                                     (Sign exactly as your name appears on the face of this Security)


                      Tax Identification No.:
                                             --------------


Signature Guarantee*:
                     -----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[in the case of Global Securities, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $________. The following increases or decreases in this Global Security have been made:

                                                                        Principal Amount of         Signature of
                   Amount of decrease in     Amount of increases in    this Global Security    authorized officer of
   Date of          Principal Amount of       Principal Amount of         following such             Trustee or
  Exchange         This Global Security       this Global Security    decrease (or increase)         Depositary
--------------  -------------------------  -------------------------  ----------------------  ----------------------


                                                                    EXHIBIT 10.5

================================================================================

                                 $385,000,000.00
                                   THREE YEAR

                                CREDIT AGREEMENT

                                   dated as of

                                November 5, 2002

                                      among

                                  CUMMINS INC.,
                            CUMMINS ENGINE CO. LTD.,
                         CUMMINS POWER GENERATION LTD.,
                          NEWAGE INTERNATIONAL LIMITED,

                  THE ELIGIBLE SUBSIDIARIES REFERRED TO HEREIN

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                  as Administrative Agent and Collateral Agent,

                               CITICORP USA, INC.,
                              as Syndication Agent,

                                       and

                              BANK OF AMERICA, N.A.
                                       and

                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents.

                                -----------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                           SALOMON SMITH BARNEY INC.,
                   as Joint Bookrunners and Co-Lead Arrangers

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  DEFINED TERMS......................................................................................1
Section 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS............................................................18
Section 1.03.  TERMS GENERALLY...................................................................................18
Section 1.04.  ACCOUNTING TERMS; GAAP............................................................................19

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  COMMITMENTS.......................................................................................19
Section 2.02.  LOANS AND BORROWINGS..............................................................................19
Section 2.03.  REQUESTS FOR REVOLVING BORROWINGS.................................................................20
Section 2.04.  SWINGLINE LOANS...................................................................................20
Section 2.05.  LETTERS OF CREDIT.................................................................................22
Section 2.06.  FUNDING OF BORROWINGS.............................................................................26
Section 2.07.  INTEREST ELECTIONS................................................................................27
Section 2.08.  TERMINATION AND REDUCTION OF COMMITMENTS..........................................................28
Section 2.09.  REPAYMENT OF LOANS; EVIDENCE OF DEBT..............................................................29
Section 2.10.  PREPAYMENT OF LOANS...............................................................................30
Section 2.11.  FEES..............................................................................................30
Section 2.12.  INTEREST..........................................................................................31
Section 2.13.  ALTERNATE RATE OF INTEREST........................................................................32
Section 2.14.  INCREASED COSTS...................................................................................32
Section 2.15.  BREAK FUNDING PAYMENTS............................................................................33
Section 2.16.  TAXES.............................................................................................34
Section 2.17.  FOREIGN SUBSIDIARY COSTS..........................................................................35
Section 2.18.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.......................................35
Section 2.19.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS....................................................37
Section 2.20.  CURRENCY EQUIVALENTS..............................................................................38

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.01.  ORGANIZATION; POWERS..............................................................................39
Section 3.02.  AUTHORIZATION.....................................................................................39
Section 3.03.  ENFORCEABILITY....................................................................................39
Section 3.04.  GOVERNMENTAL APPROVALS............................................................................39
Section 3.05.  FINANCIAL STATEMENTS..............................................................................39
Section 3.06.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES......................................................40
Section 3.07.  SUBSIDIARIES......................................................................................40
Section 3.08.  LITIGATION; COMPLIANCE WITH LAWS..................................................................40

Section 3.09.  NON-EXISTENCE OF CERTAIN TYPES OF AGREEMENTS OR OBLIGATIONS.......................................40
Section 3.10.  FEDERAL RESERVE REGULATIONS.......................................................................41
Section 3.11.  NO REGULATORY RESTRICTIONS ON BORROWING...........................................................41
Section 3.12.  TAX RETURNS.......................................................................................41
Section 3.13.  ENVIRONMENTAL MATTERS.............................................................................41
Section 3.14.  ERISA.............................................................................................42
Section 3.15.  NO MATERIAL MISSTATEMENTS.........................................................................42
Section 3.16.  SOLVENCY..........................................................................................42

                                    ARTICLE 4
                                   CONDITIONS

Section 4.01.  EFFECTIVE DATE....................................................................................43
Section 4.02.  EACH CREDIT EVENT.................................................................................44
Section 4.03.  FIRST BORROWING BY EACH ELIGIBLE SUBSIDIARY.......................................................44

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

Section 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES..............................................................45
Section 5.02.  INSURANCE.........................................................................................45
Section 5.03.  OBLIGATIONS AND TAXES.............................................................................46
Section 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC................................................................46
Section 5.05.  LITIGATION AND OTHER NOTICES......................................................................47
Section 5.06.  INFORMATION REGARDING COLLATERAL..................................................................48
Section 5.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.........................................48
Section 5.08.  USE OF PROCEEDS AND LETTERS OF CREDIT.............................................................48
Section 5.09.  COMPLIANCE WITH LAWS..............................................................................49
Section 5.10.  ADDITIONAL SUBSIDIARIES...........................................................................49
Section 5.11.  SECURITY DOCUMENTS; FURTHER ASSURANCES............................................................49

                                    ARTICLE 6
                               NEGATIVE COVENANTS

Section 6.01.  NEGATIVE PLEDGE...................................................................................50
Section 6.02.  SALE AND LEASE-BACK TRANSACTIONS..................................................................51
Section 6.03.  MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS......................................................51
Section 6.04.  OBLIGATIONS OF SUBSIDIARIES.......................................................................51
Section 6.05.  AMENDMENTS OF CERTAIN AGREEMENTS..................................................................52
Section 6.06.  SWAP AGREEMENTS...................................................................................52
Section 6.07.  RESTRICTIVE AGREEMENTS............................................................................52
Section 6.08.  OWNERSHIP OF SIGNIFICANT SUBSIDIARIES.............................................................52
Section 6.09.  FUNDAMENTAL CHANGES...............................................................................52
Section 6.10.  UNRESTRICTED SUBSIDIARIES.........................................................................52

                                    ARTICLE 7
                               FINANCIAL COVENANTS

Section 7.01.  NET WORTH.........................................................................................53
Section 7.02.  LEVERAGE..........................................................................................53
Section 7.03.  COVERAGE RATIO....................................................................................53

                                    ARTICLE 8
                                EVENTS OF DEFAULT

                                    ARTICLE 9
                                   THE AGENTS

Section 9.01.  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.............................................56
Section 9.02.  RIGHTS AND POWERS OF ADMINISTRATIVE AGENT AS A LENDER.............................................56
Section 9.03.  LIMITED DUTIES AND RESPONSIBILITIES OF ADMINISTRATIVE AGENT.......................................56
Section 9.04.  AUTHORITY OF ADMINISTRATIVE AGENT TO RELY ON CERTAIN WRITINGS, STATEMENTS AND ADVICE..............57
Section 9.05.  SUB-AGENTS AND RELATED PARTIES....................................................................57
Section 9.06.  RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT.......................................................57
Section 9.07.  CREDIT DECISIONS BY LENDERS.......................................................................58
Section 9.08.  ADMINISTRATIVE AGENT'S FEE........................................................................58
Section 9.09.  OTHER AGENTS......................................................................................58

                                   ARTICLE 10
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

Section 10.01. ORGANIZATION; POWERS..............................................................................58
Section 10.02. AUTHORIZATION.....................................................................................58
Section 10.03. ENFORCEABILITY....................................................................................58
Section 10.04. TAXES.............................................................................................59

                                   ARTICLE 11
                                    GUARANTY

Section 11.01. THE GUARANTY......................................................................................59
Section 11.02. GUARANTY UNCONDITIONAL............................................................................59
Section 11.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES.......................60
Section 11.04. WAIVER BY THE COMPANY.............................................................................60
Section 11.05. SUBROGATION.......................................................................................60
Section 11.06. STAY OF ACCELERATION..............................................................................60
Section 11.07. CONTINUING GUARANTEE..............................................................................60

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. NOTICES...........................................................................................61
Section 12.02. WAIVERS; AMENDMENTS...............................................................................62
Section 12.03. EXPENSES; INDEMNITY; DAMAGE WAIVER................................................................63
Section 12.04. SUCCESSORS AND ASSIGNS............................................................................64
Section 12.05. SURVIVAL..........................................................................................67
Section 12.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS..........................................................68
Section 12.07. SEVERABILITY......................................................................................68
Section 12.08. RIGHT OF SET-OFF..................................................................................68
Section 12.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS........................................68
Section 12.10. WAIVER OF JURY TRIAL..............................................................................69
Section 12.11. JUDGMENT CURRENCY.................................................................................69
Section 12.12. HEADINGS..........................................................................................70
Section 12.13. CONFIDENTIALITY...................................................................................70

SCHEDULES

Schedule 1.01     - Pricing Schedule
Schedule 2.01     - Commitments
Schedule 2.05     - Existing Letters of Credit
Schedule 3.07     - Subsidiaries
Schedule 3.09(c)  - Certain Agreements
Schedule 3.09(d)  - Priority Indebtedness
Schedule 3.09(e)  - Existing Guarantees
Schedule 3.13     - Disclosed Matters
Schedule 6.07     - Existing Restrictions

EXHIBITS

Exhibit A     -   Form of Assignment and Assumption
Exhibit B-1   -   Form of Opinion of Company's External Counsel
Exhibit B-2   -   Form of Opinion of Company's Internal Counsel
Exhibit B-3   -   Form of Opinion of Original Subsidiary Borrowers' Counsel
Exhibit B-4   -   Form of Opinion of Company's Delaware Counsel
Exhibit C     -   Form of Opinion of Administrative Agent's Counsel
Exhibit D     -   Election to Participate
Exhibit E     -   Election to Terminate
Exhibit F     -   Form of Opinion of Eligible Subsidiary's Counsel
Exhibit G     -   Form of Compliance Certificate
Exhibit H     -   Security Agreement

     CREDIT AGREEMENT dated as of November 5, 2002 among CUMMINS INC., CUMMINS ENGINE CO. LTD., CUMMINS POWER GENERATION LTD., NEWAGE INTERNATIONAL LIMITED, the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, CITICORP USA, INC., as Syndication Agent, and BANK OF AMERICA, N.A. and THE BANK OF NOVA SCOTIA, as Co-Documentation Agents.

     The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ADDITIONAL LETTER OF CREDIT" means a letter of credit issued hereunder by the Issuing Bank on or after the Effective Date.

     "ADJUSTED LIBO RATE" means, with respect to any Euro-Currency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "AGENTS" means the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Collateral Agent.

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATIVE CURRENCY" means Euro or Pound Sterling.

     "ALTERNATIVE CURRENCY LOAN" means a Revolving Loan that is made in an Alternative Currency pursuant to the applicable Borrowing Request. Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the "ENTRY DATE") and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

     "ALTERNATIVE CURRENCY SUBLIMIT" means $60,000,000.

     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (a) in the case of its ABR Loans, its Domestic Lending Office, (b) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (c) in the case of its Swingline Loans, its Swingline Lending Office.

     "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "APPLICABLE RATE" means, for any day, with respect to any ABR Loan or Euro-Currency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum for ABR Loans and Euro-Currency Loans or the Commitment Fee Rate, respectively, in each case as determined for such day in accordance with the Pricing Schedule.

     "APPROVED FUND" has the meaning assigned to such term in Section 12.04.

     "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

     "ATTRIBUTABLE VALUE" of any Sale and Lease-Back Transaction means, at any time, an amount equal to the product of (a) the greater of (i) the net proceeds of the sale of the property subject thereto and (ii) the fair market value of such property at the time of such sale (as determined by the board of directors of the Company or by an independent appraiser) and (b) a fraction the numerator of which equals the number of full years in the term of the relevant lease remaining at such time and the denominator of which equals the number of full years in the term of such lease at such time, in each case computed without regard to any renewal or extension options (other than those at the option of the lessor) contained in such lease.

     "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means the Company, any Original Subsidiary Borrower or any Eligible Subsidiary, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to "the Borrower" are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

     "BORROWING" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Euro-Currency Loans, denominated in the same currency and as to which a single Interest Period is in effect or
(b) a Swingline Loan.

     "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "CAPITAL EXPENDITURES" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capital Lease Obligations incurred by the Company and its Subsidiaries during such period.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 1 of the Security Agreement.

     "CDC" means Consolidated Diesel Company, a North Carolina general partnership.

     "CHANGE IN CONTROL" means that (a) any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Company or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of the Company (which, for the purpose of this definition, shall be deemed not to mean any committee of the board of directors of the Company).

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any Applicable Lending Office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "CLO" has the meaning assigned to such term in Section 12.04.

     "CO-DOCUMENTATION AGENTS" means Bank of America, N.A. and The Bank of Nova Scotia, in their capacity as co-documentation agents in respect of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means any and all "Collateral" as defined in any Security Document.

     "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as Collateral Agent under the Security Agreement and the other Security Documents, and its successors in such capacity.

     "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

     (a) the Collateral Agent shall have received from the Company and each Material Subsidiary which is neither a Foreign Subsidiary nor an Exempt SPV either (i) a duly executed and delivered counterpart of the Security Agreement or (ii) in the case of any Person which becomes a Material Subsidiary which is neither a Foreign Subsidiary nor an Exempt SPV after the Effective Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary;

     (b) all outstanding Equity Interests in any Material Subsidiary which is an Unrestricted Subsidiary owned directly by the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Security Agreement (except that neither the Company nor any Subsidiary Guarantor shall be required to pledge more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

     (c) all outstanding Intercompany Notes held directly by the Company or any Subsidiary Guarantor shall have been pledged to the extent required pursuant to the Security Agreement and the Collateral Agent shall have received all such Intercompany Notes, together with bond powers or other instruments of transfer with respect thereto endorsed in blank;

     (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

     (e) the Company and each Subsidiary Guarantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

     (f) the Company and each Subsidiary Guarantor shall have taken all other action required under the Security Documents to be completed on or prior to the Effective Date to perfect, register and/or record the Liens granted by it thereunder.

For avoidance of doubt, none of clauses (a) through (f) above shall require the creation of any mortgage, pledge, lien, security interest or encumbrance on any Principal Property (as defined in the Indenture) or on any stock or indebtedness of any Restricted Subsidiary (as such terms are used in the Indenture).

     "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate Dollar Amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $385,000,000.

     "COMMITMENT FEE RATE" means the applicable rate determined in accordance with the Pricing Schedule.

     "COMPANY" means Cummins Inc., an Indiana corporation.

     "CONSOLIDATED" means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for such Person and all consolidated subsidiaries thereof.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or non-recurring non-cash charges for such period and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) any income of any joint venture, except to the extent that dividends or other distributions were actually paid by such joint venture to the Company and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries, Consolidated in accordance with GAAP; PROVIDED, however, that the term "Consolidated Indebtedness" shall in any event exclude (i) Indebtedness of CDC and its subsidiaries, except to the extent that the portion thereof attributable to the Company (through the Company's interest in CDC) exceeds $100,000,000, (ii) Guarantees of the Company outstanding from time to time in an aggregate amount not to exceed $85,000,000 and (iii) any Indebtedness attributable to convertible cumulative quarterly income preferred securities issued by Cummins Capital Trust I prior to the date hereof.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the net earnings (loss) of the Company and its Subsidiaries for such period, computed and Consolidated in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "CONTINUING DIRECTOR" means any member of the board of directors of the Company who is (i) a director of the Company on the date of this Agreement, (ii) nominated by the board of directors of the Company or (iii) appointed by directors so nominated.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

     "CREDIT PARTY" means each Borrower and each Subsidiary Guarantor.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.13.

     "DOLLARS" or "$" refers to lawful money of the United States of America.

     "DOLLAR AMOUNT" means, at any time:

            (a) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

            (b) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.20(a); and

            (c) with respect to any Letter of Credit or LC Disbursement, (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.20(b).

     "DOLLAR-DENOMINATED LOAN" means a Loan that is made in Dollars.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its

Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

     "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 12.02).

     "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit D.

     "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit E.

     "ELIGIBLE SUBSIDIARY" means any Wholly-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company's guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURO" means the single currency of the Participating Member States.

     "EURO-CURRENCY BUSINESS DAY" means a Euro Dollar Business Day; PROVIDED that (a) when used in connection with an Alternative Currency Loan or LC Exposure denominated in an Alternative Currency, the term "Euro-Currency Business Day" shall exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with any Loan or LC Exposure denominated in Euro, the term "Euro-Currency Business Day" shall exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro.

     "EURO-CURRENCY LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

     "EURO-CURRENCY LOAN" means either a Euro-Dollar Loan or an Alternative Currency Loan.

     "EURO-DOLLAR", when used in reference to any Loan or Borrowing made in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Article 8.

     "EVERGREEN LETTER OF CREDIT" means a Letter of Credit that is automatically extended unless the Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

     "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

     "EXEMPT SPV" means Cummins Receivables Corp. and any other special purpose entity that is (a) created and utilized by the Company or any Subsidiary solely to effect a securitization transaction, (b) identified by the Company in written notice to the Administrative Agent as an Exempt SPV and (c) approved in writing by the Administrative Agent (such approval not to be unreasonably withheld), and their respective successors.

     "EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of January 8, 1998, as amended, among the Company, the banks parties thereto and JPMorgan Chase Bank, formerly Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

     "EXISTING LETTERS OF CREDIT" means the letters of credit issued by the Issuing Bank before the Effective Date and listed in Schedule 2.05.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or assistant treasurer.

     "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the Code.

     "GAAP" means generally accepted accounting principles in the United States as described in Section 1.04.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, however, that, the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall also include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that recourse against such general partner (as a general partner) has been contractually waived or limited. Notwithstanding the foregoing, the term "Indebtedness", in respect of the Company and its Subsidiaries, shall not include (i) deferred compensation for officers and employees of the Company or any of its Subsidiaries and (ii) trade payables incurred in the ordinary course of business.

     "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

     "INDENTURE" means the indenture dated as of March 1, 1986 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association)), as trustee, as amended and supplemented prior to the Effective Date.

     "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated May 2002 relating to the Company and the Transactions.

     "INTERCOMPANY NOTE" means a promissory note evidencing loans or advances made by the Company or any Subsidiary Guarantor to any Material Subsidiary that is an Unrestricted Subsidiary.

     "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

     "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Euro-Currency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Euro-Currency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "INTEREST PERIOD" means, with respect to any Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or (subject to the availability of matching deposits for such periods in the London interbank market) nine or twelve months thereafter, as the Borrower may elect; PROVIDED, that: (a) if any Interest Period would end on a day other than a Euro-Currency Business Day, such Interest Period shall be extended to the next succeeding Euro-Currency Business Day unless such next succeeding Euro-Currency Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day; and (b) any Interest Period pertaining to a Euro-

Currency Borrowing that commences on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Euro-Currency Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "ISSUING BANK" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(j). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC EXPOSURE" means, at any time, the sum of (a) the aggregate Dollar Amount of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "LENDERS" includes the Swingline Lender.

     "LETTER OF CREDIT" means any Existing Letter of Credit or Additional Letter of Credit.

     "LIBO RATE" means, with respect to any Euro-Currency Borrowing for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. In the event that such rate is not available for such currency at such time for any reason, then the "LIBO RATE" with respect to such Euro-Currency Borrowing for such Interest Period shall be the rate at which deposits of the relevant currency with a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" means this Agreement and the Security Documents.

     "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company in any material respect to perform any of its obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

     "MATERIAL SUBSIDIARY" means each Subsidiary listed on Schedule 3.07 and identified on such Schedule as a Material Subsidiary, and any other (a) Unrestricted Subsidiary with total assets of more than $25,000,000 or (b) Restricted Subsidiary with total assets of more than $100,000,000, in each case calculated as of the last day of the most recent fiscal quarter of the Company for which financial statements were delivered under Section 5.04.

     "MATURITY DATE" means November 5, 2005, or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET WORTH" means, at any date, (a) the sum of the Company's Consolidated capital stock, additional contributed capital, earnings retained in the business and any other account (less treasury stock) which, in accordance with GAAP, constitutes Consolidated shareholders' investment (which does not include minority interests of persons other than the Company and the Subsidiaries in Subsidiaries); less (b) (i) all write-ups subsequent to September 29, 2002 in the book value of any asset owned by the Company or its Subsidiaries (other than purchase accounting adjustments in connection with assets acquired after September 29, 2002) and (ii) cash held in a sinking or other analogous fund, established for the purpose of redeeming, retiring or prepaying any capital stock; PROVIDED, however, that in determining Net Worth the effect of (x) any minimum pension liability adjustments pursuant to paragraph 37 of Statement of Financial Accounting Standards No. 87 and (y) any foreign currency translation adjustments shall be excluded.

     "ORIGINAL SUBSIDIARY BORROWER" means each of Cummins Engine Co. Ltd., a company incorporated under the laws of England and Wales in the United Kingdom, Cummins Power Generation Ltd., a company incorporated under the laws of England and Wales in the United Kingdom, and Newage International Limited, a company incorporated under the laws of England and Wales in the United Kingdom.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PARTICIPANT" has the meaning set forth in Section 12.04.

     "PARTICIPATING MEMBER STATES" means those members of the European Union from time to time which adopt a single, shared currency.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Collateral Agent.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "POUND STERLING" means the lawful currency of the United Kingdom.

     "PRICING SCHEDULE" means Schedule 1.01.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "PRIORITY INDEBTEDNESS" shall mean, at any time, without duplication, (i) the aggregate principal amount of all Indebtedness of the Company and all the Subsidiaries then outstanding which Indebtedness is secured by Liens on property and assets of the Company or any Subsidiary (other than Indebtedness secured by Liens described in paragraphs (a) through (k) of Section 6.01), (ii) the Attributable Value at such time of all Sale and Lease-Back Transactions which are restricted by Section 6.02 and (iii) the aggregate principal amount of all Indebtedness of all the Subsidiaries then outstanding (other than (x) Indebtedness hereunder, (y) Indebtedness of Subsidiaries payable to the Company or any Wholly-Owned Consolidated Subsidiary and (z) any unsecured Guarantee of Indebtedness under notes or bonds issued by the Company after the Effective Date, which Indebtedness is not prohibited hereunder, by either (A) Material Subsidiaries which are Unrestricted Subsidiaries acquired or formed after the Effective Date, or (B) Universal Silencer, Inc., or their successors; PROVIDED that the Collateral and Guarantee Requirement shall have been satisfied with respect to such Material Subsidiary on or prior to the date on which such Guarantee is given).

     "REGISTER" has the meaning set forth in Section 12.04.

     "REGULATION D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "RESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

     "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding Dollar Amount of such Lender's Revolving Loans and the aggregate of its LC Exposure and Swingline Exposure at such time.

     "REVOLVING LOAN" means a Loan made pursuant to Section 2.03.

     "S&P" means Standard & Poor's.

     "SALE AND LEASE-BACK TRANSACTION" has the meaning set forth in Section
6.02.

     "SCREEN" means (a) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (b) with respect to Alternative Currency Loans, the Telerate Page selected by the Administrative Agent that displays rates for interbank deposits in the appropriate Alternative Currency or, in the case of either (a) or (b), any successor or substitute Telerate Page or any successor to or substitute source for such rates, providing rate quotations comparable to those currently provided on such Telerate Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market.

     "SECURED GUARANTEE" has the meaning specified in Section 1 of the Security Agreement.

     "SECURED OBLIGATIONS" has the meaning specified in Section 1 of the Security Agreement.

     "SECURED PARTIES" has the meaning specified in Section 1 of the Security Agreement.

     "SECURITIZATION FINANCING" means, at any date, the aggregate amount of financing raised through securitization transactions by the Company and its Consolidated Subsidiaries and outstanding at such date to the extent the same do not give rise to Indebtedness of the Company or a Consolidated Subsidiary.

     "SECURITY AGREEMENT" means the Guarantee and Security Agreement among the Credit Parties and the Collateral Agent, substantially in the form of Exhibit H.

     "SECURITY DOCUMENTS" means the Security Agreement and each other security agreement, instrument or document executed and delivered pursuant to Section
5.10 or 5.11 to secure any of the Secured Obligations.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary (which term, as used in this definition, includes such Subsidiary's subsidiaries) which meets any of the following conditions:

     (i) the Company's and the other Subsidiaries' investments in and advances to such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

     (ii) the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

     (iii) the net sales of such Subsidiary exceed 10% of the Consolidated net sales of the Company for the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a); or

     (iv)   such Subsidiary is deemed to be a Significant Subsidiary pursuant to
            Section 6.03(b)(i).

     "SPOT RATE" means, for any Alternative Currency on any day, the average of the Administrative Agent's spot buying and selling rates for the exchange of such Alternative Currency and Dollars as of approximately 11:00 A.M. (London time) on such day.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Euro-Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent.

     "SUBSIDIARY" means any subsidiary of the Company; PROVIDED, HOWEVER, that neither CDC nor any foreign joint venture in which the Company has the right to designate the general manager of the joint venture shall be deemed to be a subsidiary of the Company by reason solely of meeting the requirements of clause
(b) in the definition of the term "subsidiary" if, at the time of any such determination, such entity is not included as a Consolidated subsidiary in the Consolidated financial statements of the Company and its Consolidated subsidiaries.

     "SUBSIDIARY GUARANTOR" has the meaning specified in Section 1 of the Security Agreement.

     "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

     "SWINGLINE EXPOSURE" means, at any time, the aggregate Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "SWINGLINE LENDER" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

     "SWINGLINE LENDING OFFICE" means, as to the Swingline Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Lender may hereafter designate as its Swingline Lending Office by notice to the Company and the Administrative Agent.

     "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

     "SYNDICATION AGENT" means Citicorp USA, Inc., in its capacity as syndication agent in respect of this Agreement.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TRANSACTION LIENS" means Liens on Collateral granted by the Company and the Subsidiary Guarantors under the Security Documents.

     "TRANSACTIONS" means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UNITED STATES" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

     "UNRESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

     "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time owned by the Company or one or more Wholly-Owned Consolidated Subsidiaries.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "REVOLVING LOAN") or by Type (e.g., a "ABR LOAN") or by Class and Type (e.g., a "ABR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (e.g., a "REVOLVING BORROWING") or by Type (e.g., a "ABR BORROWING") or by Class and Type (e.g., a "ABR REVOLVING BORROWING").

     Section 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall" and the word "permit" shall be construed to have the same meaning and effect as the word "suffer". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.04. ACCOUNTING TERMS; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; PROVIDED that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

                                    ARTICLE 2
                                   THE CREDITS

     Section 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars or in an Alternative Currency as the Borrower elects pursuant to Section 2.03 to the Borrower from time to time during the Availability Period; PROVIDED that, immediately after each such Loan is made, (x) the amount of each Lender's Revolving Credit Exposure shall not exceed such Lender's Commitment and (y) the aggregate Revolving Credit Exposure of the Lenders to all Borrowers other than the Company shall not exceed $60,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     Section 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Euro-Currency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Euro-Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the time that any Revolving Borrowing is made, such Borrowing shall be in an aggregate Dollar Amount that is not less than $10,000,000 and, in the case of a Dollar-Denominated Borrowing, an integral multiple of $1,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of six Euro-Currency Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     Section 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of the proposed Borrowing, (b) in the case of an Alternative Currency Borrowing, at its London office not later than 11:00 a.m. London time, three Euro-Currency Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Domestic Business Day before the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the currency and the aggregate amount (in such currency) of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Domestic Business Day in the case of an ABR Revolving Borrowing and a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

            (iii) in the case of a Revolving Borrowing in Dollars, whether such Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing;

            (iv) in the case of a Euro-Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Euro-Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.04. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company in Dollars from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the total Revolving Credit Exposures of all Lenders exceeding the total Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Domestic Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Domestic Business Day require the Lenders to acquire participations on such Domestic Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; PROVIDED that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

     Section 2.05. LETTERS OF CREDIT. (a) EXISTING LETTERS OF CREDIT. On the Effective Date, without further action by any party hereto, the Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from the Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender's Applicable Percentage of (i) the aggregate amount available to be drawn thereunder and (ii) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations granted in Additional Letters of Credit under Section 2.05(e).

     (b) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Additional Letters of Credit denominated in Dollars or in an Alternative Currency for its own account in a form acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Additional Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of an Additional Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of an Additional Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Euro-Currency Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the currency and amount in such currency of such Additional Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000, (ii) the aggregate Revolving Credit Exposure of the Lenders to all Borrowers other than the Company shall not exceed $60,000,000 and (iii) the total Revolving Credit Exposures of all Lenders shall not exceed the total Commitments.

     (d) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Additional Letter of Credit or, in the case of any renewal or extension thereof, one year after such renewal or extension (or, if any such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business
Day) and (ii) the date that is five Euro-Currency Business Days prior to the

Maturity Date. The expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request in accordance with (c) above or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year, does not extend beyond the date referred to in clause (ii) of the immediately preceding sentence and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

     (e) PARTICIPATIONS. By the issuance of an Additional Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank in the applicable currency, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (f) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency of such LC Disbursement (i) if such LC Disbursement shall have been denominated in Dollars, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt or (y) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt and (ii) if such LC Disbursement shall have been denominated in an Alternative Currency, not later than 12:00 noon, London time, on the Euro-Currency Business Day following the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 4:00 p.m., London time, on the date such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, London time, on (x) the Euro-Currency Business Day following the date that the Borrower receives such notice, if such notice is received prior to 4:00 p.m., London time, on the day of receipt or (y) the second Euro-Currency Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with (A) in the case of LC Disbursements denominated in Dollars, an ABR Revolving Borrowing (of not less than $10,000,000) or a Swingline Loan (of not less than $500,000) in an equivalent Dollar amount and (B) in the case of LC Disbursements denominated in an Alternative Currency, a Euro-Currency Borrowing for an equivalent amount in such currency and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan or Euro-Currency Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (h) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (i) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, (i) if such amount is denominated in Dollars, at the rate per annum then applicable to ABR Revolving Loans, (ii) if such amount is denominated in an Alternative Currency, at the rate per annum equal to the sum of the Applicable Rate with respect to Euro-Currency Loans plus the rate per annum at which one-day deposits in relevant currency in an amount approximately equal to such unpaid amount are offered by the principal London office of the Administrative Agent in the London Interbank market for such day; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then
Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (j) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (k) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Domestic Business Day that the Company receives notice from the Administrative Agent on behalf of the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in its Cash Collateral Account an amount in cash in the relevant currency equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article 8. Any amount so deposited (including any earnings thereon) will be withdrawn from the Company's Cash Collateral Account by the Collateral Agent and applied to reimburse LC Disbursements as they become due; PROVIDED that (i) if at any time all Events of Default have been cured or waived, such amount (to the extent not theretofore so applied) will be returned to the Company upon its request and
(ii) if at any time the maturity of the Loans has been accelerated, such amount (to the extent no theretofore so applied or returned) will be applied to pay the Secured Obligations as provided in Section 18 of the Security Agreement.

     Section 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof:

            (i) if such Borrowing is to be made in Dollars, not later than 12:00 Noon (New York City time), in funds immediately available in New York City, to the account of the Administrative Agent most recently designated for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.04; or

            (ii) if such Borrowing is to be made in an Alternative Currency, not later than 12:00 Noon (London time), in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent as shall have most recently been designated by the Administrative Agent for such purpose by notice to the Lenders.

     The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; PROVIDED that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (if such amount was distributed in Dollars) or the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such amount was distributed in an Alternative Currency).

     Section 2.07. INTEREST ELECTIONS. (a) Each Dollar-Denominated Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Euro-Dollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Euro-Dollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to Section 2.07(a), the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Dollar-Denominated Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Domestic Business Day in the case of an ABR Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing; and

            (iv) if the resulting Borrowing is a Euro-Dollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Euro-Dollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Euro-Dollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Euro-Dollar Borrowing and (ii) unless repaid, each Euro-Dollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     (f) Each Alternative Currency Loan shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to continue such Borrowing and may elect Interest Periods therefore, by notifying the Administrative Agent of such election by telephone by the time and at the office that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting an Alternative Currency Loan to be made on the effective date of such election. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Promptly following receipt of such Interest Election Request the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing. If the Borrower fails to deliver a timely Interest Election Request with respect to an Alternative Currency Borrowing prior to the end of the Interest Period applicable thereto, or any Interest Election Request fails to specify an Interest Period, then unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected a subsequent Interest Period of one month's duration.

     Section 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.10, the total Revolving Credit Exposures of all Lenders would exceed the total Commitments.

     (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Domestic Business

Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     Section 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date which is 15 Domestic Business Days after such Swingline Loan is made.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.10. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of prepayment, (ii) in the case of prepayment of an Alternative Currency Borrowing, to its London office not later than 11:00 a.m. London time three Euro-Currency Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Domestic Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     Section 2.11. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee in Dollars with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Euro-Dollar Loans on such Lender's average daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a fronting fee in Dollars, which shall accrue at the rate of 0.125% per annum on the average daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Domestic Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     Section 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Euro-Currency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) The Loans comprising each Swingline Borrowing shall bear interest at the Alternative Base Rate plus the Applicable Rate, or at such other rate as shall from time to time be agreed between the Swingline Lender and the Company.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Euro-Currency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate

Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and
(ii) interest computed with respect to Loans denominated in Pound Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     Section 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Euro-Currency Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for deposits in the relevant currency for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate applicable to Euro-Currency Borrowings in the relevant currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do promptly after becoming aware thereof), (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Euro-Currency Borrowing of the affected currency shall be ineffective and (ii) if any Borrowing Request requests a Euro-Currency Borrowing in the affected currency, such Borrowing shall be made as an ABR Borrowing in an equal Dollar Amount.

     Section 2.14. INCREASED COSTS. (a) If any Change in Law shall

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its Applicable Lending Office (except any such reserve requirement reflected in the Adjusted LIBO
     Rate) or the Issuing Bank; or

            (ii) impose on any Lender (or its Applicable Lending Office) or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Euro-Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender (or its Applicable Lending Office) or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay (or will cause the relevant Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay (or will cause the relevant Borrower to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the relevant Borrower, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, as the case may be; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Euro-Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Euro-Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Euro-Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Euro-Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or other applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 2.16. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The relevant Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED, that the relevant Borrower shall not be obligated to indemnify the Administrative Agent, such Lender or the Issuing Bank, as the case may be, pursuant to this Section in respect of penalties, interest or similar liabilities arising therefrom or with respect thereto to the extent such penalties, interest or similar liabilities are attributable to the gross negligence or willful misconduct by the Administrative Agent, such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative

Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     Section 2.17. FOREIGN SUBSIDIARY COSTS. If the cost to any Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of an Eligible Subsidiary is increased, or (except as permitted by Section 2.16), the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced in each case by an amount deemed by such Lender to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Lender for such increased cost or reduction within 10 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     Section 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.
(a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, of LC Exposures denominated in Dollars and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in funds immediately available in New York City. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans and of LC Exposures denominated in an Alternative Currency in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency. Each such payment shall be made without reduction by reason of any set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Domestic Business Day (in the case of amounts denominated in Dollars) or Euro-Currency Business Day (in the case of amounts denominated in an Alternative Currency) for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.17 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or a Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated in an Alternative Currency), the date for payment shall be extended to the next succeeding Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated an Alternative Currency), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Company or the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the Federal Funds Effective Rate (if such distribution was made in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such distribution was made in an Alternative Currency).

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.05(f), 2.06(b) or 2.18(d), then the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative

Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.17 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     Section 2.20. CURRENCY EQUIVALENTS. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (i) on the date of the related Borrowing Request for purposes of the initial such determination for any Alternative Currency Loan and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

     (b) The Administrative Agent shall determine the LC Exposure related to each Letter of Credit as of the date of issuance thereof and at three-month intervals after the date of issuance thereof. Each such determination shall be based on the Spot Rate (i) on the date of the related notice of issuance, in the case of the initial determination in respect of any Letter of Credit and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

     (c) If after giving effect to any such determination of a Dollar Amount, the total Revolving Credit Exposures of all Lenders exceed the aggregate amount of the Commitments or the aggregate Dollar Amount of Alternative Currency Loans and LC Exposures denominated in an Alternative Currency exceeds 105% of the Alternative Currency Sublimit, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) or take other action to the extent necessary to eliminate any such excess.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     The Company and each Original Subsidiary Borrower represents and warrants to the Administrative Agent and the Lenders that:

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

     Section 3.01. ORGANIZATION; POWERS. The Company and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and under each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of any Borrower, to borrow hereunder.

     Section 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien (other than the Transaction Liens) upon any property or assets of the Company or any Subsidiary.

     Section 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each Original Subsidiary Borrower and constitutes, and each other Loan Document to which any Credit Party is party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Loans and all other obligations or liabilities of the Company and each Original Subsidiary Borrower hereunder shall not be subordinated in right of payment to any other Indebtedness of the Company or such Original Subsidiary Borrower, respectively.

     Section 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, except (a) such as will have been made or obtained on or before the Effective Date and thereafter will be in full force and effect and (b) filings required to be made pursuant to the Security Agreement to perfect the Transaction Liens.

     Section 3.05. FINANCIAL STATEMENTS. (a) The Company has heretofore furnished to the Lenders (i) its Consolidated statement of financial position and related Consolidated statements of earnings, cash flows and shareholders' investment as of and for the fiscal year ended December 31, 2001, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, (ii) its Consolidated statement of financial position and related Consolidated statements of earnings and cash flows as of and for the fiscal quarter ended June 30, 2002, certified by its chief financial officer, and (iii) the consolidating statements of financial position and related consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2002, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) Since December 31, 2001, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as whole.

     Section 3.06. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) The Company and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

     (b) The Company and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. The Company and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     Section 3.07. SUBSIDIARIES. Schedule 3.07 sets forth as of the Effective Date a list of each Subsidiary of the Company that is a Significant Subsidiary, a Material Subsidiary, an Excluded SPV or an Unrestricted Subsidiary and identifies them as such, and sets forth the percentage ownership interest of the Company and any intermediate Subsidiary therein.

     Section 3.08. LITIGATION; COMPLIANCE WITH LAWS. (a) There are not any actions, suits, proceedings, inquiries or investigations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company or any Original Subsidiary Borrower, threatened against or affecting the Company or any Subsidiary or any business, property or rights of any such Person
(i) which involve the Loan Documents or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     Section 3.09. NON-EXISTENCE OF CERTAIN TYPES OF AGREEMENTS OR OBLIGATIONS.
(a) As of the Effective Date, neither the Company nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Company nor any of the Subsidiaries is in default in any manner under any provision of any material agreement or instrument (excluding any indenture or other agreement or instrument evidencing Indebtedness) to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     (c) Except as set forth in Schedule 3.09(c), as of the Effective Date neither the Company nor any Subsidiary is a party to or is bound by the terms of
(i) any indenture or other agreement or instrument evidencing Indebtedness or
(ii) any certificate of designation or other certificate, agreement or instrument relating to any capital stock, in either case which contains a provision granting the holders thereof the right to require the Company or any Subsidiary to buy all or any part of such Indebtedness or capital stock (or any other provision having substantially the same effect) other than sinking fund and conversion provisions and provisions requiring repayment upon default.

     (d) Schedule 3.09(d) sets forth the total amount of each category of Priority Indebtedness (as set forth in the definition thereof) of the Company and its Subsidiaries existing as of the Effective Date.

     (e) Schedule 3.09(e) sets forth the total amount of all Guarantees by the Company and its Subsidiaries of Indebtedness (other than Indebtedness under the Loan Documents and Indebtedness of the Company or any Subsidiary owing to the Company or any Subsidiary) existing as of the Effective Date.

     Section 3.10. FEDERAL RESERVE REGULATIONS. The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate or be inconsistent with Regulation U or Regulation X.

     Section 3.11. NO REGULATORY RESTRICTIONS ON BORROWING. Neither the Company nor any Original Subsidiary Borrower is (a) an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a holding company as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred hereunder.

     Section 3.12. TAX RETURNS. The Company and each Subsidiary has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (a) taxes that are being contested in accordance with Section 5.03 or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.13. ENVIRONMENTAL MATTERS. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries

(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     Section 3.14. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Plan.

     Section 3.15. NO MATERIAL MISSTATEMENTS. (a) As of the Effective Date, the Information Memorandum does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not materially misleading, and (b) no other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or included therein or delivered pursuant thereto, when taken together with all other such information, reports, financial statements, exhibits or schedules, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

     Section 3.16. SOLVENCY. Immediately following the making of each Borrowing and after giving effect to the application of the proceeds of such Borrowing, the Company and its Subsidiaries on a consolidated basis will be Solvent. The Company and its Subsidiaries on a consolidated basis do not intend to, and do not believe that the Company and its Subsidiaries on a consolidated basis will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash anticipated to be received by the Company and its Subsidiaries on a consolidated basis and the timing of the amounts of cash anticipated to be payable on or in respect of the Indebtedness of the Company and its Subsidiaries on a consolidated basis. For the purpose of this Section, "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property owned by such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) such Person is able to meet its obligations as those obligations mature and (c) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                    ARTICLE 4
                                   CONDITIONS

     Section 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cravath, Swaine & Moore, special New York counsel for the Company, substantially in the form of Exhibit B-1, Maria M. Rose, internal counsel to the Company, substantially in the form of Exhibit B-2, Raymond S. Egres, internal counsel to the Original Subsidiary Borrowers, substantially in the form of Exhibit B-3, and Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Company, substantially in the form of Exhibit B-4, in each case covering such other matters relating to the Credit Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company and each Original Subsidiary Borrower hereby requests such counsel to deliver such opinions.

     (c) The Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated by the Loan Documents as the Administrative Agent may reasonably require.

     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers and the Subsidiary Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers and the Subsidiary Guarantors, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

     (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents.

     (g) The Administrative Agent shall have received evidence reasonably satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Agreement.

     (h) The Collateral and Guarantee Requirement shall have been satisfied in full and the Collateral Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or other executive officer of the Company, together with all attachments contemplated thereby.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. The Company and the Lenders party to the Existing Credit Agreement (the "CONTINUING LENDERS") hereby agree that if, on or prior to the Effective Date, one or more Required Exiting Lenders give their written consent to the matters set forth in clauses
(i) through (iii) of this sentence, then: (i) the commitments of the banks under the Existing Credit Agreement shall terminate in their entirety immediately and automatically on the Effective Date, without further action by any party to the Existing Credit Agreement, (ii) all accrued facility fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to
Section 2.15 of the Existing Credit Agreement, the Company may prepay any and all loans outstanding thereunder on the Effective Date and any requirement for notice of such prepayment shall be waived. For the purpose hereof "REQUIRED EXITING LENDERS" means lenders party to the Existing Credit Agreement (other than the Continuing Lenders) who, together with the Continuing Lenders, constitute "REQUIRED LENDERS" for the purpose of the Existing Credit Agreement.

     Section 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of each Credit Party set forth in each Loan Document to which it is party (other than, solely in the case of a Borrowing to be made to repay maturing commercial paper of the Company, that set forth in Section 3.05(b)) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

     Section 4.03. FIRST BORROWING BY EACH ELIGIBLE SUBSIDIARY. The obligation of each Lender to make a Loan, and the obligation of an Issuing Bank to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

     (a) Receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent, substantially to the effect of

Exhibit F hereto and covering such other matters relating to the transactions contemplated hereby as the Required Lenders may reasonably require.

     (b) Receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary and this Agreement of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will, and will cause each of its Subsidiaries to:

     Section 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of each Subsidiary that is not a Borrower to the extent that the failure to take any such action could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.03.

     (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     Section 5.02. INSURANCE. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     Section 5.03. OBLIGATIONS AND TAXES. Pay its obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary shall, to the extent required by GAAP applied on a consistent basis, set aside on its books adequate reserves with respect thereto.

     Section 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Company, furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each fiscal year, its Consolidated statement of financial position and related Consolidated statements of earnings, cash flows and shareholders' investment, showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal year and their results of operations and cash flows for such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except with the consent of the Required Lenders) to the effect that such Consolidated financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its Consolidated statement of financial position and related Consolidated statements of earnings and cash flows showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter and their results of operations for such fiscal quarter and the then elapsed portion of the fiscal year and their cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c) concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a corresponding consolidating statement of financial position and related consolidating statements of earnings, cash flow and shareholders' investment (which need not be audited), showing the financial position of the Company and its Subsidiaries as of the end of the corresponding period, and their results of operations and cash flows for such period, all certified by one of the Company's Financial Officers as fairly presenting the financial position, results of operations and cash flows of the Company and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end adjustments;

     (d) concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a certificate, substantially in the form of Exhibit G hereto, of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default has occurred or, if such Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 7.01,
7.02 and Section 7.03;

     (e) promptly after the occurrence of any event or condition which makes the information thereon inaccurate, incomplete or untrue, an update to Schedule 3.07;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of such Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

     (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may reasonably request.

Information required to be delivered pursuant to paragraphs 5.04(a), 5.04(b) or 5.04(f) above shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the Internet at www.cummins.com, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to paragraph 5.04(d) and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs 5.04(a), 5.04(b) or 5.04(f) to any Lender which requests such delivery.

     Section 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events which have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

     (e) any change in the Company's senior unsecured debt rating from S&P or Moody's or in its corporate credit rating from S&P.

     Section 5.06. INFORMATION REGARDING COLLATERAL. (a) In the case of the Company, furnish to the Collateral Agent prompt written notice of any change in
(i) the Company's or any Subsidiary Guarantor's legal name or domicile, (ii) the Company's or any Subsidiary Guarantor's identity or corporate structure or (iii) the Company's or any Subsidiary Guarantor's Federal Taxpayer Identification Number. The Company will not, and will not permit any Subsidiary Guarantor to, effect or permit any change referred to in the preceding sentence unless all filings are made under the Uniform Commercial Code and all other actions are taken that are required in any such case within the time frame specified in the Security Agreement or (if not so specified) as required by applicable law, so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. The Company will also promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

     (b) In the case of the Company, at the time annual financial statements with respect to any Fiscal Year are delivered pursuant to Section 5.04(a), deliver to the Collateral Agent a certificate of a Financial Officer of the Company (i) setting forth the information required pursuant to Sections A1 and A2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection other than changes specified in such certificate and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent required by the terms of the Security Documents to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     Section 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Administrative Agent or any Lender to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor; PROVIDED that (i) the Company or such Subsidiary may require that a representative appointed by it be present at such inspections or discussions and
(ii) the obligations of the Company and its Subsidiaries under this Section are subject to, and the Administrative Agent and any such Lender shall comply with, all applicable confidentiality restrictions.

     Section 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X, or (b) in any hostile acquisition of another Person.

     Section 5.09. COMPLIANCE WITH LAWS. Comply with all applicable laws, statutes, rules and regulations (including all applicable Environmental Laws) and obtain, maintain and comply with, in each case in all material respects, any and all licenses, approvals, notifications, registrations or permits required by applicable laws, statutes, rules and regulations (including all applicable Environmental Laws) except to the extent that, in any such case, failure to do so could not be reasonably expected to have a Material Adverse Effect.

     Section 5.10. ADDITIONAL SUBSIDIARIES. In the case of the Company, if any additional Subsidiary is formed or acquired after the Effective Date, within ten Domestic Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent thereof and, if such Subsidiary is, or an existing Subsidiary becomes, a Material Subsidiary, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary, subject to the limitations set forth therein and in the Security Agreement.

     Section 5.11. SECURITY DOCUMENTS; FURTHER ASSURANCES. (a) In the case of the Company and each Subsidiary Guarantor, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Company's expense. The Company will, within 60 days after the Effective Date, provide to the Collateral Agent the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Credit Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.01 or have been released.

     (b) In the case of the Company and each Subsidiary Guarantor, if any material assets are acquired by the Company or any Subsidiary Guarantor after the Effective Date (other than (i) assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof, (ii) any Principal Property (as defined in the Indenture) or any stock or indebtedness of any Restricted Subsidiary (as such terms are used in the Indenture) or (iii) other real property which is not owned in fee), notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and take such actions, or cause such Subsidiary Guarantor to take such actions, as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Transaction Lien, including actions described in this
Section 5.11, all at the Company's expense; PROVIDED that the Company shall not be required to take such action if doing so, in its reasonable judgment, would require equally and ratably securing the bonds issued under the Indenture.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will not, and will not cause or permit any of its Subsidiaries to:

     Section 6.01. NEGATIVE PLEDGE. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

     (a) Transaction Liens;

     (b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.03;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.03;

     (d) pledges and deposits and other Liens made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (e) Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case in the ordinary course of business;

     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or any Subsidiary;

     (g) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

     (h) Liens (including deposits) in connection with self-insurance;

     (i) judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount (net of amounts for which relevant insurance providers have delivered written acknowledgements of coverage) not to exceed $125,000,000, PROVIDED that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

     (j) Liens arising in connection with advances or progress payments under government contracts;

     (k) Liens on assets of Subsidiaries securing Indebtedness payable to the Company or any Wholly-Owned Consolidated Subsidiary; and

     (l) Liens securing Indebtedness (other than Indebtedness described in paragraphs (a) through (k) above) to the extent and only to the extent that the aggregate amount of Priority Indebtedness shall not exceed $200,000,000 at any time.

     Section 6.02. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), unless, after giving effect to such Sale and Lease-Back Transaction, the aggregate amount of Priority Indebtedness shall not exceed $200,000,000, except that the Company or any Subsidiary may enter into Sale and Lease-Back Transactions without restriction if the property subject to such Sale and Lease-Back Transaction was purchased by the Company or any Subsidiary within six months of the date of such Sale and Leaseback Transaction.

     Section 6.03. MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS. In the case of the Company and any Significant Subsidiary, merge with or into or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), except (a) that the Company and any Significant Subsidiary may sell inventory or receivables in the ordinary course of business, (b) that if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing (i) any Significant Subsidiary which is not a Subsidiary Guarantor may merge with or into, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to, the Company or a Wholly-Owned Consolidated Subsidiary; PROVIDED that such Wholly-Owned Consolidated Subsidiary shall thereafter be deemed a Significant Subsidiary hereunder and (ii) any Subsidiary may merge with or into, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Subsidiary Guarantor and (iii) any Credit Party or any other Significant Subsidiary may merge with or into or consolidate with any other Person if the surviving corporation in such merger or consolidation shall be such Credit Party or such Significant Subsidiary; PROVIDED that in each case under clause (b) above the Company shall have delivered to the Banks a certificate of a Financial Officer of the Company and an opinion of counsel for the Company, each stating that such consolidation, merger, sale, transfer, lease or other disposition complies with this Section 6.03 and that all conditions precedent herein provided for relating to such transaction have been complied with and (c) as otherwise permitted by Section 5.01(a); and PROVIDED FURTHER that it is understood that this Section 6.03 does not place any restriction on securitization transactions which are not otherwise prohibited hereunder.

     Section 6.04. OBLIGATIONS OF SUBSIDIARIES. In the case of the Subsidiaries, incur, create, assume or permit to exist any Indebtedness if, after giving effect thereto, Priority Indebtedness would exceed $200,000,000.

     Section 6.05. AMENDMENTS OF CERTAIN AGREEMENTS. In any respect material and adverse to the Lenders, amend, modify, supplement or waive any of the provisions of any instrument evidencing or relating to any subordinated Indebtedness unless such amendment, modification, supplement or waiver is approved in writing by the Required Lenders.

     Section 6.06. SWAP AGREEMENTS. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

     Section 6.07. RESTRICTIVE AGREEMENTS. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets securing the Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.07 (or any extension or renewal of, or any amendment or modification to, or any other restriction or condition contained in the agreements governing future Indebtedness of the Company that is substantially identical in substance to, such restriction or condition that does not expand the scope of such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or other asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to assets securing any Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(vi) clause (b) of the foregoing shall not apply to customary restrictions contained in senior unsecured notes or bonds issued by the Company.

     Section 6.08. OWNERSHIP OF SIGNIFICANT SUBSIDIARIES. Cease to maintain at any time direct or indirect ownership of securities or other ownership interests representing not less than the greater of (a) a majority of the ordinary voting power of each Significant Subsidiary and (b) such voting power as provides effective control of the policy and direction of each Significant Subsidiary.

     Section 6.09. FUNDAMENTAL CHANGES. Engage to any material extent in any business except businesses of the types conducted by the Borrowers and their respective Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

     Section 6.10. UNRESTRICTED SUBSIDIARIES. In the case of the Company, (i) permit any Unrestricted Subsidiary (or any Subsidiary formed or acquired after the Effective Date) to be designated as a Restricted Subsidiary or (ii) permit any Unrestricted Subsidiary to merge or consolidate with or into, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to any other Subsidiary except (x) dispositions of assets in the ordinary course of business or (y) a transaction otherwise permitted hereunder in which an Unrestricted Subsidiary is the resulting, surviving or transferee entity.

                                    ARTICLE 7
                               FINANCIAL COVENANTS

     Section 7.01. NET WORTH. The Company will not permit Net Worth to be at any time less than the sum of (a) $1,150,000,000 PLUS (b) an amount equal to 25% of the sum of the amounts of Consolidated Net Income for each of the fiscal quarters commencing after September 29, 2002 to and including the most recent fiscal quarter ended prior to the date on which the calculation of Net Worth is made (without including any fiscal quarter in which such Consolidated Net Income is a negative number) plus (c) an amount equal to 75% of the amount by which Net Worth shall have been increased by any issuance of any capital stock by the Company occurring after September 29, 2002.

     Section 7.02. LEVERAGE. The Company will not permit the ratio of (a) the sum of Consolidated Indebtedness and Securitization Financing to (b) the sum of Consolidated Indebtedness, Securitization Financing and Net Worth to be at any time greater than 0.55 to 1.0.

     Section 7.03. COVERAGE RATIO. The Company will not permit the ratio of (a) Consolidated EBITDA minus Capital Expenditures to (b) Consolidated Interest Expense, for any period of four consecutive fiscal quarters ending on any date on or after the Effective Date, to be less than 1.50:1.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

     (a) any representation or warranty made, or deemed made, in or in connection with the Loan Documents or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to the Loan Documents, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or pursuant to any provision of the Loan Documents or otherwise;

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     (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under the Loan Documents, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Domestic Business Days;

     (d) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in
Section 5.05(a) or Section 5.05(b), Section 5.08, Article 6 or Article 7 and such default shall continue unremedied for a period of five Domestic Business Days after the earlier of (i) a Financial Officer of the Company becoming aware thereof and (ii) notice thereof from the Administrative Agent or any Lender to the Company;

     (e) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in the Loan Documents (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of ten Domestic Business Days after notice thereof from the Administrative Agent or any Lender to the Company;

     (f) the Company or any Subsidiary shall (i) fail to pay any of its Indebtedness in excess of $10,000,000 in the aggregate when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Indebtedness, when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Indebtedness or such Indebtedness has been accelerated and such acceleration has not been rescinded; or any amount of Indebtedness in excess of $10,000,000 shall be required to be prepaid, defeased, purchased or otherwise acquired by the Company or any Subsidiary (other than by a regularly scheduled required prepayment and other than secured Indebtedness that becomes due as a result of the voluntary transfer of assets securing such Indebtedness), prior to the stated maturity thereof;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of the property or assets of the Company or any Subsidiary, or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any

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proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary, or for a substantial part of the property or assets of the Company or any Subsidiary,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed;

     (j) a Change in Control shall occur;

     (k) the provisions of Article 11 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or the Company or any Eligible Subsidiary shall have so asserted in writing;

     (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

     (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by the Company or any Subsidiary Guarantor not to be, a valid and perfected Lien on Collateral having a value of $5,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement or to file continuation statements; or

     (n) any Subsidiary Guarantor's Secured Guarantee shall cease to constitute a valid and binding obligation of such Subsidiary Guarantor or any Credit Party shall so assert in writing.

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Company, take either or both of the following actions at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of any Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding; and upon the occurrence of any event described in paragraph (g) or (h) above with respect to any Borrower, the Commitments shall automatically terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees

                                       55
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and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

                                    ARTICLE 9
                                   THE AGENTS

     Section 9.01. APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes them to take such actions on its behalf and to exercise such powers as are delegated to them by the terms of the Loan Documents (including with respect to the Collateral Agent, to sign and deliver the Security Documents), together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the Issuing Bank hereby agrees to the restrictions set forth in Section 26 of the Security Agreement. References in this Article 9, other than Sections 9.06 and 9.08, to the Administrative Agent shall be deemed to include a reference to the Collateral Agent.

     Section 9.02. RIGHTS AND POWERS OF ADMINISTRATIVE AGENT AS A LENDER. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     Section 9.03. LIMITED DUTIES AND RESPONSIBILITIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and (c) except as expressly set forth in any Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other

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document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 9.04. AUTHORITY OF ADMINISTRATIVE AGENT TO RELY ON CERTAIN WRITINGS, STATEMENTS AND ADVICE. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 9.05. SUB-AGENTS AND RELATED PARTIES. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 9.06. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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     Section 9.07. CREDIT DECISIONS BY LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished hereunder or thereunder.

     Section 9.08. ADMINISTRATIVE AGENT'S FEE. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

     Section 9.09. OTHER AGENTS. Nothing in the Loan Documents shall impose on any Agent other than the Administrative Agent and the Collateral Agent, in their capacity as such Agent, any obligation or liability whatsoever.

                                   ARTICLE 10
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

     Section 10.01. ORGANIZATION; POWERS. Such Eligible Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to execute, deliver and perform its obligations hereunder and under each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder and (c) is a Wholly-Owned Consolidated Subsidiary.

     Section 10.02. AUTHORIZATION. The Transactions and the execution and delivery by such Eligible Subsidiary of its Election to Participate and the performance by such Eligible Subsidiary of this Agreement, (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and
(b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien (other than the Transaction Liens) upon any property or assets of the Company or any Subsidiary.

     Section 10.03. ENFORCEABILITY. Its Election to Participate has been duly executed and delivered by such Eligible Subsidiary, and this Agreement constitutes a legal, valid and binding

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obligation of such Eligible Subsidiary enforceable against such Eligible
Subsidiary in accordance with its terms.

     Section 10.04. TAXES. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate.

                                   ARTICLE 11
                                    GUARANTY

     Section 11.01. THE GUARANTY. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each obligation to reimburse any LC Disbursement incurred by each Borrower (other than the Company) pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Borrower (other than the Company) under this Agreement. Upon failure by any Borrower (other than the Company) to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     Section 11.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, any Subsidiary Guarantor or any other Person under any Loan Document or by operation of law or otherwise;

     (b) any modification or amendment of or supplement to any Loan Document;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower, any Subsidiary Guarantor or any other Person under any Loan Document;

     (d) any change in the corporate existence, structure or ownership of any Borrower, any Subsidiary Guarantor or any other Person or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any Subsidiary Guarantor or any other Person or its assets or any resulting release or discharge of any obligation of any Borrower, any Subsidiary Guarantor or any other Person contained in any Loan Document;

     (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Borrower, any Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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     (f) any invalidity or unenforceability relating to or against any Borrower, any Subsidiary Guarantor or any other Person for any reason of any Loan
Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest or any other amount payable by it under any Loan Document; or

     (g) any other act or omission to act or delay of any kind by any Borrower, any Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder (in each case other than payment in full of the obligations guaranteed hereunder).

     Section 11.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable hereunder by the Company and each Borrower under this Agreement shall have been paid in full and all LC Disbursements shall have been reimbursed. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     Section 11.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

     Section 11.05. SUBROGATION. Upon making any payment with respect to any Borrower hereunder, the Company shall be subrogated to the rights of the payee against such Borrower with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full.

     Section 11.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 11.07. CONTINUING GUARANTEE. The Company's Guarantee hereunder is a continuing guarantee, shall be binding on the Company and its successors and assigns, and shall be enforceable by the Lenders. If all or part of any Lender's interest in any obligation guaranteed by the Company is assigned or otherwise transferred, the transferor's rights under the Company's guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

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                                   ARTICLE 12
                                  MISCELLANEOUS

     Section 12.01. NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

            (i) if to the Company, to it at Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, Attention of Vice President-Treasurer (Facsimile No. (812) 377-3347);

            (ii) if to any other Borrower or Eligible Subsidiary, to it care of the Company;

            (iii)   if to the Administrative Agent:

                      (A) if such notice is required by the terms hereof to be given to the Administrative Agent at its London office, to J.P. Morgan Europe Limited, 125 London Wall, London EC24 5AJ, Attention of Steve Clark/Nichola Hall, (Facsimile No. 44 207 777 2360), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Frank Giacalone (Facsimile No.212-552-5650);

                      (B) otherwise to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Frank Giacalone (Facsimile No. 212-552-5650);

            (iv) if to the Issuing Bank, to it at JPMorgan Chase Bank, 10420 Highland Manor Drive, Tampa, Florida 33610, Attention of Standby LC Dept. James Alonzo/Ralph Davis (Facsimile No. 813-432-5161);

            (v) if to the Swingline Lender, to it at JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Frank Giacalone (Facsimile No. 212-552-5650); and

            (vi) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

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     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 12.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower or any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) No Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into
(x) in the case of this Agreement, by the Company and the Required Lenders or
(y) in the case of any other Loan Document, by each Credit Party to be bound thereby and the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders; PROVIDED that no such agreement shall

            (i) (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change
     Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release the Company from its guarantee under Article 11 hereof (except as expressly permitted by Article 11) or any Subsidiary Guarantor from its Secured Guarantee (except as expressly permitted in the Security Agreement), or in either case limit its liability in respect of such guarantee or (G) release any substantial portion of the Collateral from the Transaction Liens (except as expressly provided in the Security Documents);

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            (ii)    amend, modify or otherwise affect the rights or duties of
     the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under any Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be; or

            (iii) (A) subject any Eligible Subsidiary or Original Subsidiary Borrower to any additional obligation without the written consent of such Borrower, (B) increase the principal of or rate of interest on any outstanding Loan of any Eligible Subsidiary or Original Subsidiary Borrower without the written consent of such Borrower, (C) accelerate the stated maturity of any outstanding Loan of any Eligible Subsidiary or Original Subsidiary Borrower without the written consent of such Borrower or (D) change this PROVISO (iii) without the prior written consent of each Eligible Subsidiary and each Original Subsidiary Borrower.

     Section 12.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Company shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

     (d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     Section 12.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                      (A) the Company; PROVIDED that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved

            Fund (as defined below) or, if an Event of Default under paragraph
            (b), (c), (g) or (h) of Article 8 has occurred and is continuing, any other assignee; and

                      (B) the Administrative Agent; PROVIDED that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

                      (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Company and the Administrative Agent otherwise consent; PROVIDED that no such consent of the Company shall be required if an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing;

                      (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                      (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                      (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                      (E) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, PROVIDED that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such CLO.

                    For the purposes of this Section 12.04(b), the terms
            "APPROVED FUND" and "CLO" have the following meanings:

                    "APPROVED FUND" means (a) a CLO and (b) with respect to any
            Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                    "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.
            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
     Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);

PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) each Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 12.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Company and any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 12.03 and
Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 12.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 12.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 12.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 12.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment arising out of or relating to any Loan Document, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Borrower or Subsidiary Guarantor or its properties in the courts of any jurisdiction.

     (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 12.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 12.11. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with any Loan Document is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of any Loan Document, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     Section 12.12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 12.13. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 CUMMINS INC.

                                 By:  /s/ Donald W. Trapp
                                     -------------------------------------------
                                     Name:   Donald W. Trapp
                                     Title:  Vice President - Treasurer


                                 CUMMINS ENGINE CO. LTD.

                                 By:  /s/ Donald W. Trapp
                                     -------------------------------------------
                                     Name:   Donald W. Trapp
                                     Title:  Vice President - Treasurer


                                 CUMMINS POWER GENERATION LTD.

                                 By:  /s/ Donald W. Trapp
                                     -------------------------------------------
                                     Name:   Donald W. Trapp
                                     Title:  Vice President - Treasurer


                                 NEWAGE INTERNATIONAL LIMITED

                                 By:  /s/ Donald W. Trapp
                                     -------------------------------------------
                                     Name:   Donald W. Trapp
                                     Title:  Vice President - Treasurer

                                 JPMORGAN CHASE BANK

                                 as Administrative Agent, Collateral Agent,
                                     Swingline Lender, Issuing Bank and Lender

                                 By:  /s/ Karen May Sharf
                                     -------------------------------------------
                                     Name:   Karen May Sharf
                                     Title:  Vice President


                                 CITICORP USA, INC.

                                 as Syndication Agent and Lender

                                 By:  /s/ Brian Ike
                                     -------------------------------------------
                                     Name:   Brian Ike
                                     Title:  Director


                                 BANK OF AMERICA, N.A.

                                 as Co-Documentation Agent and Lender

                                 By:  /s/ Matthew J. Reilly
                                     -------------------------------------------
                                     Name:   Matthew J. Reilly
                                     Title:  Vice President


                                 THE BANK OF NOVA SCOTIA

                                 as Co-Documentation Agent and Lender

                                 By: /s/ N. Bell
                                     -------------------------------------------
                                     Name:   N. Bell
                                     Title:  Sr. Manager - Loan Operations

                                 LENDERS:

                                 The ROYAL BANK OF SCOTLAND plc.

                                 By:  /s/ Richard Freedman
                                     -------------------------------------------
                                     Name:   Richard Freedman
                                     Title:  Senior Vice President


                                 THE BANK OF NEW YORK

                                 By:  /s/ John M. Lokay, Jr.
                                     -------------------------------------------
                                     Name:   John M. Lokay, Jr.
                                     Title:  Vice President


                                 BANK OF TOKYO-MITSUBISHI LTD.

                                 By:  /s/ Shinichiro Munechika
                                     -------------------------------------------
                                     Name:   Shinichiro Munechika
                                     Title:  Deputy General Manager


                                 THE NORTHERN TRUST COMPANY

                                 By:  /s/ Ashish S. Bhagwat
                                     -------------------------------------------
                                     Name:   Ashish S. Bhagwat
                                     Title:  Vice President


                                 EXPORT DEVELOPMENT CANADA

                                 By:  /s/ Andrew Keenan
                                     -------------------------------------------
                                     Name:   Andrew Keenan
                                     Title:  Financial Service Manager

                                 By:  /s/ David Wu
                                     -------------------------------------------
                                     Name:   David Wu
                                     Title:  Financial Service Manager

                                                                    EXHIBIT 10.6

                        GUARANTEE AND SECURITY AGREEMENT

                                   dated as of

                                November 5, 2002

                                      among

                                  CUMMINS INC.,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       and

                               JPMORGAN CHASE BANK

                               as Collateral Agent

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
Section 1.   DEFINITIONS..........................................................................1
Section 2.   GUARANTEES BY SUBSIDIARY GUARANTORS.................................................14
Section 3.   GRANT OF TRANSACTION LIENS..........................................................17
Section 4.   GENERAL REPRESENTATIONS AND WARRANTIES AND COVENANTS................................19
Section 5.   FURTHER ASSURANCES; GENERAL COVENANTS...............................................22
Section 6.   ACCOUNTS............................................................................25
Section 7.   INSTRUMENTS.........................................................................26
Section 8.   RECORDABLE INTELLECTUAL PROPERTY....................................................26
Section 9.   INVESTMENT PROPERTY.................................................................27
Section 10.  INVESTMENT PROPERTY COLLATERAL ACCOUNTS.............................................31
Section 11.  CONTROLLED DEPOSIT ACCOUNTS.........................................................31
Section 12.  CASH COLLATERAL ACCOUNTS............................................................32
Section 13.  OPERATION OF COLLATERAL ACCOUNTS....................................................33
Section 14.  TRANSFER OF RECORD OWNERSHIP........................................................34
Section 15.  RIGHT TO VOTE SECURITIES............................................................35
Section 16.  CERTAIN CASH DISTRIBUTIONS..........................................................36
Section 17.  REMEDIES UPON EVENT OF DEFAULT......................................................36
Section 18.  APPLICATION OF PROCEEDS.............................................................37
Section 19.  FEES AND EXPENSES; INDEMNIFICATION..................................................39
Section 20.  AUTHORITY TO ADMINISTER COLLATERAL..................................................40
Section 21.  LIMITATION ON DUTY IN RESPECT OF COLLATERAL.........................................41
Section 22.  GENERAL PROVISIONS CONCERNING THE COLLATERAL AGENT..................................41
Section 23.  TERMINATION OF TRANSACTION LIENS; RELEASE OF COLLATERAL.............................44
Section 24.  ADDITIONAL SUBSIDIARY GUARANTORS AND LIEN GRANTORS..................................45
Section 25.  ADDITIONAL SECURED OBLIGATIONS......................................................45
Section 26.  SECURITIZATION COLLATERAL...........................................................45
Section 27.  NOTICES.............................................................................47
Section 28.  NO IMPLIED WAIVERS; REMEDIES NOT EXCLUSIVE..........................................48
Section 29.  SUCCESSORS AND ASSIGNS..............................................................48
Section 30.  AMENDMENTS AND WAIVERS..............................................................48
Section 31.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..........................48
Section 32.  WAIVER OF JURY TRIAL................................................................49
Section 33.  JUDGMENT CURRENCY...................................................................49

SCHEDULES:

     SCHEDULE 1 Equity Interests in Material Subsidiaries which are Unrestricted Subsidiaries Owned by Original Lien Grantors

     SCHEDULE 2     Other Investment Property Owned by Original Lien Grantors

     SCHEDULE 3     Intellectual Property

EXHIBITS:

     EXHIBIT A      Security Agreement Supplement

     EXHIBIT B      Copyright Security Agreement

     EXHIBIT C      Patent Security Agreement

     EXHIBIT D      Trademark Security Agreement

     EXHIBIT E      Perfection Certificate

     EXHIBIT F      Issuer Control Agreement

     EXHIBIT G      Securities Account Control Agreement

                        GUARANTEE AND SECURITY AGREEMENT

     AGREEMENT dated as of November 5, 2002 among CUMMINS INC., the SUBSIDIARY GUARANTORS party hereto and JPMORGAN CHASE BANK, as Collateral Agent.

     WHEREAS, the Borrowers are entering into the Credit Agreement described in
Section 1 hereof, pursuant to which the Borrowers intend to borrow funds and obtain letters of credit for the purposes set forth therein;

     WHEREAS, the Company is willing to secure (i) its obligations under the Credit Agreement, and (ii) its guarantee of the obligations of the other Borrowers under the Credit Agreement by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

     WHEREAS, the Company is willing to cause certain of its Subsidiaries to guarantee the obligations of the Borrowers under the Credit Agreement and to secure their guarantee thereof by granting Liens on their assets to the Collateral Agent as provided in the Security Documents;

     WHEREAS, the Lenders and the Issuing Bank are not willing to make loans or issue or participate in letters of credit under the Credit Agreement unless (i) the obligations of the Borrowers under the Credit Agreement are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on assets of the relevant Guarantor as provided in the Security Documents;

     WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in Section 18 hereof;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.

     (a) TERMS DEFINED IN CREDIT AGREEMENT. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

     (b) TERMS DEFINED IN UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term                                                       UCC
----                                                       ---
Account                                                    9-102
Authenticate                                               9-102
Certificated Security                                      8-102
Chattel Paper                                              9-102
Commercial Tort Claim                                      9-102
Commodity Account                                          9-102
Commodity Contract                                         9-102
Commodity Customer                                         9-102
Commodity Intermediary                                     9-102
Deposit Account                                            9-102
Document                                                   9-102
Entitlement Holder                                         8-102
Entitlement Order                                          8-102
Equipment                                                  9-102
Financial Asset                                            8-102 & 103
Fixture                                                    9-102
General Intangibles                                        9-102
Instrument                                                 9-102
Inventory                                                  9-102
Investment Property                                        9-102
Letter-of-Credit Right                                     9-102
Payment Intangible                                         9-102
Record                                                     9-102
Securities Account                                         8-501
Securities Intermediary                                    8-102
Security                                                   8-102 & 103
Security Entitlement                                       8-102
Supporting Obligations                                     9-102
Uncertificated Security                                    8-102

     (c) ADDITIONAL DEFINITIONS. The following additional terms, as used herein, have the following meanings:

     "ARTICLE 9" means Article 9 of the UCC.

     "ASSIGNMENT OF CLAIMS ACT" has the meaning specified in Section 4(o).

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 12.

     "CASH DISTRIBUTIONS" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

     "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted.

     "COLLATERAL ACCOUNTS" means the Cash Collateral Accounts, the Controlled Deposit Accounts, the Controlled Securities Accounts and the Investment Property Collateral Accounts.

     "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as collateral agent under the Loan Documents.

     "COMMODITY ACCOUNT CONTROL AGREEMENT" means, with respect to any Commodity Account as to which a Lien Grantor is the Commodity Customer, an agreement by such Lien Grantor, the Collateral Agent and the relevant Commodity Intermediary that the Commodity Intermediary will apply any value distributed on account of the Commodity Contracts carried in such Commodity Account as directed by the Collateral Agent without further consent by such Lien Grantor. Each such agreement must be reasonably satisfactory in form and substance to the Collateral Agent.

     "COMPANY" means Cummins Inc., an Indiana corporation.

     "CONTINGENT SECURED OBLIGATION" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

          (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it and outstanding at such time;

          (ii) an obligation under a Rate Protection Agreement to make payments that cannot be quantified at such time;

          (iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

          (iv) an obligation to provide collateral to secure any of the foregoing types of obligations;

     PROVIDED that in the case of clauses (ii) and (iii) above, contingent obligations under general indemnification provisions (such as Sections 2.14, 2.16 and 12.03 of the Credit Agreement) and the like as to which no claim is pending or reasonably foreseeable shall not be treated as Contingent Secured Obligations for purposes of administration of this Agreement.

     "CONTROL" has the following meanings:

          (a) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;

          (b) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104; and

          (c) when used with respect to any Commodity Account or Commodity Contract, the meaning specified in UCC Section 9-106(b).

     "CONTROLLED COMMODITY ACCOUNT" means a Commodity Account as to which (i) a Lien Grantor is the Commodity Customer and (ii) a Commodity Account Control Agreement is in effect.

     "CONTROLLED DEPOSIT ACCOUNT" means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank's "customer" (as defined in UCC Section 4-104).

     "CONTROLLED SECURITIES ACCOUNT" means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

     "COPYRIGHT LICENSE" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

     "COPYRIGHTS" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

     "COPYRIGHT SECURITY AGREEMENT" means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

     "CREDIT AGREEMENT" means the Credit Agreement dated as of November 5, 2002 among the Company, Cummins Engine Co. Ltd., Cummins Power Generation Ltd., Newage International Limited, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, LC Issuing Bank and Swingline Lender.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" means, with respect to any Deposit Account of any Lien Grantor, an agreement among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto and other similar exceptions reasonably acceptable to the Collateral Agent).

     "DEPOSITARY BANK" means a bank at which a Controlled Deposit Account is maintained.

     "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof,
(v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

     "FEDERAL GOVERNMENT" means the federal government of the United States or any agency or instrumentality thereof.

     "GUARANTORS" means the Company and each Subsidiary Guarantor.

     "INDENTURE" means the indenture dated as of March 1, 1986 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association)), as trustee, as amended and supplemented prior to the Effective Date.

     "INTELLECTUAL PROPERTY FILING" means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

     "INVESTMENT PROPERTY COLLATERAL ACCOUNT" has the meaning specified in
Section 10.

     "ISSUER CONTROL AGREEMENT" means an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent shall have approved, such approval not to be unreasonably withheld).

     "LIEN GRANTORS" means the Company and the Subsidiary Guarantors.

     "LIQUID INVESTMENT" means a Permitted Investment that matures within 30 days after it is first included in the Collateral.

     "LLC INTEREST" means a membership interest or similar interest in a limited liability company.

     "MATERIAL COMMERCIAL TORT CLAIM" means a Commercial Tort Claim that the Company has determined in good faith could reasonably be expected to result in a recovery by the Company or the applicable Subsidiary Guarantor of more than $5,000,000.

     "MATERIAL GOVERNMENT CONTRACT" means a contract, between a Lien Grantor and either (i) the Federal Government or (ii) a state or local government or any agency or instrumentality thereof, that provides (or can reasonably be expected to provide) for payments to such Lien Grantor in an aggregate amount exceeding $5,000,000.

     "MATERIAL RECORDABLE INTELLECTUAL PROPERTY" means (a) the Recordable Intellectual Property listed on Schedule 3 hereto, (b) the Recordable Intellectual Property identified in Intellectual Property Security Agreements delivered in accordance with the second sentence of subsection 8(a) and (c) any other Recordable Intellectual Property with a fair market value of more than $1,000,000 as reasonably determined by either the Company or, after consultation with the Company, the Collateral Agent.

     "MAXIMUM GUARANTEED AMOUNT" has the meaning set forth in Section 2(i)(ii).

     "NEW INDENTURE" means any indenture governing the terms of notes or bonds issued by the Company after the Effective Date.

     "NOMINATED PERSON" means a Person whom the issuer of a letter of credit (i) designates or authorizes to pay, accept, negotiate or otherwise give value under such letter of credit and (ii) undertakes by agreement or custom and practice to reimburse.

     "NON-CONTINGENT SECURED OBLIGATION" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

     "OPINION OF COUNSEL" means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Collateral Agent, such approval not to be unreasonably withheld) addressed and delivered to the Collateral Agent.

     "ORIGINAL LIEN GRANTOR" means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

     "OWN" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "ACQUIRE" refers to the acquisition of any such rights.

     "PARTNERSHIP INTEREST" means a partnership interest, whether general or limited.

     "PATENT LICENSE" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

     "PATENTS" means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

     "PATENT SECURITY AGREEMENT" means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

     "PERFECTION CERTIFICATE" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.

     "PERMITTED INVESTMENT" means:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

     (b) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

     (c) certificates of deposit, banker's acceptances and time or demand deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000; and

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

     "PERMITTED LIENS" means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to
Section 6.01 of the Credit Agreement.

     "PLEDGED", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time and "Pledged letter of credit" means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.

     "POST-PETITION INTEREST" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

     "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

     "PURCHASER INTEREST" means the undivided ownership interest of the Purchasers in the Receivables Assets, as calculated in accordance with the terms of the RPA.

     "PURCHASERS" means Corporate Asset Funding Company, Inc. and Corporate Receivables Corporation, as "CONDUIT PURCHASERS" under the RPA, and Citibank N.A. as the "COMMITTED PURCHASER" under the RPA, and any other "CONDUIT PURCHASER" or "COMMITTED PURCHASER" from time to time party to the RPA.

     "RATE PROTECTION AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement entered into with a Lender or an Affiliate thereof and shall for the avoidance of doubt include any Swap Agreement not prohibited under the Credit Agreement.

     "RECEIVABLES AGENT" means Citicorp North America, Inc.

     "RECEIVABLES ASSET" has the meaning specified in the RPA.

     "RECEIVABLES SELLER" means Cummins Receivables Corp., a special purpose corporation formed under the laws of Delaware, and a wholly-owned subsidiary of the Company.

     "RECORDABLE INTELLECTUAL PROPERTY" means (i) Patents, (ii) Patent Licenses,
(iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

     "RELEASE CONDITIONS" means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:

          (i) all Commitments under the Credit Agreement shall have expired or been terminated;

          (ii) all Non-Contingent Secured Obligations shall have been paid in full; and

          (iii)   no Contingent Secured Obligation shall remain outstanding;

PROVIDED that the condition in clause (iii) shall not apply to outstanding Letters of Credit if (x) no Event of Default has occurred and is continuing and
(y) the applicable Borrower has granted to the Collateral Agent, for the benefit of the Lenders, a security interest in Liquid Investments (or causes a bank acceptable to the Required Lenders to issue a letter of credit naming the Collateral Agent as beneficiary) in an amount exceeding 105% of the LC Exposure (plus any accrued and unpaid interest thereon) as of the date of such termination, on terms and conditions and pursuant to documentation reasonably satisfactory to the Collateral Agent.

     "RESTRICTED SUBSIDIARY" has the meaning specified in the Indenture.

     "RPA" means that certain Receivables Purchase Agreement dated as of December 15, 2000 (as amended, restated, supplemented or otherwise modified from time to time) among the Receivables Seller, the Company, Corporate Asset

Funding Company, Inc. and Corporate Receivables Corporation as "Conduit Purchasers", the financial institutions party thereto as "Committed Purchasers" and the Receivables Agent.

     "SECURED AGREEMENT", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrowers, obligations of a guarantor and/or rights of the holder with respect to such Secured Obligation.

     "SECURED GUARANTEE" means, (i) with respect to the Company, its guarantee contained in Article 11 of the Credit Agreement and (ii) with respect to each Subsidiary Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 1 of a Security Agreement Supplement.

     "SECURED OBLIGATIONS" means (i) all principal of all Loans and obligations to reimburse LC Disbursements outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and reimbursement obligations and all other amounts now or hereafter payable by the Borrowers pursuant to the Loan Documents and (ii) all obligations (if any) designated by the Company as additional Secured Obligations pursuant to Section 25.

     "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

     "SECURED PARTY REQUESTING NOTICE" means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 22(h) and
(ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

     "SECURITIES ACCOUNT CONTROL AGREEMENT" means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit G (with any changes that the Collateral Agent shall have approved, such approval not to be unreasonably withheld) among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.

     "SECURITIZATION COLLATERAL" means the Company's ownership interest in (i) the Receivables Seller and the Transferring Subsidiary and (ii) that certain

Subordinated Revolving Note dated as of December 15, 2000 from the Receivables Seller in favor of the Company.

     "SECURITIZATION DOCUMENTS" means the "FACILITY DOCUMENTS" as defined in the RPA.

     "SECURITY AGREEMENT SUPPLEMENT" means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to
Section 24 and/or adding additional property to the Collateral.

     "SECURITY DOCUMENTS" means this Agreement, the Security Agreement Supplements, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to the Loan Documents.

     "SUBSIDIARY GUARANTOR" means each Subsidiary listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Subsidiary that shall, at any time after the date hereof, become a "Subsidiary Guarantor" pursuant to
Section 24.

     "SUPPORTING LETTER OF CREDIT" means a letter of credit that supports the payment or performance of one or more items included in the Collateral.

     "TRADEMARK LICENSE" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

     "TRADEMARKS" means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them,
(iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

     "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

     "TRANSACTION LIENS" means the Liens granted by the Lien Grantors under the Security Documents.

     "TRANSFERRED ACCOUNTS" means any Accounts and related rights which have been sold, contributed or otherwise transferred in connection with a receivables financing not prohibited by the Credit Agreement.

     "TRANSFERRING SUBSIDIARY" means Onan Corporation.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

     (d) TERMS GENERALLY. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this

Agreement and (v) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 2.  GUARANTEES BY SUBSIDIARY GUARANTORS.

     (a) SECURED GUARANTEES. Each Subsidiary Guarantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If any Borrower fails to pay any Secured Obligation punctually when due, each Subsidiary Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

     (b) SECURED GUARANTEES UNCONDITIONAL. The obligations of each Subsidiary Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower, any other Subsidiary Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to any Secured Agreement;

           (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower, any other Subsidiary Guarantor or any other Person under any Secured Agreement;

            (iv) any change in the corporate existence, structure or ownership of any Borrower, any other Subsidiary Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any other Subsidiary Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of any Borrower, any other Subsidiary Guarantor or any other Person under any Secured Agreement;

             (v) the existence of any claim, set-off or other right that such Subsidiary Guarantor may have at any time against any Borrower, any other Subsidiary Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against any Borrower, any other Subsidiary Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by any Borrower, any other Subsidiary Guarantor or any other Person; or

           (vii) any other act or omission to act or delay of any kind by any Borrower, any other Subsidiary Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Subsidiary Guarantor hereunder (in each case other than payment in full of the Secured Obligations).

     (c) RELEASE OF SECURED GUARANTEES. (i) All the Subsidiary Guarantors' Secured Guarantees will be released upon the first date on which all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of any Borrower or otherwise, the Subsidiary Guarantors' Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

            (ii) If all the capital stock of a Subsidiary Guarantor or all the assets of a Subsidiary Guarantor are sold to a Person other than the Company or one of its Subsidiaries in a transaction not prohibited by the Credit Agreement (any such sale, a "SALE OF GUARANTOR"), such Subsidiary Guarantor will automatically without any further action by any Person be released from its Secured Guarantee. Such release shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Company as to whether any particular sale constitutes a Sale of Guarantor.

           (iii)   In addition to any release permitted by subsection (i) or
     (ii), the Collateral Agent may release any Subsidiary Guarantor's Secured Guarantee with the prior written consent of the Required Lenders; PROVIDED that any release of any Subsidiary Guarantor's Secured Guarantees which results in the release of any substantial portion of the Collateral shall require the consent of all the Lenders.

     (d) WAIVER BY SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other Subsidiary Guarantor or any other Person.

     (e) SUBROGATION. A Subsidiary Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the payee against the relevant Borrower with respect to such payment; PROVIDED that no Subsidiary Guarantor shall enforce any payment by way of subrogation against any Borrower, or by reason of contribution against any other guarantor of such Secured Obligation, until all the Release Conditions have been satisfied.

     (f) STAY OF ACCELERATION. If acceleration of the time for payment of any Secured Obligation by any Borrower is stayed by reason of the insolvency or receivership of any Borrower or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Collateral Agent.

     (g) RIGHT OF SET-OFF. If any Secured Obligation is not paid promptly when due, each of the Secured Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Subsidiary Guarantor against the obligations of such Subsidiary Guarantor under its Secured Guarantee of such Secured Obligation, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Secured Party under this subsection are in addition to all other rights and remedies (including other rights of set-off) that such Secured Party may have.

     (h) CONTINUING GUARANTEE. Each Subsidiary Guarantor's Secured Guarantee is a continuing guarantee, shall be binding on the relevant Subsidiary Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. If all or part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights under each Subsidiary Guarantor's Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

     (i) LIMITATION ON OBLIGATIONS OF SUBSIDIARY GUARANTOR. (i) The obligations of each Subsidiary Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law; PROVIDED that to the extent such obligations may be satisfied by recourse solely to the Collateral pledged by such Subsidiary Guarantor under the Security Documents, and not as a general obligation of such Subsidiary Guarantor, the limitation contemplated by this Section 2(i)(i) shall be determined without regard to the obligations of such Subsidiary Guarantor as guarantor of bonds and notes hereafter issued by the Company.

            (ii) It is the intention of the parties that the Secured Guarantees given by Restricted Subsidiaries shall not contravene the limitations on Funded Debt (as defined in the Indenture) of Restricted Subsidiaries set forth in the Indenture, and the amount of such Subsidiary Guarantors' obligations under their Secured Guarantees shall be limited to an aggregate amount equal to the maximum amount that may be guaranteed by them without contravention of such restrictions contained in the Indenture (the "MAXIMUM GUARANTEED AMOUNT"), in each case to the extent that such restriction is in effect under the Indenture or any New Indenture containing a restriction on "Funded Debt" on the same terms as the restriction set forth in the Indenture. The Maximum Guaranteed Amount shall, to the extent permitted by the Indenture, be determined as of the date which results in the greatest amount.

           (iii) The Company represents and warrants that, as of the Effective Date, the Maximum Guaranteed Amount shall be an amount not less than $125,000,000. Without limiting the effect of paragraph (i)(ii) above, unless and until the contrary is established to their satisfaction, the Lenders, the Administrative Agent and the Collateral Agent may assume for purposes of the Loan Documents that the Maximum Guaranteed Amount is $125,000,000, and shall incur no liability for any action or inaction taken in reliance on such assumption. Without limiting the effect of paragraph
     (i)(ii), the Lenders, the Administrative Agent and the Collateral Agent may in any case rely upon the advice of counsel as to the Maximum Guaranteed Amount, and shall incur no liability for any action or inaction taken in reliance on such advice.

            (iv) In the event of any inconsistency between the provisions of any Loan Document and this Section 2(i), the provisions of this Section 2(i) shall prevail.

     Section 3. GRANT OF TRANSACTION LIENS.

     (a) The Company, in order to secure its Secured Obligations and its Secured Guarantee, and each Subsidiary Guarantor listed on the signature pages hereof, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Company or such Subsidiary Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

             (i)   all Accounts;

            (ii)   all Chattel Paper;

           (iii)   all Deposit Accounts;

            (iv)   all Documents;

             (v)   all Equipment;

            (vi) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

           (vii)   all Instruments (including all Intercompany Notes);

          (viii)   all Inventory;

            (ix)   all Investment Property;

             (x)   all Letter-of-Credit Rights;

            (xi) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

           (xii) such Original Lien Grantor's ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and
     (4) all other money in the possession of the Collateral Agent; and

          (xiii) all Proceeds of the Collateral described in the foregoing clauses (i) through (xii);

PROVIDED that the following property is excluded from the foregoing security interests: (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Foreign Subsidiary, (C) any shares of stock in or indebtedness of any Restricted Subsidiary (as such terms are used in the

Indenture, to the extent that the Indenture or any New Indenture containing a restriction on "Secured Debt" on the same terms as the Indenture is effective),
(D) any Principal Property (as defined in the Indenture, to the extent that the Indenture or any New Indenture containing a restriction on "Secured Debt" on the same terms as the Indenture is effective), (E) any Fixture and (F) any general intangibles or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any government authority if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. Each Original Lien Grantor shall, if requested to do so by the Collateral Agent, use all commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material.

     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

     (c) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

     Section 4. GENERAL REPRESENTATIONS AND WARRANTIES AND COVENANTS. Each Original Lien Grantor represents, warrants and covenants that:

     (a) Such Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

     (b) Schedule 1 lists all Equity Interests in Material Subsidiaries which are Unrestricted Subsidiaries owned by such Lien Grantor as of the Effective Date. Such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

     (c) Schedule 2 lists, as of the Effective Date, (i) all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries), (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements and
(iii) all Commodity Accounts in respect of which such Lien Grantor is the Commodity Customer; PROVIDED that this representation shall be deemed to be true as of such date if the aggregate fair market value of Securities not listed on Schedule 2, Financial Assets credited to Securities Accounts not listed on Schedule 2 and Commodity Contracts credited to Commodity Accounts not listed on Schedule 2 does not exceed $1,000,000 at such time.

     (d) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any Liens referred to in Section 6.01(b) or Section 6.01(g) of the Credit Agreement. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

     (e) Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions set forth in the Security Documents or that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

     (f) Such Lien Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that could reasonably be expected to limit the Collateral Agent in any such enforcement. No financing statement, security agreement or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements or other similar or equivalent documents (a) with respect to Permitted Liens or (b) the filing or recording of which was not authorized by the Lien Grantor in accordance with
Section 9-509 of the UCC. After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

     (g) To the extent attachment and creation of Transaction Liens are governed by the laws of a jurisdiction in the United States (including the UCC), the Transaction Liens on all Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Lien Grantor's Secured Guarantee, as the case may be.

     (h) Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Effective Date.

     (i) When UCC financing statements describing the Collateral as set forth in Schedule A to such Lien Grantor's Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor's Material Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 8(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Material Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and (iii) actions required under applicable foreign law with respect to any Intellectual Property, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens created by this Agreement or, except for customary motion or court proceedings, for the enforcement of the Transaction Liens.

     (j) Such Lien Grantor has taken, and will continue to take, within a reasonable period after such acquisition or purchase, all actions necessary under the UCC to perfect its interest in (i) any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors and (ii) any Payment Intangibles or promissory notes purchased or otherwise acquired by it, as against its assignors and creditors of its assignors; PROVIDED that no Lien Grantor shall be required to take any such action with respect to (a) Payment Intangibles or promissory notes evidencing indebtedness of any Subsidiary other than a Material Subsidiary which is a Unrestricted Subsidiary or (b) Collateral reasonably determined not to be material by the Company.

     (k) Such Lien Grantor's Collateral is insured as required by the Credit Agreement.

     (l) All of such Lien Grantor's Inventory has or will have been produced in material compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

     (m) As of the Effective Date, no Lien Grantor is the claimant with respect to any Material Commercial Tort Claim. If any Lien Grantor acquires a Material Commercial Tort Claim after the Effective Date, such Lien Grantor will within 30 days of becoming aware of its acquisition of such Material Commercial Tort Claim sign and deliver a Security Agreement Supplement granting a Security Interest in such Material Commercial Tort Claim (which shall be described therein in specificity required to satisfy Official Comment 5 to UCC Section 9-108) to the Collateral Agent for the benefit of the Secured Parties.

     (n) As of the Effective Date, no Lien Grantor is the beneficiary under any letter of credit other than (x) a Supporting Letter Credit and (y) letters of credit with a maximum face amount of less than or equal to $5,000,000. If the Lien Grantor becomes a beneficiary under a Letter of Credit which is not a Supporting Letter of Credit and which has a maximum face amount exceeding $5,000,000, such Lien Grantor will promptly (i) use commercially reasonable efforts to cause the issuer of such letter of credit and each Nominated Person (if any) with respect thereto to consent to an assignment of the proceeds of such letter of credit to the Collateral Agent and (ii) deliver written evidence of such consent to the Collateral Agent.

     (o) No Lien Grantor is a party to any Material Government Contract that has not been notified in writing to the Collateral Agent and made subject to the Transaction Liens. Each Lien Grantor covenants that, if an Event of Default shall have occurred and be continuing, such Lien Grantor will, promptly at the request of the Collateral Agent, execute and deliver to the Collateral Agent all assignments, notices of assignment and other documents required to be filed with
(x) any state or local government or agency or (y) the federal government of the United States or any agency or instrumentality thereof in accordance with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15 (the "ASSIGNMENT OF CLAIMS ACT"), in either case to insure compliance with the Assignment of Claims Act.

     Section 5. FURTHER ASSURANCES; GENERAL COVENANTS. Each Lien Grantor covenants as follows:

     (a) Such Lien Grantor will, from time to time, at the Company's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to:

             (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor's Collateral;

            (ii) in the case of Pledged Deposit Accounts (other than Deposit Accounts which are not controlled Deposit Accounts due to the operation of
     Section 11(d)) and Pledged Letter-of-Credit Rights with respect to letters of credit which are not Supporting Letters of Credit and have a maximum face amount of more than $5,000,000, cause the Collateral Agent to have Control thereof;

           (iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

            (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor's Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is, to the extent permitted by applicable law, sufficient as a financing statement. Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 23. The Company will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

     (b)  Such Lien Grantor will not (i) change its name or corporate structure,
(ii) change its location (determined as provided in UCC Section 9-307) or (iii) except with respect to a Permitted Lien, become bound, as provided in UCC
Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 5(c).

     (c) At least 15 days before it takes any action contemplated by Section 5(b), such Lien Grantor will, at the Company's expense, cause to be delivered to the Collateral Agent an (i) Opinion of Counsel, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose and (ii) a certificate of a Financial Officer of the relevant Lien Grantor to the effect that (A) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (B) except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor's representations and warranties herein relating to such Collateral.

     (d) If any Collateral which the Collateral Agent, acting reasonably, determines to be material is in the possession or control of a warehouseman, bailee or agent at any time, such Lien Grantor will if requested to do so by the Collateral Agent, (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Lien Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts to cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and
(iv) make such Authenticated Record available to the Collateral Agent.

     (e) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; PROVIDED that such Lien Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified such Lien Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the foregoing PROVISO, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Company's expense, execute and deliver to the relevant Lien Grantor all reasonably requested documents necessary to evidence a release of the Transaction Liens, including if necessary to effect such sale the delivery of any security certificates or Instruments held by the Collateral Agent and any related stock or note powers or other instruments of transfer.

     (f) Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor's

Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents. The obligations of the Lien Grantor under this Section are subject to, and the Collateral Agent shall comply with, all applicable confidentiality restrictions.

     Section 6. ACCOUNTS. Each Lien Grantor represents, warrants and covenants as follows:

     (a) Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due (subject to the immediately succeeding sentence), all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts. Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business and consistent with such Lien Grantor's historical collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be paid by such Lien Grantor.

     (b) If payments with respect to any of such Lien Grantor's Accounts are received in a lockbox or similar account, such Lien Grantor will, commencing on the date that is 60 days after the Effective Date, (i) at all times cause such account to be a Controlled Deposit Account and (ii) cause the relevant depositary bank to subordinate to the relevant Transaction Lien all its claims to such account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto and other similar exceptions reasonably acceptable to the Collateral Agent). The Collateral Agent will instruct the relevant depositary bank to transfer funds credited to any such account, as promptly as practicable after receipt thereof, to a Controlled Deposit Account designated by such Lien Grantor; PROVIDED that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may designate the Controlled Deposit Account to which such funds are transferred.

     (c) If an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.

     Section 7. INSTRUMENTS. Except as to actions to be taken by the Collateral Agent, each Lien Grantor represents, warrants and covenants as follows:

     (a) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all Pledged Instruments individually in an amount in excess of $1,000,000 then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other Pledged Instrument individually in an amount in excess of $1,000,000, such Lien Grantor will promptly deliver such Pledged Instrument to the Collateral Agent as Collateral hereunder.

     (b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

     (c) All Pledged Instruments owned by such Lien Grantor, when delivered to the Collateral Agent, will be indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, with signatures appropriately guaranteed (if required for effective assignment), all in form and substance reasonably satisfactory to the Collateral Agent.

     (d) Upon the delivery of any Pledged Instrument owned by such Lien Grantor to the Collateral Agent, the Transaction Lien on such Collateral will be perfected, subject to no prior Liens or rights of others other than Permitted Liens.

     Section 8. RECORDABLE INTELLECTUAL PROPERTY. Each Lien Grantor covenants as follows:

     (a) On or prior to the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Material Recordable Intellectual Property then owned by it, except with respect to any Material Recordable Intellectual Property that is a Patent or Patent License. On or prior to the day which is 30 days after the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to any Material Recordable Intellectual Property that is a Patent or Patent License and is then owned by such Lien Grantor and identified by such Lien Grantor after using commercially reasonable efforts. Within 30 days after each March 31 and September 30 thereafter, it will sign and deliver to the Collateral Agent any Intellectual Property Security Agreement necessary to grant Transaction Liens on all Material Recordable Intellectual Property owned by it on such March 31 or September 30 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Material Recordable Intellectual Property.

     (b) Such Lien Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any Material Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any material adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor's ownership of such Material Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of such Lien Grantor's rights to any Material Recordable Intellectual Property are infringed, misappropriated or diluted by a third party, such Lien Grantor will notify the Collateral Agent within 30 days after it learns thereof and will take such commercially reasonable steps consistent with its past practices, to sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Lien Grantor shall reasonably deem appropriate under the circumstances to protect such Material Recordable Intellectual Property.

     Section 9. INVESTMENT PROPERTY. Each Lien Grantor represents, warrants and covenants as follows:

     (a) CERTIFICATED SECURITIES. On (i) the Effective Date (in the case of an Original Lien Grantor) or (ii) the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities issued by any Material Subsidiary which is an Unrestricted Subsidiary then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other certificate representing such a Pledged Certificated Security, such Lien Grantor will promptly deliver such certificate to the Collateral Agent as Collateral hereunder.

The provisions of this subsection are subject to the limitation in Section 9(l) in the case of voting Equity Interests in a Foreign Subsidiary.

     (b) UNCERTIFICATED SECURITIES. On or prior to the day which is 60 (30 if the applicable issuer is a wholly-owned Subsidiary) days after (i) the Effective Date (in the case of an Original Lien Grantor) or (ii) the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and use commercially reasonable efforts to cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each such Pledged Uncertificated Security issued by any Material Subsidiary which is an Unrestricted Subsidiary then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, within 60 days after such Lien Grantor acquires any other Pledged Uncertificated Security, such Lien Grantor will enter into (and use commercially reasonable efforts to cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to (iii) the limitation in Section 9(l) in the case of voting Equity Interests in a Foreign Subsidiary and (iv) Sections 9(m) and 14(c).

     (c)  SECURITY ENTITLEMENTS. On or prior to the day which is 60 days after
(i) the Effective Date (in the case of an Original Lien Grantor) or (ii) the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account. The provisions of this subsection are subject to Section 14(c).

     (d) COMMODITY ACCOUNTS. On or prior to the day which is 60 days after (i) the Effective Date (in the case of an Original Lien Grantor) or (ii) the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and cause the relevant Commodity Intermediary to enter into) a Commodity Account Control Agreement in respect of each Commodity Account then owned by it and will deliver such Commodity Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, such Lien Grantor will, as promptly as

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

practicable, cause each Commodity Contract owned by it to be carried at all times in a Controlled Commodity Account.

     (e) PERFECTION AS TO CERTIFICATED SECURITIES. When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 9(j) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others (other than Liens permitted by Section 6.01(b) or Section 6.01(g) of the Credit Agreement),
(ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

     (f) PERFECTION AS TO UNCERTIFICATED SECURITIES. When such Lien Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others (other than Liens permitted by Section 6.01(b) or Section 6.01(g) of the Credit Agreement), (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

     (g) PERFECTION AS TO SECURITY ENTITLEMENTS. So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account or to its Investment Property Collateral Account,
(i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens and any other Liens Permitted by Section 6.01(b) or Section 6.01(g) of the Credit Agreement), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens and any other Liens Permitted by Section 6.01(b) or Section 6.01(g) of the Credit Agreement), may be asserted against the Collateral Agent or any other Secured Party.

     (h) PERFECTION AS TO COMMODITY ACCOUNTS. So long as any Commodity Account is subject to a Commodity Account Control Agreement, (i) the Transaction Liens on such Commodity Account and all Commodity Contracts carried therein will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Commodity Intermediary permitted by such Commodity Account Control Agreement and Liens permitted by Section

6.01(b) or Section 6.01(g) of the Credit Agreement) and (ii) the Collateral Agent will have Control of such Commodity Account and all Commodity Contracts carried therein from time to time.

     (i) AGREEMENT AS TO APPLICABLE JURISDICTION. In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary's jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States. In respect of all Commodity Contracts owned by such Lien Grantor and all Commodity Accounts in which such Commodity Contracts are carried, the Commodity Intermediary's jurisdiction (determined as provided in UCC Section 9-305(b)) will at all times be located in the United States.

     (j) DELIVERY OF PLEDGED CERTIFICATES. All Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed (if required for effective transfer), all in form and substance reasonably satisfactory to the Collateral Agent.

     (k) COMMUNICATIONS. Each Lien Grantor will promptly upon request by the Collateral Agent give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder.

     (l) FOREIGN SUBSIDIARIES. A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 3(a) and/or the comparable provisions of one or more Security Agreement Supplements. A Lien Grantor will not be obligated to deliver certificates representing Pledged Certificated Securities issued by Foreign Subsidiaries in accordance with Section 9(a) until the day that is 21 days after the Effective Date.

     (m) COMPLIANCE WITH APPLICABLE FOREIGN LAWS. If and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the relevant Lien Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein. If and so long as the Collateral includes any Pledged Uncertificated Security issued by such a foreign legal entity, the relevant Lien Grantor will comply with this subsection, and will not be required to comply with Section 9(b), with respect thereto.

     Section 10. INVESTMENT PROPERTY COLLATERAL ACCOUNTS. (a) At any time when an Event of Default has occurred and is continuing, the Collateral Agent will establish, at an office located in the United States, a Securities Account with respect to each Lien Grantor (such Lien Grantor's "INVESTMENT PROPERTY COLLATERAL ACCOUNT"), in the name and under the exclusive control of the Collateral Agent, to which there shall be credited from time to time (i) all Securities that are to be credited thereto pursuant to Section 14(a) or any other provision of any Security Document, (ii) any other Financial Assets that underlie Security Entitlements included in such Lien Grantor's Collateral and
(iii) the cash proceeds thereof. Each Investment Property Collateral Account will be operated as provided in Section 13.

     (b) The Collateral Agent and each Lien Grantor agree (and will cause the relevant Securities Intermediary, if other than the Collateral Agent, to agree) that (i) such Lien Grantor's Investment Property Collateral Account will be a Securities Account, (ii) the Collateral Agent will be the Entitlement Holder with respect thereto and (iii) all property (whether Investment Property, financial asset, security, instrument, cash or other property) credited to such account will be treated as Financial Assets.

     Section 11. CONTROLLED DEPOSIT ACCOUNTS. Each Lien Grantor represents, warrants and covenants as follows:

     (a) On and after the day which is 60 days after the Effective Date, all cash owned by such Lien Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 13. The provisions of this subsection are subject to Section 11(d).

     (b) In respect of each Controlled Deposit Account, the Depositary Bank's jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 is in effect.

     (c) So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank's right to deduct its normal operating charges and any uncollected funds previously credited thereto and other similar exceptions reasonably acceptable to the Collateral Agent).

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

     (d) MATERIALITY EXCEPTION. The Lien Grantors have the right not to comply with the foregoing provisions of this Section with respect to Deposit Accounts having collected balances that do not at any time exceed $10,000,000 in the aggregate for all Lien Grantors. However, if an Event of Default occurs and is continuing, the Administrative Agent may terminate the foregoing right not to comply, or reduce the amount thereof, by giving at least ten Business Days' notice of such termination or reduction to the relevant Lien Grantors.

     Section 12. CASH COLLATERAL ACCOUNTS. (a) If and when required for purposes hereof, the Collateral Agent will establish with respect to each Lien Grantor an account (its "CASH COLLATERAL ACCOUNT"), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Lien Grantor that are to be deposited therein pursuant to the Loan Documents shall be deposited from time to time. Each Cash Collateral Account will be operated as provided in this Section and Section 13.

     (b) The Collateral Agent shall deposit the following amounts, as and when received by it, in the applicable Lien Grantor's Cash Collateral Account:

             (i) each amount required by Section 2.05(k) of the Credit Agreement to be deposited therein to cover LC Disbursements which have not been reimbursed by the Company;

            (ii) each Cash Distribution required by Section 16 to be deposited therein; and

           (iii) each amount realized or otherwise received by the Collateral Agent with respect to assets of the relevant Lien Grantor upon any exercise of remedies pursuant to any Security Document.

     (c) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to each clause of subsection (b) of this Section.

     (d) Unless (x) an Event of Default shall have occurred and be continuing and the Required Lenders shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection or (y) the maturity of the Loans shall have been accelerated pursuant to Article 8 of the Credit Agreement, the Collateral Agent shall withdraw amounts from the Cash Collateral Accounts and apply them for the following purposes:

             (i) any amount deposited pursuant to Section 2.05(k) of the Credit Agreement Obligations shall be withdrawn and applied to reimburse LC Disbursements as they become due; PROVIDED that such amount (to the extent not theretofore applied) shall be withdrawn and returned to the Company if and when permitted by said Section 2.05(k).

            (ii) any Cash Distribution deposited pursuant to Section 16 shall, at the relevant Lien Grantor's request, (x) be withdrawn and applied to pay Secured Obligations that are then due and payable or (y) if no Event of Default has occurred and is continuing, be withdrawn and returned to such Lien Grantor.

     Section 13. OPERATION OF COLLATERAL ACCOUNTS. (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

     (b) Funds held in any Controlled Securities Account or Investment Property Collateral Account may, until withdrawn, be invested and reinvested in such investments as the relevant Lien Grantor shall request from time to time; PROVIDED that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such investments.

     (c) Funds held in any Controlled Deposit Account or Cash Collateral Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Lien Grantor shall request from time to time; PROVIDED that (i) if an Event of Default shall have occurred and be continuing, Collateral Agent may select such Permitted Investments and (ii) if such Permitted Investments are to be held in a Securities Account, either (x) the Collateral Agent is the Entitlement Holder with respect to such Permitted Investments or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Collateral Agent (which shall enter into the same).

     (d) With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 12 applies), the Collateral Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent rescinds such instruction. The Collateral Agent will not rescind such instructions unless an Event of Default shall have occurred and be continuing.

     (e) If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or

Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 18.

     (f) If at any time after the occurrence and during the continuance of an Event of Default immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal required to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

     Section 14. TRANSFER OF RECORD OWNERSHIP. (a) At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable):

             (i) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be (x) transferred of record into the name of the Collateral Agent or its nominee or (y) credited to the relevant Lien Grantor's Investment Property Collateral Account; and

            (ii) cause the Financial Asset underlying each Pledged Security Entitlement to be credited to the relevant Lien Grantor's Investment Property Collateral Account;

     (b) PERFECTION UPON TRANSFER OF RECORD OWNERSHIP. If and when any Pledged Security (whether certificated or uncertificated) owned by such Lien Grantor is transferred of record into the name of the Collateral Agent or its nominee pursuant to Section 14(a), (i) the Transaction Lien on such Pledged Security will be perfected, subject to no prior Liens or rights of others (other than Liens which are permitted by Section 6.01(b) or Section 6.01(g) of the Credit Agreement), (ii) the Collateral Agent will have Control of such Pledged Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof. If and when any Pledged Security owned by such Lien Grantor is credited to its Investment Property Collateral Account pursuant to Section 14(a), Section 9(g) will apply to the resulting Security Entitlement.

     (c) PROVISIONS INAPPLICABLE AFTER TRANSFER OF RECORD OWNERSHIP. If the provisions of Section 14(a) are implemented, Sections 9(b) and 9(c) shall not thereafter apply to (i) any Pledged Security that is registered in the name of the Collateral Agent or its nominee or (ii) any Security Entitlement in respect of which the Collateral Agent or its nominee is the Entitlement Holder.

     (d) COMMUNICATIONS AFTER TRANSFER OF RECORD OWNERSHIP. The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to (i) Pledged Securities registered in the name of the Collateral Agent or its nominee and (ii) Pledged Security Entitlements as to which the Collateral Agent or its nominee is the Entitlement Holder.

     Section 15. RIGHT TO VOTE SECURITIES. (a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

     (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

     Section 16. CERTAIN CASH DISTRIBUTIONS. Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 13. Cash Distributions received after the date which is 60 days after the Effective Date with respect to any Pledged Equity Interest or Pledged Indebtedness that is not held in a Collateral Account (whether held in the name of a Lien Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Lien Grantor; PROVIDED

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

that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in the relevant Lien Grantor's Cash Collateral Account.

     Section 17. REMEDIES UPON EVENT OF DEFAULT. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

     (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 18 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 20.

     (c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

             (i) the Collateral Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged intellectual property (including any Pledged Recordable Intellectual Property) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine; PROVIDED that such licenses or sublicenses do not conflict with any existing license of which the Collateral Agent shall have received a copy;

            (ii) the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged intellectual property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct; and

            (iii) upon request by the Collateral Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor's Pledged intellectual property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant intellectual property or the products or services made or rendered in connection with such intellectual property, and its customer lists and other records relating to such intellectual property and to the distribution of said products or services.

     Section 18. APPLICATION OF PROCEEDS. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

          FIRST, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to
     Section 19 or pursuant to Section 12.03 of the Credit Agreement;

          SECOND, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 18(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

          THIRD, to pay ratably (i) all interest (including Post-Petition Interest) on the Secured Obligations and (ii) all commitment fees and participation fees payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

          FOURTH, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 18(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

          FINALLY, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

PROVIDED that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses FIRST, SECOND, THIRD and FOURTH only to the extent permitted by the limitation in Section 2(i). The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 18(b), be payable pursuant to Section 18(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 18(b) rather than Section 18(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; PROVIDED that, if the other Secured Obligations theretofore paid pursuant to the same clause of
Section 18(a) (i.e., clause SECOND or FOURTH) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of
Section 18(a). If (i) the holder of such Contingent Secured

Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 18(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 18(a).

     (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 22(f). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

     Section 19. FEES AND EXPENSES; INDEMNIFICATION. (a) The Company will forthwith upon demand pay to the Collateral Agent:

             (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

            (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

           (iii) the amount of any fees that the Company shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

            (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 21 and 22).

Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to ABR Loans for such day.

     (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Company will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

     (c) The Company shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

     Section 20. AUTHORITY TO ADMINISTER COLLATERAL. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

PROVIDED that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC
Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); PROVIDED that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

     Section 21. LIMITATION ON DUTY IN RESPECT OF COLLATERAL. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

     Section 22. GENERAL PROVISIONS CONCERNING THE COLLATERAL AGENT. (a) AUTHORITY. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) RIGHTS AND POWERS AS A SECURED PARTY. The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or Affiliate thereof as if it were not the Collateral Agent hereunder.

     (c) LIMITED DUTIES AND RESPONSIBILITIES. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing,
(i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02 of the Credit Agreement) and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02 of the Credit Agreement) or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Security Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (D) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in any Security Document.

     (d) AUTHORITY TO RELY ON CERTAIN WRITINGS, STATEMENTS AND ADVICE. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable

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

for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert.

     (e) SUB-AGENTS AND RELATED PARTIES. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 21 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

     (f) INFORMATION AS TO SECURED OBLIGATIONS AND ACTIONS BY SECURED PARTIES. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Secured Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

     (g) Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Lenders and each Secured Party Requesting Notice, copies of any certificate designating additional obligations as Secured Obligations received by the Collateral Agent pursuant to Section 25 and any notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 17, 18, 20, 22(i) or 23.

     (h) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

     (i) RESIGNATION; SUCCESSOR COLLATERAL AGENT. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required

Lenders shall have the right, in consultation with the Company, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Section and
Section 21 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

     Section 23. TERMINATION OF TRANSACTION LIENS; RELEASE OF COLLATERAL. (a) The Transaction Liens granted by each Subsidiary Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).

     (b) The Transaction Liens granted by the Company shall terminate on the first date on which all the Release Conditions are satisfied.

     (c) The Transaction Liens granted by the relevant Lien Grantor (x) with respect to any Pledged Accounts shall automatically terminate when such Accounts have become Transferred Accounts and (y) with respect to any other Collateral shall automatically terminate upon the sale of such Collateral to a Person other than the Company or a Subsidiary Guarantor in a transaction not prohibited by the Credit Agreement. In each case, such termination shall not require the consent of any Secured Party, and the Collateral Agent and any third party shall be fully protected in relying on a certificate of any Lien Grantor as to whether any Pledged Accounts qualify as Transferred Accounts (including without limitation whether the transfer thereof is permitted under the Credit Agreement and this Agreement) and as to whether any sale of Collateral is not prohibited by the Credit Agreement.

     (d) At any time before the Transaction Liens granted by the Company terminate, the Collateral Agent may, at the written request of the Company, (i) release any Collateral (but not any substantial portion of the Collateral) with the prior written consent of the Required Lenders or (ii) release any substantial portion of the Collateral with the prior written consent of all Lenders.

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

     (e) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, and return to the Company any such Collateral held by the Collateral Agent including if necessary to effect any sale or release of the Transaction Liens the delivery of any security certificates or instruments held by the Collateral Agent and any related stock or note powers or other instruments of transfer.

     Section 24. ADDITIONAL SUBSIDIARY GUARANTORS AND LIEN GRANTORS. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a "Subsidiary Guarantor" and a "Lien Grantor" as defined herein.

     Section 25. ADDITIONAL SECURED OBLIGATIONS. The Company may from time to time designate its obligations under any Rate Protection Agreement as an additional Secured Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a Financial Officer of the Company that
(i) identifies such Rate Protection Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that the Company's obligations thereunder are designated as Secured Obligations for purposes hereof.

     Section 26. SECURITIZATION COLLATERAL. Notwithstanding anything contained herein to the contrary, the Collateral Agent hereby agrees as follows:

     (a)     (i)   Until the date on which amounts owed under the Securitization
Documents have been paid in full in cash in accordance with the terms thereof and the Securitization Documents have terminated in accordance with their terms, the Collateral Agent agrees that, upon exercising its rights with respect to the Securitization Collateral, it will not take any action adverse to the interests of the Purchasers or the Receivables Agent, including, without limitation, (A) causing the Receivables Seller or the Transferring Subsidiary to violate or breach any term or provision in any Securitization Document, (B) making any dividends or distributions on such Securitization Collateral, (C) amending or altering any of the Receivables Seller's or Transferring Subsidiary's organizational documents or (D) causing the Receivables Seller to incur any debt, other than in each case, as may be allowed in the Securitization Documents; PROVIDED that any prepayment or termination of the RPA in accordance with the terms of the Securitization Documents shall not be deemed adverse to the interests of the Purchasers or the Receivables Agent;

            (ii) In the event that the Collateral Agent receives any payments or funds relating to the Receivables Assets (other than proceeds of Receivables Assets which are permitted to be paid to the Company or Transferring Subsidiary in accordance with the terms of the Securitization Documents) prior to the date on which all amounts owed under the Securitization Documents have been paid in full in cash in accordance with the terms thereof and the Securitization Documents have terminated in accordance with their terms, the Collateral Agent shall hold such payments or funds in trust for the benefit of the Receivables Agent, and shall promptly transfer such payments or funds to the Receivables Agent;

           (iii) The provisions of this Section 26 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the amounts owed under the Securitization Documents is rescinded or must otherwise be returned by the Receivables Agent or the Purchasers upon the insolvency, bankruptcy or reorganization of the Receivables Seller, the Company, the Transferring Subsidiary or otherwise, all as though such payment had not been made; and

            (iv) Prior to the date on which all amounts owed under the Securitization Documents have been paid in full in cash in accordance with the terms thereof and the Securitization Documents have terminated in accordance with their terms, the Collateral Agent shall not object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Company or the Receivables Seller or their respective property) or object to or contest in any other manner (A) the interests of the Receivable Seller and its successors and assigns in any of the Receivable Assets transferred by the Company or its affiliates to the Receivables Seller pursuant to the Securitization Documents or (B) the interests of the Receivables Agent or the Purchasers in the Receivable Assets. The Collateral Agent shall not object to or contest in any manner the receipt of any payment by the Receivables Agent or the Purchasers with respect to the Receivables Assets for the satisfaction of the Purchaser Interests.

     (b) The Receivables Agent shall be a third-party beneficiary with respect to this Section 26.

     (c) So long as all amounts under the Securitization Documents have not been paid in full in cash in accordance with the terms thereof and the Securitization Documents have not terminated in accordance with their terms, this Section 26 shall not be amended, modified or supplemented without the prior written consent of the Receivables Agent, which consent shall be at the sole discretion of the Receivables Agent, and the provisions of this Section 26 shall be contained in any agreement that amends and restates this Agreement. The Collateral Agent agrees that it shall not enter into any additional agreement that would adversely affect the rights of the Receivables Agent as provided hereunder.

     Section 27. NOTICES. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

          (a) in the case of any Lien Grantor listed on the signature pages hereof:

                c/o Cummins Inc.
                500 Jackson Street
                Box 3005
                Columbus, Indiana
                Attention:  Vice President - Treasurer
                Facsimile:  812 377-3347

          (b) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Security Agreement Supplement;

          (c)   in the case of the Collateral Agent:

                JPMorgan Chase Bank
                270 Park Avenue
                New York, NY 10017
                Attention: Fran Giacalone
                Facsimile: 212 552-5650

          (d) in the case of any Secured Party or Agent, to the Collateral Agent to be forwarded to such Secured Party or Agent at its address or facsimile number specified in or pursuant to Section 12.01 of the Credit Agreement; or

          (e) in the case of any Secured Party Requesting Notice, such address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Collateral Agent.

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

     Section 28. NO IMPLIED WAIVERS; REMEDIES NOT EXCLUSIVE. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

     Section 29. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

     Section 30. AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under
Section 12.02 of the Credit Agreement. No such waiver, amendment or modification shall affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

     Section 31. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (a) Each Lien Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan

Document, or for recognition or enforcement of any judgment arising out of or relating to any Loan Document, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Collateral Agent or any other Secured Party or Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Lien Grantor or its properties in the courts of any jurisdiction.

     (b) Each Lien Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 27. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 32. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 33. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Lien Grantor or for any other reason, any payment under or in connection with any Loan Document is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of any Loan Document, such Lien Grantor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      CUMMINS INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                   SUBSIDIARY GUARANTORS:

                                      FLEETGUARD, INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                      ONAN CORPORATION


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                      UNIVERSAL SILENCER, INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                      CUMMINS ENGINE IP, INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer

                                      CUMMINS FILTRATION IP, INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                      CUMMINS POWERGEN IP, INC.


                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer


                                      CUMMINS INTELLECTUAL
                                         PROPERTY, INC.
                                      By:  /s/ Donald W. Trapp
                                          --------------------------------------
                                          Name:  Donald W. Trapp
                                          Title: Vice President - Treasurer

                                      JPMORGAN CHASE BANK, as Collateral
                                         Agent


                                      By:  /s/ Karen M. Sharf
                                          --------------------------------------
                                          Name:  Karen M. Sharf
                                          Title: Vice President

                                                                       EXHIBIT A
                                                           TO SECURITY AGREEMENT

                          SECURITY AGREEMENT SUPPLEMENT

     SECURITY AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF LIEN GRANTOR] (the "LIEN GRANTOR") and JPMorgan Chase Bank, as Collateral Agent.

     WHEREAS, Cummins Inc., the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent, are parties to a Guarantee and Security Agreement dated as of November 5, 2002 (as heretofore amended and/or supplemented, the "SECURITY AGREEMENT") under which Cummins Inc. secures certain of its obligations (the "SECURED OBLIGATIONS") and the Subsidiary Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;

     WHEREAS, [name of Lien Grantor] desires to become [is] a party to the Security Agreement as a Guarantor and Lien Grantor thereunder;(1) and

     WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SECURED GUARANTEE.(2) The Lien Grantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Lien Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Collateral Agent, the Lien Grantor becomes a "Subsidiary Guarantor" and "Lien Grantor" for all purposes of the Security Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Security Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.

----------
     (1) If the Lien Grantor is the Company, delete this recital and Section 1 hereof.

     (2) Delete this Section if the Lien Grantor is the Company or a Subsidiary Guarantor that is already a party to the Security Agreement.

     2. GRANT OF TRANSACTION LIENS. (a) In order to secure [its Secured Guarantee](3) [the Secured Obligations](4), the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"):

     [describe property being added to the Collateral](5)

          (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

          (c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

     3. DELIVERY OF COLLATERAL. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Instruments and either Section 9 or Section 14(a) (whichever is applicable) of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

     4. PARTY TO SECURITY AGREEMENT. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Subsidiary Guarantor and a Lien Grantor thereunder and be

----------
     (3)  Delete bracketed words if the Lien Grantor is the Company.

     (4)  Delete bracketed words if the Lien Grantor is a Guarantor.

     (5) If the Lien Grantor is not already a party to the Security Agreement, clauses (i) through (xi) of, and the proviso to, Section 3(a) of the Security Agreement may be appropriate.

bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.(6)

     5. ADDRESS OF LIEN GRANTOR. The address, facsimile number and e-mail address of the Lien Grantor for purposes of Section 27(b) of the Security Agreement are:

     [address, facsimile number and e-mail address of Lien Grantor]

     6. REPRESENTATIONS AND WARRANTIES.(7) (a) The Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

          (b) The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof.

          (c) The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien or a Permitted Lien) on any of its assets other than (i) the filing of UCC financing statements, (ii) Intellectual Property Filings or (iii) actions required under applicable foreign law with respect to Intellectual Property.

          (d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity.

          (e) Each of the representations and warranties set forth in Sections 4 through 14 of the Security Agreement is true as applied to the

----------
     (6) Delete Sections 4 and 5 if the Lien Grantor is already a party to the Security Agreement.

     (7)  Modify as needed if the Lien Grantor is not a corporation.

     Lien Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and references to the "Effective Date" shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

     7. [COMPLIANCE WITH FOREIGN LAW. The Lien Grantor represents that it has taken, and agrees that it will continue to take, all actions required under the laws (including the conflict of laws rules) of its jurisdiction of organization to ensure that the Transaction Liens on the New Collateral rank prior to all Liens and rights of others therein other than Permitted Liens.(8)]

     8. GOVERNING LAW. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      [NAME OF LIEN GRANTOR]

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      JPMORGAN CHASE BANK, as Collateral
                                         Agent

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:
----------
     (8) Include Section 7 if the Lien Grantor is organized under the laws of a jurisdiction outside the United States.

                                                                      SCHEDULE 1
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                               EQUITY INTERESTS IN
                         MATERIAL SUBSIDIARIES WHICH ARE
                            UNRESTRICTED SUBSIDIARIES
                              OWNED BY LIEN GRANTOR

                                  JURISDICTION
                                       OF              PERCENTAGE          NUMBER OF
          ISSUER                  ORGANIZATION            OWNED         SHARES OR UNITS
--------------------------     -------------------  ----------------  --------------------


                                                                      SCHEDULE 2
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                               INVESTMENT PROPERTY
                  (OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES)
                              OWNED BY LIEN GRANTOR

                              PART 1 -- SECURITIES

                                  JURISDICTION
                                       OF            AMOUNT      TYPE OF
          ISSUER                  ORGANIZATION        OWNED     SECURITY
--------------------------     ------------------  ----------  ----------


                          PART 2 -- SECURITIES ACCOUNTS

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:(1)

           SECURITIES INTERMEDIARY                   ACCOUNT NUMBER
-------------------------------------------   ----------------------------


----------
     (1) If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

                          PART 3 -- COMMODITY ACCOUNTS

The Lien Grantor is the Commodity Customer with respect to the following Commodity Accounts:

          COMMODITY INTERMEDIARY                     ACCOUNT NUMBER
-------------------------------------------   ----------------------------


                                                                      SCHEDULE 2
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                              INTELLECTUAL PROPERTY

                                                                       EXHIBIT B
                                                           TO SECURITY AGREEMENT

                          COPYRIGHT SECURITY AGREEMENT

                 (COPYRIGHTS, COPYRIGHT REGISTRATIONS, COPYRIGHT
                      APPLICATIONS AND COPYRIGHT LICENSES)

     WHEREAS, [name of Lien Grantor], a _____________ corporation(1) (herein referred to as the "LIEN GRANTOR") owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

     WHEREAS, Cummins Inc. (the "COMPANY"), certain other Borrowers party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, are parties to a Credit Agreement dated as of November 5, 2002 (as amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of November 5, 2002 (as amended and/or supplemented from time to time, the "SECURITY AGREEMENT") among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "GRANTEE"), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Lien Grantor has [secured certain of its obligations (the "SECURED OBLIGATIONS")](2) [guaranteed certain obligations of the Borrowers and secured such guarantee (the "LIEN GRANTOR'S SECURED GUARANTEE")](3) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being

----------
     (1)  Modify as needed if the Lien Grantor is not a corporation.

     (2) Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

     (3)  Delete these bracketed words if the Lien Grantor is the Company.

herein collectively referred to as the "COPYRIGHT COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

             (i) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

            (ii) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

           (iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1), and all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1);

     PROVIDED that the following property is excluded from the foregoing security interest: any general intangibles or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any government authority if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. The Lien Grantor shall, if requested to do so by the Grantee, use all commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Grantee reasonably determines to be material.

          The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

     Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ___ day of __________, ____.

                                      [NAME OF LIEN GRANTOR]


                                      By:

                                          --------------------------------------
                                          Name:
                                          Title:


Acknowledged:

JPMORGAN CHASE BANK,
as Collateral Agent


By:
     -------------------------------------
     Name:
     Title:

STATE OF ____________       )
                               ) ss.:
COUNTY OF ___________       )

     I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "COMPANY"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

     GIVEN under my hand and Notarial Seal this ___ day of _______________,
----.


[Seal]


---------------------------------
Signature of notary public
My Commission expires __________

                                                                      SCHEDULE 1
                                                                    TO COPYRIGHT
                                                              SECURITY AGREEMENT

                             [NAME OF LIEN GRANTOR]

                             COPYRIGHT REGISTRATIONS

                                                                   EXPIRATION
  REGISTRATION NO.        REGISTRATION DATE          TITLE            DATE
--------------------    ---------------------   ---------------  --------------


                             COPYRIGHT APPLICATIONS

   CASE NO.       SERIAL NO.         COUNTRY         DATE        FILING TITLE
-------------   --------------     -----------    ----------   ----------------


                               COPYRIGHT LICENSES

    NAME OF                 PARTIES                 DATE OF           SUBJECT
   AGREEMENT            LICENSOR/LICENSEE          AGREEMENT          MATTER
--------------      ------------------------    ---------------    -------------


                                                                       EXHIBIT C
                                                           TO SECURITY AGREEMENT

                            PATENT SECURITY AGREEMENT

               (PATENTS, PATENT APPLICATIONS AND PATENT LICENSES)

     WHEREAS, [name of Lien Grantor], a _____________ corporation(1) (herein referred to as the "LIEN GRANTOR") owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

     WHEREAS, Cummins Inc. (the "COMPANY"), certain other Borrowers party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, are parties to a Credit Agreement dated as of November 5, 2002 (as amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of November 5, 2002 (as amended and/or supplemented from time to time, the "SECURITY AGREEMENT") among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "GRANTEE"), and (ii) certain other Security Documents (including this Patent Security Agreement), the Lien Grantor has [secured certain of its obligations (the "SECURED OBLIGATIONS")](2) [guaranteed certain obligations of the Borrowers and secured such guarantee (the "LIEN GRANTOR'S SECURED GUARANTEE")](3) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being

----------
     (1)  Modify as needed if the Lien Grantor is not a corporation.

     (2) Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

     (3)  Delete these bracketed words if the Lien Grantor is the Company.

herein collectively referred to as the "PATENT COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

             (i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in
     Schedule 1 hereto;

            (ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

           (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

     PROVIDED that the following property is excluded from the foregoing security interest: any general intangibles or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any government authority if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. The Lien Grantor shall, if requested to do so by the Grantee, use all commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Grantee reasonably determines to be material.

          The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

     Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of ____________, ____.

                                      [NAME OF LIEN GRANTOR]


                                      By:

                                          --------------------------------------
                                          Name:
                                          Title:


Acknowledged:

JPMORGAN CHASE BANK,
     as Collateral Agent


By:
     -------------------------------------
     Name:
     Title:

STATE OF ____________         )
                                 ) ss.:
COUNTY OF ___________         )

     I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "COMPANY"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

     GIVEN under my hand and Notarial Seal this ___ day of _______________,
----.


[Seal]


----------------------------------
Signature of notary public
My Commission expires __________

                                                                      SCHEDULE 1
                                                                       TO PATENT
                                                              SECURITY AGREEMENT

                             [NAME OF LIEN GRANTOR]

                           PATENTS AND DESIGN PATENTS

   PATENT NO.       ISSUED         EXPIRATION         COUNTRY         TITLE
----------------  ----------    ---------------   --------------   -----------


                               PATENT APPLICATIONS

   CASE NO.       SERIAL NO.        COUNTRY         DATE        FILING TITLE
--------------  --------------    -----------    ----------  ------------------


                                 PATENT LICENSES

   NAME OF                PARTIES                 DATE OF          SUBJECT
  AGREEMENT          LICENSOR/LICENSEE           AGREEMENT          MATTER
-------------    -------------------------   ----------------  ---------------


                                                                       EXHIBIT D
                                                           TO SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

                 (TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK
                      APPLICATIONS AND TRADEMARK LICENSES)

     WHEREAS, [name of Lien Grantor], a _____________ corporation(1) (herein referred to as the "LIEN GRANTOR") owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

     WHEREAS, Cummins Inc. (the "COMPANY"), certain other Borrowers party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, are parties to a Credit Agreement dated as of November 5, 2002 (as amended from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of November 5, 2002 (as amended and/or supplemented from time to time, the "SECURITY AGREEMENT") among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "GRANTEE"), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Lien Grantor has [secured certain of its obligations (the "SECURED OBLIGATIONS")](2) [guaranteed certain obligations of the Borrowers and secured such guarantee (the "LIEN GRANTOR'S SECURED GUARANTEE")](3) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being

----------
     (1)  Modify as needed if the Lien Grantor is not a corporation.

     (2) Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.

     (3)  Delete these bracketed words if the Lien Grantor is the Company.

herein collectively referred to as the "TRADEMARK COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

             (i) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

            (ii) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

           (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

     PROVIDED that the following property is excluded from the foregoing security interest: any general intangibles or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any government authority if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. The Lien Grantor shall, if requested to do so by the Grantee, use all commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Grantee reasonably determines to be material.

          The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

     Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

     The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of __________, ____.

                                      [NAME OF LIEN GRANTOR]


                                      By:

                                          --------------------------------------
                                          Name:
                                          Title:


Acknowledged:

JPMORGAN CHASE BANK,
     as Collateral Agent


By:

     -------------------------------------
     Name:
     Title:

STATE OF ____________            )
                                 ) ss.:
COUNTY OF ___________            )

     I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "COMPANY"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

     GIVEN under my hand and Notarial Seal this ___ day of _______________,
----.

[Seal]


----------------------------------
Signature of notary public
My Commission expires __________

                                                                      SCHEDULE 1
                                                                    TO TRADEMARK
                                                              SECURITY AGREEMENT

                             [NAME OF LIEN GRANTOR]

                          U.S. TRADEMARK REGISTRATIONS

   TRADEMARK                               REG. NO.             REG. DATE
--------------                          --------------      -----------------


                           U.S. TRADEMARK APPLICATIONS

   TRADEMARK                               REG. NO.             REG. DATE
--------------                          --------------      -----------------


                               TRADEMARK LICENSES

    NAME OF                PARTIES                DATE OF            SUBJECT
   AGREEMENT          LICENSOR/LICENSEE          AGREEMENT            MATTER
---------------    -----------------------   ----------------     -------------


                                                                       EXHIBIT E
                                                           TO SECURITY AGREEMENT

                            PERFECTION CERTIFICATE(1)

     The undersigned is a duly authorized officer of [NAME OF LIEN GRANTOR] (the "LIEN GRANTOR"). With reference to the Guarantee and Security Agreement dated as of November 5, 2002 among Cummins Inc., the Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:

     A.   Information Required for Filings and Searches for Prior Filings.

             1. JURISDICTION OF ORGANIZATION. The Lien Grantor is a corporation(2) organized under the laws of ___________.

             2. NAME. The exact [corporate] name of the Lien Grantor as it appears in its [certificate of incorporation] is as follows:

             3. PRIOR NAMES. (a) Set forth below is each other [corporate] name that the Lien Grantor has had since its organization, together with the date of the relevant change:

             (b) Except as set forth in Schedule __ hereto, the Lien Grantor has not changed its corporate structure(3) in any way within the past five years.

             4. FILING OFFICE. In order to perfect the Transaction Liens granted by the Lien Grantor, to the extent such Transaction Liens can be perfected by filing under the UCC, a duly signed financing statement on Form UCC-1, with the collateral described as set forth on Schedule __ hereto, should be on file in the office of ____________ in _________.

----------
     (1) This certificate may require substantial modifications, e.g., if the Lien Grantor is newly formed or if filings and file searches are to occur after the closing.

     (2)  Modify as needed if the Lien Grantor is not a corporation.

     (3) Changes in corporate structure would include mergers and consolidations, as well as any change in the Lien Grantor's form of organization. If any such change has occurred, include in Schedule __ the information required by Part A of this certificate as to each constitutent party to a merger or consolidation and any other predecessor organization.

     B. Additional Information Required for Searches for Prior Filings Under Old Article 9.

          1. CURRENT LOCATIONS. (a) The chief executive office of the Lien Grantor is located at the following address:

MAILING ADDRESS                     COUNTY                    STATE
--------------------------------    ----------------------    ------------------


The Lien Grantor [does] [does not] have a place of business in another county of the State listed above.

          (b) The following are all places of business of the Lien Grantor not identified above:

MAILING ADDRESS                     COUNTY                    STATE
--------------------------------    ----------------------    ------------------


          (c) The following are all locations not identified above where the Lien Grantor maintains any Inventory:

MAILING ADDRESS                     COUNTY                    STATE
--------------------------------    ----------------------    ------------------


          (d) The following are the names and addresses of all Persons (other than the Lien Grantor) that have possession of any of the Lien Grantor's Inventory:

MAILING ADDRESS                     COUNTY                    STATE
--------------------------------    ----------------------    ------------------


          2. PRIOR LOCATIONS. (a) Set forth below is the information required by paragraphs (a) and (b) of Part B-1 above with respect to each other location or place of business maintained by the Lien Grantor at any time during the past five years:

          (b) Set forth below is the information required by paragraphs (c) and (d) of Part B-1 above with respect to each other location or bailee where or with whom any of the Lien Grantor's Inventory has been lodged at any time during the past four months:

     IN WITNESS WHEREOF, I have hereunto set my hand this __ day of __________,
----.


                                          --------------------------------------
                                          Name:
                                          Title:

                                                                     SCHEDULE __
                                                       TO PERFECTION CERTIFICATE

                             COLLATERAL DESCRIPTION

     The collateral shall include each of the following, whether now owned or existing or hereafter acquired or arising and regardless of where located: all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all Equipment, all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property), all Instruments (including all Intercompany Notes), all Inventory, all Investment Property, all Letter-of-Credit Rights; all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral, such Original Lien Grantor's ownership interest in its Collateral Accounts, all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, all cash held in its Collateral Accounts from time to time and all other money in the possession of the Collateral Agent; and all Proceeds of the Collateral described in the foregoing.

     The following property is excluded from the foregoing security interests:
(A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Foreign Subsidiary, (C) any shares of stock in or indebtedness of any Restricted Subsidiary (as such terms are used in the Indenture, to the extent that the Indenture or any New Indenture containing a restriction on "Secured Debt" on the same terms as the Indenture is effective),
(D) any Principal Property (as defined in the Indenture, to the extent that the Indenture or any New Indenture containing a restriction on "Secured Debt" on the same terms as the Indenture is effective), (E) any Fixture and (F) any general intangibles or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any government authority if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until all required consents shall have been obtained. Each Original Lien Grantor shall, if requested to do so by the Collateral Agent, use all commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material.

     TERMS DEFINED IN UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term                                                         UCC
----                                                         ---
Account                                                      9-102
Authenticate                                                 9-102
Certificated Security                                        8-102
Chattel Paper                                                9-102
Commercial Tort Claim                                        9-102
Commodity Account                                            9-102
Commodity Contract                                           9-102
Commodity Customer                                           9-102
Commodity Intermediary                                       9-102
Deposit Account                                              9-102
Document                                                     9-102
Entitlement Holder                                           8-102
Entitlement Order                                            8-102
Equipment                                                    9-102
Financial Asset                                              8-102 & 103
Fixture                                                      9-102
General Intangibles                                          9-102
Instrument                                                   9-102
Inventory                                                    9-102
Investment Property                                          9-102
Letter-of-Credit Right                                       9-102
Payment Intangible                                           9-102
Record                                                       9-102
Securities Account                                           8-501
Securities Intermediary                                      8-102
Security                                                     8-102 & 103
Security Entitlement                                         8-102
Supporting Obligations                                       9-102
Uncertificated Security                                      8-102

     ADDITIONAL DEFINITIONS. The following terms, as used herein, have the following respective meanings:

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 12 to the Guarantee and Security Agreement.

     "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific

Lien Grantor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted.

     "COLLATERAL ACCOUNTS" means the Cash Collateral Accounts, the Controlled Deposit Accounts, the Controlled Securities Accounts and the Investment Property Collateral Accounts.

     "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as collateral agent under the Loan Documents.

     "COMPANY" means Cummins Inc., an Indiana corporation.

     "CONTROLLED DEPOSIT ACCOUNT" means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank's "customer" (as defined in UCC Section 4-104).

     "CONTROLLED SECURITIES ACCOUNT" means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

     "CREDIT AGREEMENT" means the Credit Agreement dated as of November 5, 2002 among the Company, Cummins Engine Co. Ltd., Cummins Power Generation Ltd., Newage International Limited, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, Collateral Agent, LC Issuing Bank and Swingline Lender.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" means, with respect to any Deposit Account of any Lien Grantor, an agreement among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto and other similar exceptions reasonably acceptable to the Collateral Agent).

     "DEPOSITARY BANK" means a bank at which a Controlled Deposit Account is maintained.

     "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof,
(v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the Code.

     "GUARANTEE AND SECURITY AGREEMENT" means the Guarantee and Security Agreement dated as of November 5, 2002 among the Company, the Subsidiary Guarantors, and the Collateral Agent

     "INDENTURE" means the indenture dated as of March 1, 1986 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association)), as trustee, as amended and supplemented prior to the Effective Date.

     "INTERCOMPANY NOTE" means a promissory note evidencing loans or advances made by the Company or any Subsidiary Guarantor to any Material Subsidiary that is an Unrestricted Subsidiary.

     "INVESTMENT PROPERTY COLLATERAL ACCOUNT" has the meaning specified in
Section 10 to the Guarantee and Security Agreement.

     "LIEN GRANTORS" means the Company and the Subsidiary Guarantors.

     "LOAN DOCUMENTS" means the Credit Agreement and the Security Documents.

     "MATERIAL SUBSIDIARY" means each Subsidiary listed on Schedule 3.07 to the Credit Agreement and identified on such Schedule as a Material Subsidiary, and any other (a) Unrestricted Subsidiary with total assets of more than $25,000,000 or (b) Restricted Subsidiary with total assets of more than $100,000,000, in each case calculated as of the last day of the most recent fiscal quarter of the Company for which financial statements were delivered under Section 5.04. to the Credit Agreement.

     "ORIGINAL LIEN GRANTOR" means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

     "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

     "SECURED OBLIGATIONS" means (i) all principal of all Loans and obligations to reimburse LC Disbursements outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and reimbursement obligations and all other amounts now or hereafter payable by the Borrowers pursuant to the Loan Documents and (ii) all obligations (if any) designated by the Company as additional Secured Obligations pursuant to Section 25 to the Guarantee and Security Agreement.

     "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

     "SECURITY DOCUMENTS" means this Agreement, the Security Agreement Supplements, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to the Loan Documents.

     "SUBSIDIARY GUARANTOR" means each Subsidiary listed on the signature pages to the Guarantee and Security Agreement under the caption "Subsidiary Guarantors" and each Subsidiary that shall, at any time after the date hereof, become a "Subsidiary Guarantor" pursuant to Section 24 to the Guarantee and Security Agreement.

     "TRANSACTION LIENS" means the Liens granted by the Lien Grantors under the Security Documents.

     "UNRESTRICTED SUBSIDIARY" has the meaning set forth in the Indenture.

                                                                       EXHIBIT F
                                                           TO SECURITY AGREEMENT

                            ISSUER CONTROL AGREEMENT

     ISSUER CONTROL AGREEMENT dated as of ______, _____ among _____________ (the "LIEN GRANTOR"), JPMorgan Chase Bank, as Collateral Agent (the "SECURED PARTY"), and _________ (the "ISSUER"). All references herein to the "UCC" refer to the Uniform Commercial Code as in effect from time to time in [Issuer's jurisdiction of incorporation].

                              W I T N E S S E T H :

     WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the "SECURITIES");

     WHEREAS, pursuant to a Guarantee and Security Agreement dated as of November 5, 2002 (as such agreement may be amended and/or supplemented from time to time, the "SECURITY AGREEMENT"), the Lien Grantor has granted to the Secured Party a continuing security interest (the "TRANSACTION LIEN") in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. NATURE OF SECURITIES. The Issuer confirms that (i) the Securities are "uncertificated securities" (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

     Section 2. INSTRUCTIONS. The Issuer agrees to comply with any "instruction" (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Issuer.

     Section 3. WAIVER OF LIEN; WAIVER OF SET-OFF. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer's obligations in respect of the

Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

     Section 4. CHOICE OF LAW. This Agreement shall be governed by the laws of [Issuer's jurisdiction of incorporation].(1)

     Section 5. CONFLICT WITH OTHER AGREEMENTS. There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the "EXISTING OTHER AGREEMENTS")]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

     Section 6. AMENDMENTS. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

     Section 7. NOTICE OF ADVERSE CLAIMS. Except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

     Section 8. MAINTENANCE OF SECURITIES. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

             (i) LIEN GRANTOR INSTRUCTIONS; NOTICE OF EXCLUSIVE CONTROL. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a "NOTICE OF EXCLUSIVE CONTROL"), the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

----------
     (1) If the Issuer's jurisdiction of incorporation is not a State in the United States that has adopted the revisions to Articles 8 and 9 of the UCC promulgated in 1994, this form of Issuer Control Agreement will not be appropriate. It may be necessary to transfer the relevant securities in the Collateral Agent's name to obtain comparable results under the laws of such jurisdiction.

            (ii) NON-CASH DIVIDENDS AND DISTRIBUTIONS. After the Issuer receives a Notice of Exclusive Control, the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

           (iii) VOTING RIGHTS. Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

            (iv) STATEMENTS AND CONFIRMATIONS. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

             (v) TAX REPORTING. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

     Section 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer makes the following representations, warranties and covenants:

             (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

            (ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

     Section 10. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 11. NOTICES. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

     Lien Grantor:

     Secured Party:

     Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

     Section 12. TERMINATION. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien,
(ii) are powers coupled with an interest and (iii) will not, except as required by law, be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Security Agreement.

     Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                                      [NAME OF LIEN GRANTOR]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      JPMORGAN CHASE BANK, as
                                      Collateral Agent

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      [NAME OF ISSUER]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                          [Letterhead of Secured Party]

                                     [Date]

[Name and Address of Issuer]

Attention: ________________________

          Re: NOTICE OF EXCLUSIVE CONTROL

Ladies and Gentlemen:

     As referenced in the Issuer Control Agreement dated as of ______, ____ among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Lien Grantor] (the "SECURITIES"). You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

     You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

                                 Very truly yours,

                                      JPMORGAN CHASE BANK,
                                      as Collateral Agent


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

cc: [name of Lien Grantor]

                                                                       EXHIBIT G
                                                           TO SECURITY AGREEMENT

                      SECURITIES ACCOUNT CONTROL AGREEMENT

     SECURITIES ACCOUNT CONTROL AGREEMENT dated as of ______, ____ among _____________ (the "LIEN GRANTOR"), JPMorgan Chase Bank, as Collateral Agent (the "SECURED PARTY"), and _________ (the "SECURITIES INTERMEDIARY"). All references herein to the "UCC" refer to the Uniform Commercial Code as in effect from time to time in [the State of New York].(1) Terms defined in the UCC have the same meanings when used herein.

                              W I T N E S S E T H :

     WHEREAS, the Lien Grantor is the entitlement holder with respect to the Account (as defined below);

     WHEREAS, pursuant to a Guarantee and Security Agreement dated as of November 5, 2002 (as such agreement may be amended and/or supplemented from time to time, the "SECURITY AGREEMENT"), the Lien Grantor has granted to the Secured Party a continuing security interest (the "TRANSACTION LIEN") in all right, title and interest of the Lien Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and

     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. ESTABLISHMENT OF ACCOUNT. The Securities Intermediary confirms that:

             (i) the Securities Intermediary has established account number [identify account number] in the name of "[name of Lien Grantor]" (such account and any successor account, the "ACCOUNT"),

            (ii) the Account is a "securities account" as defined in Section 8-501 of the UCC,

----------
     (1)  See Section 5 below and the footnote thereto.

           (iii) the Securities Intermediary is acting as a "securities intermediary" (as defined in Section 8-102 of the UCC) in respect of the Account,

            (iv) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Lien Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account,

             (v) all property delivered to the Securities Intermediary by or on behalf of the Lien Grantor will be promptly credited to the Account, and

            (vi) all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor or specially indorsed to the Lien Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

     Section 2. "FINANCIAL ASSETS" ELECTION. The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a "financial asset" within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

     Section 3. ENTITLEMENT ORDERS. The Securities Intermediary agrees to comply with any "entitlement order" (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Securities Intermediary.

     Section 4. WAIVER OF LIEN; WAIVER OF SET-OFF. The Securities Intermediary waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds).

     Section 5. CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the laws of [the State of New York]. [The State of New York] shall be deemed to be the Securities Intermediary's jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).

     Section 6. CONFLICT WITH OTHER AGREEMENTS. There is no agreement (except this Agreement) between the Securities Intermediary and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] (the "EXISTING OTHER AGREEMENTS")]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail. [If any Existing Other Agreement does not specify that it is governed by the laws of [the jurisdiction specified in Section 5], such Existing Other Agreement is hereby amended to specify that it is governed by the laws of [the jurisdiction specified in
Section 5].

     Section 7. AMENDMENTS. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

     Section 8. NOTICE OF ADVERSE CLAIMS. Except for the claims and interests of the Secured Party and the Lien Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Lien Grantor thereof.

     Section 9. MAINTENANCE OF ACCOUNT. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Account as follows:

             (i) LIEN GRANTOR ENTITLEMENT ORDERS; NOTICE OF EXCLUSIVE CONTROL. So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary may, subject to paragraph (iii) below, comply with entitlement orders of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all financial assets credited thereto. After the

     Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account (a "NOTICE OF EXCLUSIVE CONTROL"), the Securities Intermediary will cease complying with entitlement orders of the Lien Grantor or any of its agents.

            (ii) VOTING RIGHTS. Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.

           (iii) PERMITTED INVESTMENTS. Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account; PROVIDED that the Securities Intermediary shall not honor any instruction or entitlement order to purchase any investment except investments of a type described in Exhibit B hereto.(3)

            (iv) STATEMENTS AND CONFIRMATIONS. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 12 hereof.

             (v) TAX REPORTING. All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

     Section 10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY. The Securities Intermediary makes the following representations, warranties and covenants:

             (i) The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated. The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.

----------
     (3) This Schedule should list the types of investments that are Permitted Investments.

            (ii) No financial asset credited to the Account is or will be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor, or specially indorsed to the Lien Grantor, unless such financial asset has been further indorsed by the Lien Grantor to the Securities Intermediary or in blank.

           (iii) This Agreement is a valid and binding agreement of the Securities Intermediary enforceable in accordance with its terms.

            (iv) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.

     Section 11. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 12. NOTICES. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

     Lien Grantor:

     Secured Party:

     Securities Intermediary:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

     Section 13. TERMINATION. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien,
(ii)
are powers coupled with an interest and (iii) will not, except as required by law, be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

                                      [NAME OF LIEN GRANTOR]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      JPMORGAN CHASE BANK,
                                          as Collateral Agent


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      [NAME OF SECURITIES INTERMEDIARY]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                          [Letterhead of Secured Party]

                                     [Date]

[Name and Address of Securities Intermediary]

Attention: ________________________

          Re: Notice of Exclusive Control

Ladies and Gentlemen:

     As referenced in the Securities Account Control Agreement dated as of ______, ____ among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number __________ (the "ACCOUNT"), all financial assets from time to time credited thereto and all security entitlements in respect thereof. You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

     You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

                                 Very truly yours,

                                      JPMORGAN CHASE BANK,
                                      as Collateral Agent


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

cc: [name of Lien Grantor]